Exhibit 10.2

REVOLVING LOAN CUSIP NUMBER: 21664UAB2

TERM LOAN CUSIP NUMBER: 21664UAC0

CREDIT AGREEMENT

dated as of

January 12, 2011

Among

THE COOPER COMPANIES, INC.,

COOPERVISION INTERNATIONAL HOLDING COMPANY, LP

as Borrowers,

THE LENDERS NAMED HEREIN,

as Lenders,

KEYBANK NATIONAL ASSOCIATION,

J.P. MORGAN SECURITIES LLC,

CITICORP NORTH AMERICA, INC.,

BANK OF AMERICA, N.A.,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co- Lead Arrangers,

KEYBANK NATIONAL ASSOCIATION,

J.P. MORGAN SECURITIES LLC,

CITICORP NORTH AMERICA, INC.,

as Co-Bookrunners,

J.P. MORGAN SECURITIES LLC,

CITICORP NORTH AMERICA, INC.,

as Co-Syndication Agents,

BANK OF AMERICA, N.A.,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents,

and

KEYBANK NATIONAL ASSOCIATION,

as the Administrative Agent,

the Swing Line Lender and LC Issuer,

$750,000,000 Revolving Facility

$250,000,000 Term Facility

i

EXHIBITS
Exhibit A-1	Revolving Facility Note
Exhibit A-2	Swing Line Note
Exhibit A-3	Term Note
Exhibit B-1	Notice of Borrowing
Exhibit B-2	Notice of Continuation or Conversion
Exhibit B-3	LC Request
Exhibit C	Subsidiary Guaranty of Payment
Exhibit D	Compliance Certificate
Exhibit E	Closing Certificate
Exhibit F	Solvency Certificate
Exhibit G	Form of Assignment Agreement
SCHEDULES
Schedule 1	Lenders and Commitments
Schedule 2	Subsidiary Guarantors as of the Closing Date
Schedule 3	Existing Letters of Credit
Schedule 5.01	Corporate Information
Schedule 5.05	Litigation
Schedule 7.03	Liens Existing as of the Closing Date
Schedule 7.04	Indebtedness
Schedule 7.05	Investments

EXECUTION VERSION

THIS CREDIT AGREEMENT is entered into as of January 12, 2011, among THE COOPER COMPANIES, INC., a Delaware corporation (the “Company”), COOPERVISION INTERNATIONAL HOLDING COMPANY, LP, an entity organized under the laws of England and registered in Barbados as an External Company under the laws of Barbados (the “Foreign Borrower” and together with the Company, individually each a “Borrower” and collectively, the “Borrowers”); the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”); KEYBANK NATIONAL ASSOCIATION (“KeyBank”), J.P. MORGAN SECURITIES LLC (“JPMS”), CITICORP NORTH AMERICA, INC. (“Citi”), BANK OF AMERICA, N.A. (“BofA”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, (“WFNA”, and together with KeyBank, JPMS, Citi and BofA, collectively, in such capacity, the “Co-Lead Arrangers” and, individually, each a “Co-Lead Arranger”), each as a lead arranger; KeyBank, JPMS and Citi, each as a co-bookrunner (in such capacity, a “Co-Bookrunner”); JPMS and Citi, each as a co-syndication agent (in such capacity, a “Syndication Agent”); BofA and WFNA, each as a co-documentation agent (in such capacity, a “Co-Documentation Agent”); DNB NOR BANK ASA (“DnB NOR”), HSBC BANK USA (“HSBC”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), MIZUHO CORPORATE BANK, LTD. (“Mizuho”) and UNION BANK, N.A. (“Union Bank”, and together with DnB NOR, HSBC, PNC and Mizuho, collectively, in such capacity, the “Senior Managing Agents” and, individually, each a “Senior Managing Agent”); and KeyBank, as administrative agent (in such capacity, the “Administrative Agent”), the Swing Line Lender (as hereinafter defined) and an LC Issuer (as hereafter defined).

RECITALS:

(1) The Borrowers have requested that the Lenders, the Swing Line Lender and each LC Issuer extend credit to the Borrowers to (i) refinance certain indebtedness of the Company and its Subsidiaries, and (ii) provide working capital and funds for general corporate purposes of the Borrowers and their Subsidiaries and for other lawful purposes.

(2) Subject to and upon the terms and conditions set forth herein, the Lenders, the Swing Line Lender and each LC Issuer are willing to extend credit and make available to the Borrowers the credit facility provided for herein for the foregoing purposes.

AGREEMENT:

In consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND TERMS

Section 1.01 Certain Defined Terms. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of any Person, or any business line or unit or division of any Person, or (ii) the acquisition or ownership of in excess of

50% of the Equity Interest of any Person, in each case whether by purchase, merger, consolidation, amalgamation or any other combination with such Person.

“Adjusted Eurodollar Rate” means with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the offered rate appearing on the applicable electronic page of Reuters (or on the appropriate page of any successor to or substitute for such service, or, if such rate is not available, on the appropriate page of any generally recognized financial information service, as selected by the Administrative Agent from time to time) that displays an average British Bankers Association Interest Settlement Rate (such page currently being LIBOR1 page) at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period, for deposits in Dollars with a maturity comparable to such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that in the event that the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the average of the rates per annum at which deposits in Dollars in an amount equal to the amount of such Eurodollar Loan are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period.

“Adjusted Foreign Currency Rate” means with respect to each Interest Period for any Foreign Currency Loan, (i) the rate per annum equal to the offered rate appearing on the applicable electronic page of Reuters (or on the appropriate page of any successor to or substitute for such service, or, if such rate is not available, on the appropriate page of any generally recognized financial information service, as selected by the Administrative Agent from time to time) that displays an average British Bankers Association Interest Settlement Rate (such page currently being LIBOR1 page) at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period for deposits in the applicable Designated Foreign Currency with a maturity comparable to such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that in the event that the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the average of the rates per annum at which deposits in an amount equal to the amount of such Foreign Currency Loan in the applicable Designated Foreign Currency are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period.

“Administrative Agent” has the meaning provided in the first paragraph of this Agreement and includes any successor to the Administrative Agent appointed pursuant to Section 9.11.

“Administrative Agent Fee Letter” means the Administrative Agent Fee Letter dated as of November 16, 2010, between the Company and the Administrative Agent.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person, or, in the case of any Lender that is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (ii) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Company or any of its Subsidiaries.

“Agent” means a Co-Bookrunner, a Co-Documentation Agent, a Co-Lead Arranger or a Co-Syndication Agent, in each case, in their capacity as such.

“Aggregate Credit Facility Exposure” means, at any time, the sum of (i) the Aggregate Revolving Facility Exposure at such time, (ii) the principal amount of Swing Loans outstanding at such time, and (iii) the aggregate principal amount of the Term Loans outstanding at such time.

“Aggregate Revolving Facility Exposure” means, at any time, the sum of (i) the Dollar Equivalent of the principal amounts of all Revolving Loans made by all Revolving Lenders and outstanding at such time, and (ii) the Dollar Equivalent of the aggregate amount of the LC Outstandings at such time.

“Agreement” means this Credit Agreement, including any exhibits or schedules hereto, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified.

“Anti-Terrorism Law” means the USA Patriot Act or any other law pertaining to the prevention of future acts of terrorism, in each case as such law may be amended from time to time.

“Applicable Commitment Fee Rate” means:

(i) On the Closing Date and thereafter until changed in accordance with the provisions set forth in this definition, the Applicable Commitment Fee Rate shall be 30 basis points;

(ii) Commencing with the fiscal quarter of the Company ending January 31, 2011 and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Commitment Fee Rate in accordance with the following matrix, based on the Total Leverage Ratio:

Total Leverage Ratio	Applicable Commitment Fee Rate
Less than 1.50 to 1.00	15.00 bps
Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	20.00 bps
Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	25.00 bps
Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	30.00 bps
Greater than or equal to 3.00 to 1.00, but less than 3.50 to 1.00	30.00 bps

Total Leverage Ratio	Applicable Commitment Fee Rate
Greater than or equal to 3.50 to 1.00	50.00 bps

(iii) Changes in the Applicable Commitment Fee Rate based upon changes in the Total Leverage Ratio shall become effective on the Business Day following the receipt by the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b), as the case may be, of the financial statements of the Company for the Testing Period most recently ended, accompanied by a Compliance Certificate required pursuant to Section 6.01(c), demonstrating the computation of the Total Leverage Ratio. Notwithstanding the foregoing, during any period when the Company has failed to timely deliver its consolidated financial statements referred to in Section 6.01(a) or Section 6.01(b), accompanied by a Compliance Certificate required pursuant to Section 6.01(c) (and only until the delivery thereof), the Applicable Commitment Fee Rate shall be the highest number of basis points indicated therefor in the above matrix, regardless of the Total Leverage Ratio at such time. The above matrix does not modify or waive, in any respect, the rights of the Administrative Agent and the Lenders to charge any default rate of interest or any of the other rights and remedies of the Administrative Agent and the Lenders hereunder.

Notwithstanding the foregoing or anything else in this Agreement to the contrary, to the extent that any of the information contained in the financial statements required to be delivered hereunder shall be incorrect in any manner and as a result thereof (or for any other reason), the Total Leverage Ratio was determined incorrectly for any period, then the Administrative Agent shall recalculate the Total Leverage Ratio based upon the correct information and shall recalculate the Applicable Commitment Fee Rate for the relevant periods and the applicable Borrower shall be required to pay on demand by the Administrative Agent any amounts such Borrower should have paid had the Applicable Commitment Fee Rate been calculated correctly for such periods (or, to the extent that any Borrowers has paid any amounts in excess of the amounts the Borrowers should have paid, then the Lenders shall credit such over-payment to the Indebtedness owing by the applicable Borrower to each such Lender).

“Applicable Lending Office” means, with respect to each Lender, the office designated by such Lender to the Administrative Agent as such Lender’s lending office for purposes of this Agreement. A lender may have a different Applicable Lending Office for Base Rate Loans, Eurodollar Loans and Foreign Currency Loans.

“Applicable Margin” means:

(i) On the Closing Date and thereafter, until changed in accordance with the following provisions, the Applicable Margin shall be (A) 100 basis points for Base Rate Loans, and (B) 200 basis points for Fixed Rate Loans;

(ii) Commencing with the fiscal quarter of the Company ending January 31, 2011 and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Margin in accordance with the following matrix, based on the Total Leverage Ratio:

Total Leverage Ratio	Loans that are Base Rate Loans	Loans that are Fixed Rate Loans
Less than 1.50 to 1.00	25.00 bps	125.00 bps
Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	50.00 bps	150.00 bps

Total Leverage Ratio	Loans that are Base Rate Loans	Loans that are Fixed Rate Loans
Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	75.00 bps	175.00 bps

Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	100.00 bps	200.00 bps

Greater than or equal to 3.00 to 1.00, but less than 3.50 to 1.00	125.00 bps	225.00 bps

Greater than or equal to 3.50 to 1.00	150.00 bps	250.00 bps

(iii) Changes in the Applicable Margin based upon changes in the Total Leverage Ratio shall become effective on the Business Day following the receipt by the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b) of the financial statements of the Company for the Testing Period most recently ended, accompanied by a Compliance Certificate in accordance with Section 6.01(c), demonstrating the computation of the Total Leverage Ratio. Notwithstanding the foregoing provisions, during any period when the Company has failed to timely deliver its consolidated financial statements referred to in Section 6.01(a) or Section 6.01(b), accompanied by a Compliance Certificate in accordance with Section 6.01(c) (and only until the delivery thereof), the Applicable Margin shall be the highest number of basis points indicated therefor in the above matrix, regardless of the Total Leverage Ratio at such time. The above matrix does not modify or waive, in any respect, the rights of the Administrative Agent and the Lenders to charge any default rate of interest or any of the other rights and remedies of the Administrative Agent and the Lenders hereunder.

Notwithstanding the foregoing or anything else in this Agreement to the contrary, to the extent that any of the information contained in the financial statements required to be delivered hereunder shall be incorrect in any manner and as a result thereof (or for any other reason), the Total Leverage Ratio was determined incorrectly for any period, then the Administrative Agent shall recalculate the Total Leverage Ratio based upon the correct information and shall recalculate the Applicable Margin for the relevant periods and the applicable Borrower shall be required to pay on demand by the Administrative Agent any amounts such Borrower should have paid had the Applicable Margin been calculated correctly for such periods (or, to the extent that the Borrowers have paid any amounts in excess of the amounts the Borrowers should have paid, then the Lenders shall credit such over-payment to the Indebtedness owing by the applicable Borrower to each such Lender).

“Approved Bank” has the meaning provided in subpart (ii) of the definition of “Cash Equivalents.”

“Approved Fund” means a fund that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit and that is administered, advised or managed by a Lender, an Affiliate of a Lender, or an entity or an Affiliate of an entity that advises, administers or manages a Lender.

“Asset Sale” means the sale, lease, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, amalgamations and liquidations of a corporation, partnership or limited liability company of the interests therein of the Company or any Subsidiary) by the Company or any Subsidiary to any Person of any of the Company’s or such Subsidiary’s respective assets, provided that the term Asset Sale specifically excludes (i) any sales, transfers or other dispositions of inventory, or obsolete, worn-out or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, in each case in the ordinary course of business, and (ii) the actual or constructive total loss of any property or the use thereof resulting from any Event of Loss.

“Assignment Agreement” means an Assignment Agreement substantially in the form of Exhibit G hereto.

“Augmenting Lender” has the meaning provided in Section 2.02(b).

“Authorized Officer” means (i) with respect to the Company, any of the following officers: the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Administrative Officer, the Treasurer, the Assistant Treasurer or the Controller, and (ii) with respect to any Subsidiary of the Company, the President, the Chief Financial Officer, the Chief Administrative Officer or the Treasurer of such Subsidiary or such other Person as is authorized in writing to act on behalf of such Subsidiary and is acceptable to the Administrative Agent. Unless otherwise qualified, all references herein to an Authorized Officer shall refer to an Authorized Officer of a Borrower.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greatest of (i) the rate of interest established by the Administrative Agent, from time to time, as its “prime rate,” whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit, (ii) the Federal Funds Effective Rate in effect from time to time, determined one Business Day in arrears, plus 1/2 of 1% per annum and (iii) the Adjusted Eurodollar Rate for a one month Interest Period on such day plus 1.00%.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate in effect from time to time.

“Benefited Creditor” means, with respect to the Company Guaranteed Obligations pursuant to Article X, each of the Administrative Agent, the Lenders, each LC Issuer and the Swing Line Lender and each Designated Hedge Creditor, and the respective successors and assigns of each of the foregoing.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers or board of directors, as applicable, of such Person, or if such limited liability company does not have a board of managers or board of directors, the functional equivalent of the foregoing, (iii) in the case of any partnership, the board of directors or board of managers, as applicable, of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Borrower” and “Borrowers” have the meanings specified in the first paragraph of this Agreement.

“Borrowing” means a Revolving Borrowing, a Term Borrowing or the incurrence of a Swing Loan, as applicable.

“Business Day” means (i) any day other than Saturday, Sunday or any other day on which commercial banks in San Francisco, California or New York, New York are authorized or required by law to close and (ii) with respect to any matters relating to (A) Eurodollar Loans, any day on which dealings in Dollars are carried on in the London interbank market, and (B) Foreign Currency Loans, any day on which commercial banks are open for international business (including the clearing of currency transfers in the relevant Designated Foreign Currency) in the principal financial center of the home country of the applicable Designated Foreign Currency.

“Capital Distribution” means (i) a Share Repurchase or (ii) a payment made, liability incurred or other consideration given as a dividend, return of capital or other distribution in respect of any of the Company’s or any of its Subsidiary’s Equity Interests.

“Capital Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” means all obligations under Capital Leases of the Company or any of its Subsidiaries, without duplication, in each case taken at the amount thereof accounted for as liabilities identified as “capital lease obligations” (or any similar words) on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the LC Issuers or Lenders, as collateral for the payment and performance of any LC Outstandings or obligations of Defaulting Lenders to fund participations in respect of LC Issuances, cash or deposit account balances or, if the Administrative Agent and LC Issuers shall agree in their sole discretion (acting reasonably), other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each LC Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following:

(i) securities issued or directly and fully guaranteed or insured, as to interest and principal, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), and securities that are the direct obligations of any member state of the European Union or any other sovereign nation, which at the time of acquisition thereof, was not targeted for sanctions by the Office of Foreign Assets Control of the United States Department of the Treasury so long as the full faith of and credit of such nation is pledged in support thereof, in each case having maturities of not more than one year from the date of acquisition;

(ii) Dollar denominated time deposits, eurodollar time deposits, certificates of deposit and bankers’ acceptances of (x) any Lender, (y) any domestic or foreign commercial bank (or U.S. branch thereof) having capital and surplus in excess of $250,000,000 or (z) any bank (or the parent company of such bank) whose short-term commercial paper rating from S&P is at least A-1, A-2 or the equivalent thereof or from Moody’s is at least P-1, P-2 or the equivalent thereof or an equivalent rating from a comparable foreign rating agency (any such bank, an “Approved Bank”);

(iii) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s or an equivalent rating from a comparable foreign rating agency, or guaranteed by any industrial company with a long-term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s or an equivalent rating from a comparable foreign rating agency;

(iv) fully collateralized repurchase agreements entered into with any Lender or Approved Bank having a term of not more than 90 days and covering securities described in clause (i) above;

(v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above or money market funds that (a) comply with the criteria set forth in Securities and Exchange Conversion Rule 2a-7 under the Investment Company Act of 1940, (b) are rated “AAA” by S&P and “Aaa” by Moody’s and (b) have portfolio assets of at least $2,000,000,000;

(vi) investments in money market funds access to which is provided as part of “sweep” accounts maintained with a Lender or an Approved Bank;

(vii) investments in industrial development revenue bonds that (A) “re-set” interest rates not less frequently than quarterly, (B) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (C) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by an Approved Bank;

(viii) investments in pooled funds or investment accounts consisting of investments of the nature described in the foregoing clause (vii);

(ix) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least “A” by S&P or “A” by Moody’s;

(x) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any Approved Bank or that are fully cash collateralized, prefunded or fully insured; and

(xi) in the case of Subsidiaries doing business outside of the United States of America, substantially similar investments to those set forth in clauses (i) through (x) above denominated in foreign currencies.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change of Control” means (i) the acquisition of ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the 1934 Act, as then in effect), of shares representing more than 25% of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of the Company; or (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (A) nominated by the Board of Directors of the Company nor (B) appointed by directors so nominated.

“Charges” has the meaning provided in Section 11.22.

“CIP Regulations” has the meaning provided in Section 9.07.

“Claims” has the meaning set forth in the definition of “Environmental Claims.”

“Closing Date” means January 12, 2011.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code as in effect at the Closing Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Co-Bookrunner” has the meaning provided in the first paragraph of this Agreement.

“Co-Documentation Agent” has the meaning provided in the first paragraph of this Agreement.

“Co-Lead Arranger” has the meaning provided in the first paragraph of this Agreement.

“Company Guaranteed Obligations” has the meaning provided in Section 10.01.

“Co-Syndication Agent” has the meaning provided in the first paragraph of this Agreement.

“Commercial Letter of Credit” means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of materials, goods or services in the ordinary course of business.

“Commitment” means, with respect to each Lender (to the extent applicable), such Lender’s Revolving Commitment or Term Commitment.

“Commitment Increase Request” has the meaning provided in Section 2.02(b).

“Commodities Hedge Agreement” means a commodities contract purchased by the Company or any of its Subsidiaries in the ordinary course of business, and not for speculative purposes, with respect to raw materials necessary to the manufacturing or production of goods in connection with the business of the Company and its Subsidiaries.

“Compliance Certificate” has the meaning provided in Section 6.01(c).

“Confidential Information” has the meaning provided in Section 11.15(b).

“Consideration” means, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees (excluding any fees payable to any investment banker in connection with such Acquisition) or fees for a covenant not to compete and any other consideration paid for the purchase.

“Consolidated Depreciation and Amortization Expense” means, for any period, all depreciation and amortization expenses of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus the aggregate amounts deducted in determining such Consolidated Net Income in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Expense, (iv) non-recurring cash charges and non-cash charges, in each case associated with Permitted Acquisitions and any related restructurings and Investments permitted under Section 7.05, in an aggregate amount, for all such cash charges, not to exceed (a) $100,000,000 in any twelve-month period and (b) $250,000,000 in the aggregate since the Closing Date, (v) restricted stock expense and stock option expense (but only to the extent deducted from the determination of Consolidated Net Income for such period), (vi) fees, costs and expenses incurred and paid by the Company or any of the Company’s Subsidiaries in connection with any settlement for any action, suit or proceeding in any court or before any arbitrator or Governmental Authority in an amount not to exceed (a) $30,000,000 in any twelve-month period and (b) $100,000,000 in the aggregate since the Closing Date, (vii) restructuring charges and reserves (whether or not classified as such under GAAP), including any fees, expenses or losses related to the reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses or the disposal, abandonment, transfer, closing or discontinuing of operations, provided that the aggregate amount of all such charges made in cash does not exceed $30,000,000 in the aggregate, (viii) any non-cash impairment charge or asset write-off or write-down related to intangible assets, goodwill, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (ix) all non-cash losses from investments recorded using the equity method, (x) non-cash stock-based awards compensation expense, (xi) non-cash mark to market and other non-cash charges or non-cash expenses related to Hedge Agreement obligations, and (xii) fees, costs, premiums and expenses incurred and paid by the Company or any of the Company’s Subsidiaries during any period in connection with the issuance, prepayment, or redemption of the Senior Notes and any other senior Indebtedness or Subordinated Indebtedness permitted to be incurred under the definition of “Permitted Indebtedness”, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Funded Indebtedness” means, for the Company and its Subsidiaries on a consolidated basis and as determined in accordance with GAAP, without duplication, the sum of (i) all Indebtedness for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) obligations created under any conditional sale or other title retention agreements for the payment of any part of the purchase price thereunder, (iv) Capitalized Lease Obligations, Synthetic Leases obligations and all asset securitization obligations, (v) outstanding reimbursement obligations with respect to standby letters of credit, (vi) Guaranty Obligations of any of the Indebtedness described in subparts (i) through (v) hereof, and (vii) all of the obligations described in subparts (i) through (vi) hereof of a Person other than the Company or any of its Subsidiaries that are secured by a Lien upon property of the Company or any of its Subsidiaries.

“Consolidated Income Tax Expense” means, for any period, all provisions for taxes based on Consolidated Net Income (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, total interest expense (including, without limitation, that which is capitalized and that which is attributable to Capital Leases or Synthetic Leases) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries.

“Consolidated Net Income” means for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, but excluding (a) extraordinary gains and losses, (b) earnings, gains and losses resulting from any write-up or write-down of assets other than in the ordinary course of business, and (c) the cumulative effect of a change in accounting principles.

“Consolidated Net Worth” means, at any time, all amounts that, in conformity with GAAP, would be included under the caption “total stockholders’ equity” (or any like caption) on a consolidated balance sheet of the Company at such time.

“Consolidated Proforma EBITDA” means, for any period, Consolidated EBITDA for such period plus (i) the Consolidated EBITDA for any Person or business line or unit that has been acquired by the Company or any of its Subsidiaries for any portion of such Testing Period prior to the date of acquisition, so long as such Consolidated EBITDA is set forth in appropriate financial statements of such Person or other financial statements of such Person reasonably acceptable to the Administrative Agent minus (ii) the EBITDA from any Asset Sale permitted under Section 7.02 and made during such period, with such pro forma adjustments to be (A) made as if such Asset Sale or acquisition, as applicable, occurred on the first day of such period and (B) supported by such financial information as is reasonably satisfactory to the Administrative Agent.

“Consolidated Total Assets” means, at any time, all amounts that, in conformity with GAAP, would be included under the caption “total assets” (or any like caption) on a consolidated balance sheet of the Company at such time.

“Continue,” “Continuation” and “Continued” each refers to a continuation of a Fixed Rate Loan for an additional Interest Period as provided in Section 2.10.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Convert,” “Conversion” and “Converted” each refers to a conversion of Loans of one Type into Loans of another Type.

“Co-Syndication Agents” has the meaning provided in the first paragraph of this Agreement.

“Credit Event” means the making of any Borrowing, any Conversion or Continuation or any LC Issuance.

“Credit Facility” means the credit facility established under this Agreement pursuant to which (i) the Revolving Lenders with a Revolving Commitment shall make Revolving Loans to the Borrowers, and shall participate in LC Issuances, under the Revolving Facility pursuant to the Revolving Commitment of each such Revolving Lender, (ii) each Term Lender with a Term Commitment shall make a Term Loan to the Company pursuant to such Term Commitment of such Term Lender, (iii) the Swing Line Lender shall make Swing Loans to the Borrowers under the Swing Line Facility pursuant to the Swing Line Commitment, and (iv) each LC Issuer shall issue Letters of Credit for the account of the LC Obligors in accordance with the terms of this Agreement.

“Credit Facility Exposure” means, for any Lender at any time, the Dollar Equivalent of the sum of (i) such Lender’s Revolving Facility Exposure at such time, (ii) in the case of the Swing Line Lender, the principal amount of Swing Loans outstanding at such time, and (iii) the outstanding aggregate principal amount of the Term Loan, if any, made by such Lender.

“Credit Party” means any Borrower or any Subsidiary Guarantor.

“CVIHC Note” has the meaning provided in Section 7.03(f).

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” means, for any day, (i) with respect to any Loan, a rate per annum equal to 2% per annum above the interest rate that is or would be applicable from time to time to such Loan pursuant to Section 2.09(a)(i) or Section 2.09(b)(i), and (ii) with respect to any other amount, a rate per annum equal to 2% per annum above the rate that would be applicable to Revolving Loans that are Base Rate Loans pursuant to Section 2.09(a)(i).

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the Administrative Agent, any LC Issuer, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two Business Days of the date when due; provided that a Lender shall not be a Defaulting Lender under this subpart (ii) solely by virtue of a good faith dispute as to the amount of costs and expenses to be reimbursed by the Lenders under Section 9.09 hereof, (b) has notified the Company, the Administrative Agent or any LC Issuer or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect with respect to its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code, (ii) becomes or is insolvent, or (iii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender under this clause (d) solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error.

“Designated Foreign Currency” means Euros, Canadian dollars, Pounds Sterling, Japanese Yen or any other currency (other than Dollars) approved in writing by the Revolving Lenders and that is freely traded and exchangeable into Dollars.

“Designated Hedge Agreement” means any Hedge Agreement (other than a Commodities Hedge Agreement) to which a Borrower or any of its Subsidiaries is a party and as to which a Lender or any of its Affiliates is a counterparty.

“Designated Hedge Creditor” means each Lender or Affiliate of a Lender that participates as a counterparty to a Borrower or any Subsidiary of a Borrower pursuant to any Designated Hedge Agreement with such Lender or Affiliate of such Lender.

“Dollars” and the sign “$” each means lawful money of the United States.

“Dollar Equivalent” means, (i) with respect to any amount denominated in Dollars, such amount and (ii) with respect to a Foreign Currency Loan to be made, the Dollar equivalent of the amount of such Foreign Currency Loan, determined by the Administrative Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date two Business Days before the date such Foreign Currency Loan is to be made, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on the date such Foreign Currency Loan is to be made, (iii) with respect to any Letter of Credit to be issued in any Designated Foreign Currency, the Dollar equivalent of the Stated Amount of such Letter of Credit, determined by the applicable LC Issuer on the basis of its spot rate at approximately 11:00 A.M. London time on the date two Business Days before the issuance of such Letter of Credit, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on such date of issuance, and (iv) with respect to any other amount not denominated in Dollars, and with respect to Foreign Currency Loans and Letters of Credit issued in any Designated Foreign Currency at any other time, the Dollar equivalent of such amount, Foreign Currency Loan or Letter of Credit, as the case may be, determined by the Administrative Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date for which the Dollar equivalent amount of such amount, Foreign Currency Loan or Letter of Credit, as the case may be, is being determined, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on such date.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof, or the District of Columbia, excluding any such Subsidiary substantially all of whose assets consist of equity interest (or equity and debt interest) in another Subsidiary (or Subsidiaries) that is a “controlled foreign corporation” as defined in the Code.

“Eligible Assignee” means, with respect to any assignment to be made pursuant to Section 11.06 hereunder, (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund, and (iv) any other Person (other than a natural Person) approved by (A) the Administrative Agent, (B) each LC Issuer in the case of an assignment of a Revolving Commitment, and (C) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of the Company’s Affiliates or Subsidiaries.

“Environmental Claims” means any and all regulatory or judicial actions, suits, demand letters, claims, liens, notices of non-compliance or violation or proceedings pursuant to or under any Environmental Law or any permit issued under any such law (hereafter “Claims”), including, without limitation, (i) any and all Claims by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party (A) seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or (B) arising from alleged injury or threat of injury to the environment.

“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or global order, consent, decree or judgment issued to or rendered against the Borrower or any of its Subsidiaries relating to the protection of the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act,

42 U.S.C. § 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 5101 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any applicable state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Equity Interest” means with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Equity Interest include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” means each Person (as defined in Section 3(9) of ERISA), which together with the Company or a Subsidiary of the Company, would be deemed to be a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or 4001(b)(1) of ERISA.

“Eurodollar Loan” means each Loan bearing interest at a rate based upon the Adjusted Eurodollar Rate.

“Event of Default” has the meaning provided in Section 8.01.

“Event of Loss” means, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 90 days after the occurrence of such destruction or damage, (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a leasehold, the termination or expiration of such leasehold.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of January 31, 2007, among the Company, the lenders from time to time party thereto, KeyBank National Association, as administrative agent, as a lead arranger, sole bookrunner, the swing line lender and as letter of credit issuer, CitiGroup Global Markets, Inc., as a lead arranger, JPMorgan Chase Bank, N.A., as syndication agent, Union Bank of California, N.A. and BMO Capital Markets Financing Inc., as co-documentation agents, and The Royal Bank of Scotland PLC, BNP Paribas and SunTrust Bank, as managing agents.

“Existing Letters of Credit” means, collectively, each of the letters of credit issued by KeyBank that are more fully described on Schedule 3 hereto.

“FATCA” means Sections 1471 through 1474 of the Code and any present or future regulations issued thereunder or other official interpretations thereof.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fees” means all amounts payable pursuant to, or referred to in, Section 2.11.

“Financial Projections” has the meaning provided in Section 5.07(b).

“Financial Statements” means, collectively, the audited consolidated balance sheets of the Company and its consolidated Subsidiaries for the fiscal year ended October 31, 2010 and the related audited consolidated statements of income, shareholders’ equity, and cash flows of the Company and its consolidated Subsidiaries for the fiscal year of the Company then ended, accompanied by the report thereon of KPMG LLP.

“Fixed Rate Loan” means any Eurodollar Loan or Foreign Currency Loan.

“Foreign Borrower” has the meaning specified in the first paragraph of this Agreement.

“Foreign Currency Loan” means each Revolving Loan denominated in a Designated Foreign Currency and bearing interest at a rate based upon the Adjusted Foreign Currency Rate.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Basket Amount” means $600,000,000.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any LC Issuer, such Defaulting Lender’s applicable percentage of the outstanding LC Outstandings with respect to Letters of Credit issued by such LC Issuer other than LC Outstandings as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swing Line Lender, such Defaulting Lender’s applicable percentage of outstanding Swing Loans made by such Swing Line Lender other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, global tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or global powers or functions of or pertaining to government.

“Guaranty Obligations” means as to any Person (without duplication) any obligation of such Person guaranteeing any Indebtedness (“primary Indebtedness”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary Indebtedness or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or (iv) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, provided, however, that the definition of Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

“Hazardous Materials” means (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or would reasonably be expected to become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous wastes,” “restrictive hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar meaning and regulatory effect, under any applicable Environmental Law.

“Hedge Agreement” means (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar interest rate management agreement or arrangement, (ii) any currency swap or option agreement, foreign exchange contract, forward currency purchase agreement or similar currency management agreement or arrangement or (iii) any Commodities Hedge Agreement.

“Increasing Lender” has the meaning provided in Section 2.02(b).

“Indebtedness” of any Person means without duplication (i) all indebtedness of such Person for borrowed money; (ii) all bonds, notes, debentures and similar debt securities of such Person; (iii) the deferred purchase price of capital assets or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person; (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder; (v) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; (vi) all indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed; (vii) all Capitalized Lease Obligations of such Person; (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such Person; (ix) all obligations of such Person with respect to asset securitization financing; (x) all net obligations of such Person under Hedge Agreements; and (xi) all Guaranty Obligations of such Person; provided, however, that (y) neither trade payables, deferred revenue, taxes nor other similar accrued expenses, in each case arising in the ordinary course of business, shall constitute Indebtedness; and (z) the Indebtedness of any Person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such Person is a general partner) to the extent such Person is liable thereon as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such Person is not liable thereon.

“Indemnitees” has the meaning provided in Section 11.02.

“Insolvency Event” means, with respect to any Person, (i) the commencement of a voluntary case by such Person under the Bankruptcy Code or the seeking of relief by such Person under any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States; (ii) the commencement of an involuntary case against such Person under the Bankruptcy Code and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of such Person; (iv) such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a “conservator”) of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person; (v) any such proceeding of the type set forth in clause (iv) above is commenced against such Person to the extent such proceeding is consented to by such Person or remains undismissed for a period of 60 days; (vi) such Person is adjudicated insolvent or bankrupt; (vii) any order of relief or other order approving any such case or proceeding is entered; (viii) such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of 60 days; (ix) such Person makes a general assignment for the benefit of creditors or generally does not pay its debts as such debts become due; or (x) any corporate (or similar organizational) action is taken by such Person for the purpose of effecting any of the foregoing.

“Interest Coverage Ratio” means, for any Testing Period, the ratio of (i) Consolidated Proforma EBITDA to (ii) Consolidated Interest Expense.

“Interest Period” means, with respect to each Fixed Rate Loan, a period of one, two, three, six or, if available, nine or twelve months as selected by a Borrower; provided, however, that (i) the initial Interest Period for any Borrowing of such Fixed Rate Loan shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) no Interest Period for any Fixed Rate Loan may be selected that would end after the Revolving Facility Termination Date or the Term Loan Maturity Date, as the case may be; (v) if, upon the expiration of any Interest Period, such Borrower has failed to elect a new Interest Period to be applicable to the respective Borrowing of Fixed Rate Loans as provided above (other than as a result of the existence of a Default or Event of Default), such Borrower shall be deemed to have elected to Continue the aggregate principal amount of such Borrowing as a Fixed Rate Loan for an Interest Period of equal duration effective as of the expiration date of such current Interest Period; provided, that, in the event the Continuance of a Borrowing pursuant to this subclause (v) would result in an Interest Period that would end after the Revolving Facility Termination Date, then such Borrower shall not be deemed to have elected to Continue such Borrowing as provided in this subclause (v) but rather to have Converted such Borrowing to a Base Rate Loan as provided in subclause (vi) below; and (vi) if, upon the expiration of any Interest Period, such Borrower has not elected and has not been deemed to elect a new Interest Period to be applicable to the respective Borrowing of Fixed Rate Loans as provided above, such Borrower shall be deemed to have elected to Convert such Borrowing to Base Rate Loans effective as of the expiration date of such current Interest Period or, in the case of any Foreign Currency Loan, such Borrower shall be required to repay the same in full.

“Investment” means (i) any direct or indirect purchase or other acquisition by a Person of any Equity Interest of any other Person; (ii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand) or extension of credit to, guarantee or assumption of debt or purchase or other acquisition of any other Indebtedness of, any Person by any other Person; or (iii) the purchase, acquisition or investment of or in any stocks, bonds, mutual funds, notes, debentures or other securities, or any deposit account, certificate of deposit or other investment of any kind.

“Judgment Amount” has the meaning provided in Section 11.23.

“KeyBank” has the meaning provided in the first paragraph of this Agreement.

“LC Commitment Amount” means the Dollar Equivalent of $100,000,000.

“LC Documents” means, with respect to any Letter of Credit, any documents executed in connection with such Letter of Credit, including the Letter of Credit itself.

“LC Fee” means any of the fees payable pursuant to Section 2.11(b) or Section 2.11(c) in respect of Letters of Credit.

“LC Fee Letter” has the meaning given to such term pursuant Section 2.11(c).

“LC Issuance” means the issuance of any Letter of Credit by any LC Issuer for the account of an LC Obligor in accordance with the terms of this Agreement, and shall include any amendment thereto that increases the Stated Amount thereof or extends the expiry date of such Letter of Credit.

“LC Issuer” means KeyBank or any of its Affiliates, or such other Lender that is requested by the Company and agrees to be an LC Issuer hereunder and is approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).

“LC Obligor” means, with respect to each LC Issuance, a Borrower or the Subsidiary Guarantor for whose account such Letter of Credit is issued.

“LC Outstandings” means, at any time, the sum, without duplication, of (i) the Dollar Equivalent of the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the Dollar Equivalent of the aggregate amount of all outstanding Unpaid Drawings with respect to Letters of Credit.

“LC Participation” has the meaning provided in Section 2.05(g).

“LC Request” has the meaning provided in Section 2.05(b).

“Leaseholds” of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” and “Lenders” have the meaning provided in the first paragraph of this Agreement and includes any other Person that becomes a party hereto pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement. Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender.

“Lender Register” has the meaning provided in Section 2.08(b).

“Letter of Credit” means any Standby Letter of Credit or Commercial Letter of Credit, in each case issued by any LC Issuer under this Agreement pursuant to Section 2.05 for the account of any LC Obligor.

“Lien” means any mortgage, pledge, security interest, hypothecation, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Loan” means any Revolving Loan, Term Loan or Swing Loan.

“Loan Documents” means this Agreement, the Notes, the Subsidiary Guaranty, the Administrative Agent Fee Letter, each LC Fee Letter and each Letter of Credit and each other LC Document.

“Loss” has the meaning provided in Section 11.23.

“Managing Agents” has the meaning provided in the first paragraph of this Agreement.

“Margin Stock” has the meaning provided in Regulation U.

“Material Adverse Effect” means any or all of the following: (i) any material adverse effect on the business, operations, property, assets, liabilities, financial or other condition of the Company and its Subsidiaries, taken as a whole; (ii) any material adverse effect on the ability of a Borrower or any other Credit Party to perform any of its material obligations under any of the Loan Documents to which it is a party; or (iii) any material adverse effect on the validity, effectiveness or enforceability, as against any Credit Party, of any of the Loan Documents to which it is a party.

“Material Indebtedness” means, as to the Company or any of its Subsidiaries, any particular Indebtedness of the Company or such Subsidiary (including any Guaranty Obligations) in excess of the aggregate principal amount of $50,000,000 (or the Dollar Equivalent thereof).

“Maximum Rate” has the meaning provided in Section 11.22.

“Minimum Borrowing Amount” means (i) with respect to any Base Rate Loan, $1,000,000, with minimum increments thereafter of $500,000, (ii) with respect to any Eurodollar Loan or Foreign Currency Loan, $3,000,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency), with minimum increments thereafter of $1,000,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency), and (iii) with respect to Swing Loans, $500,000, with minimum increments thereafter of $100,000.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA to which the Company or any Subsidiary of the Company or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means an employee benefit plan, other than a Multiemployer Plan, to which the Company or any Subsidiary of the Company or any ERISA Affiliate, and one or more employers other than the Company or a Subsidiary of the Company or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Company or a Subsidiary of the Company or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Increasing Lender” has the meaning provided in Section 2.02(b).

“Non-Material Subsidiary” means any Subsidiary with total assets of less than $30,000,000.

“Note” means a Revolving Facility Note, a Term Note or a Swing Line Note, as applicable.

“Notice of Borrowing” has the meaning provided in Section 2.06(b).

“Notice of Continuation or Conversion” has the meaning provided in Section 2.10(b).

“Notice of Swing Loan Refunding” has the meaning provided in Section 2.04(b).

“Notice Office” means the office of the Administrative Agent at Key Center, 127 Public Square, Cleveland, Ohio 44114-1306, Attention: Kathy Koenig (facsimile: 216-370-6113), or such other office as the Administrative Agent may designate in writing to the Company from time to time.

“Obligations” means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Borrowers or any other Credit Party to the Administrative Agent, any Lender, the Swing Line Lender or any LC Issuer pursuant to the terms of this Agreement or any other Loan Document (including, but not limited to, interest and fees that accrue after the commencement by or against any Credit Party of any insolvency proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code).

“Offer” has the meaning provided in Section 2.13(e).

“Offer Loans” has the meaning provided in Section 2.13(e).

“Operating Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.

“Organizational Documents” means, with respect to any Person (other than an individual), such Person’s Articles (Certificate) of Incorporation, or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and, in the case of any partnership, includes any partnership agreement and any amendments to any of the foregoing.

“Original Due Date” has the meaning provided in Section 11.23.

“Payment Office” means the office of the Administrative Agent at Key Center, 127 Public Square, Cleveland, Ohio 44114-1306, Attention: Kathy Koenig (facsimile: 216-370-6113), or such other office(s), as the Administrative Agent may designate to the Company in writing from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Acquisition” means any Acquisition as to which all of the following conditions are satisfied:

(i) such Acquisition involves a Permitted Business;

(ii) no Default or Event of Default shall exist prior to or immediately after giving effect to such Acquisition;

(iii) after giving effect to such Acquisition, the sum of the Unused Total Revolving Commitment and Unrestricted Cash is at least $100,000,000;

(iv) the Company would, after giving effect to such Acquisition, on a pro forma basis (as determined in accordance with subpart (v) below), be in compliance with the financial covenants contained in Section 7.07; and

(v) at least five Business Days (or such shorter period as agreed to by the Administrative Agent in its sole discretion) prior to the consummation of any such Acquisition in which the Consideration exceeds (x) $100,000,000 individually and (y) $300,000,000 in the aggregate since the Closing Date, for all Acquisitions, the Company shall have delivered to the Administrative Agent (who shall provide a copy to each Lender in accordance with Section 11.05(c) hereof) (A) historical financial statements relating to the business or Person to be acquired and such other information as the Administrative Agent may reasonably request, and (B) a certificate of an Authorized Officer demonstrating, in reasonable detail, the computation of the financial covenants referred to in Section 7.07 on a pro forma basis, such pro forma ratios being determined as if (y) such Acquisition had been completed at the beginning of the most recent Testing Period for which financial information for the Company and the business or Person to be acquired, is available, and (z) any such Indebtedness, or other Indebtedness incurred to finance such Acquisition, had been outstanding for such entire Testing Period.

“Permitted Business” means healthcare products and services (including the lines of business conducted by the Company and its Subsidiaries on the Closing Date) and any businesses ancillary, complementary or reasonably related thereto.

“Permitted Creditor Investment” means any securities (whether debt or equity) received by a Borrower or any of its Subsidiaries in connection with the bankruptcy or reorganization of any customer or supplier of a Borrower or any such Subsidiary and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

“Permitted Foreign Subsidiary Basket Amount” means, at any time, an amount equal to (i) the Foreign Subsidiary Basket Amount then in effect, minus (ii) the Dollar Equivalent of the amount of Indebtedness of Foreign Subsidiaries guaranteed by the Credit Parties (other than the Company) pursuant to subpart (iii) of the definition of Permitted Foreign Subsidiary Loans and Investments at such time, minus (iii) the aggregate outstanding principal amount at such time of all loans made by the Credit Parties to Foreign Subsidiaries on or after the Closing Date, minus (iv) the aggregate amount of equity contributions made by the Credit Parties in Foreign Subsidiaries on or after the Closing Date, plus (v) the aggregate amount of all Capital Distributions made by Foreign Subsidiaries to the Credit Parties on or after the Closing Date, but only up to an aggregate amount not in excess of the aggregate amount of loans and equity contributions made by the Credit Parties in Foreign Subsidiaries pursuant to the foregoing subclauses (iii) and (iv) of this definition, plus (vi) the aggregate amount of all prepayments and repayments made by the Foreign Borrower under the CVIHC Note, plus (vii) any amount repaid to a Credit Party by any Foreign Subsidiary in respect of loans or other transfers previously made by such Credit Party to such Foreign Subsidiary after the Closing Date, which repayment is made in connection with an equity contribution by such Credit Party in such Foreign Subsidiary after the Closing Date, but solely to the extent of the amount so repaid, plus the Dollar Equivalent of the amount of Indebtedness of Foreign Subsidiaries in respect of uncommitted foreign lines of credit (including, without duplication, any guaranty of such Indebtedness by a Credit Party pursuant to subpart (iii) of the definition of Permitted Foreign Subsidiary Loans and Investments at such time) not in excess of $200,000,000 at any time.

“Permitted Foreign Subsidiary Loans and Investments” means (i) the loan evidenced by the CVIHC Note; (ii) other loans and Investments by a Credit Party (other than the Foreign Borrower) to or in a Foreign Subsidiary made on or after the Closing Date, so long as the aggregate amount of all such other loans and investments by all Credit Parties does not, at any time, exceed the Permitted Foreign Subsidiary Basket Amount at such time; and (iii) Indebtedness of a Foreign Subsidiary owing to any Person (other than the Company or any of its Domestic Subsidiaries), and any guaranty of such Indebtedness by a Credit Party, so long as the aggregate principal amount of all such Indebtedness pursuant to clauses (i) and (ii) does not at any time exceed the Foreign Subsidiary Basket Amount then in effect; provided that for purposes of determining compliance with clauses (ii) and (iii) hereof, in the event that an item of proposed Investment or Indebtedness to or in a Foreign Subsidiary meets the criteria of one or more of the categories of Investments or Indebtedness permitted under Section 7.05 or Section 7.04, respectively, as of the date of incurrence thereof, the Company shall, in its sole discretion, classify all or a portion of such Investment or Indebtedness under clause (ii) or clause (iii) hereof, as applicable, or under such category of Investments or Indebtedness permitted under Section 7.04 or Section 7.05, as applicable, and neither the Permitted Foreign Subsidiary Basket Amount nor the Foreign Subsidiary Basket Amount, as applicable, shall be reduced to the extent any such Investment or Indebtedness to or in a Foreign Subsidiary is classified under such category of Investment or Indebtedness permitted under Section 7.04 or Section 7.05, as applicable.

“Permitted Indebtedness” means:

(i) (a) Indebtedness (including, without limitation, the Senior Notes) of the Company or the Foreign Borrower (and any guaranty thereof by any Subsidiary Guarantor) that, in each case (and in the case of any such guaranty) ranks pari passu in right of payment to the Obligations in an aggregate principal amount not to exceed $750,000,000 at any time; provided that, in the case of the Foreign Borrower (and any guaranty thereof by any Subsidiary Guarantor), the aggregate principal amount of such Indebtedness incurred by the Foreign Borrower shall not exceed $350,000,000 at any time and provided, further that, in each case, other than in the case of the Senior Notes, (1) such Indebtedness matures no earlier than, and does not require any scheduled payment of principal, mandatory prepayment or redemption of principal prior to, the date that is 180 days after the fifth anniversary of the Closing Date, (2) such Indebtedness has terms, conditions and covenants that, in the reasonable judgment of the Company, are not materially less favorable to the Company and its Subsidiaries than the terms, conditions and covenants of this Agreement or the other Loan Documents, as evidenced by a certificate of an Authorized Officer of the Company to the same effect delivered to the Administrative Agent at least 5 days (or such shorter period as may be agreed to by the Administrative Agent) before the date of incurrence of any such Indebtedness (and in no event shall any financial covenants in any such Indebtedness be more restrictive than the financial covenants contained in this Agreement unless otherwise consented to by the Required Lenders), (3) such Indebtedness is not subject to any Guaranty Obligation by any Person that is not a Credit Party (and any such Guaranty Obligation by a Subsidiary Guarantor shall provide for release thereof if the Guaranty Obligation of the applicable Subsidiary Guarantor in respect of the Obligations is released unless such release of such Guaranty Obligation of the applicable Subsidiary Guarantor in respect of the Obligations is in connection with the repayment or refinancing in full of the Obligations and the termination of the Commitments), (4) at the time of and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default has occurred and is continuing, and (b) Indebtedness incurred to redeem, refinance, renew or replace such Indebtedness in full, in an amount of up to the aggregate outstanding principal amount of such Indebtedness plus any applicable premium and reasonable and customary transaction costs incurred in connection therewith; provided that with respect to any such refinancing (x) the maturity of such Indebtedness is no earlier than 180 days after the fifth anniversary of the Closing Date, and (y) in the aggregate, the other material terms of any such refinanced Indebtedness (including, without limitation, any conversion provisions), taken as a whole and in the reasonable judgment of the Company, are no less favorable to the Company than the other material terms contained in the documents with respect to such Indebtedness being refinanced;

(ii) (a) Indebtedness consisting of Capitalized Lease Obligations of the Company and its Subsidiaries and (b) Indebtedness of the Company and its Subsidiaries secured by Liens on any property or assets of the Company or any of its Subsidiaries, provided that, solely with respect to this clause (b), (x) no Default or Event of Default shall then exist or at the time of incurrence of such Indebtedness will exist and (y) the Company and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 7.07 both immediately before and after giving pro forma effect to the incurrence of such Indebtedness; and provided further, that the aggregate outstanding principal amount (using Capitalized Lease Obligations in lieu of principal amount, in the case of any Capital Lease) of all such Indebtedness outstanding at any time pursuant to this subpart (ii) shall not exceed $100,000,000;

(iii) (a) Indebtedness of the Company (and any guaranty thereof by any Subsidiary Guarantor) that is, in each case (and in the case of any guaranty thereof) subordinated in right of payment to the Obligations and any guarantees thereof pursuant to and in accordance with the terms thereof; provided that (1) such Indebtedness shall be on terms customary at the time for high-yield subordinated debt securities as determined in the reasonable judgment of the Company (other than the subordination provisions which shall be subject to clause (3) below) as evidenced by a certificate of a an Authorized Officer of the Company to the same effect delivered by the Company to the Administrative Agent at least 5 days (or such shorter period as agreed to by the Administrative Agent) before the date of incurrence of any such Indebtedness, (2) such Indebtedness matures no earlier than, and does not require any scheduled payment of principal, mandatory prepayment or redemption of principal prior to, the date that is 180 days after the fifth anniversary of the Closing Date (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (3) hereof), (3) such Indebtedness has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable to the Company and its Subsidiaries than the terms and conditions customary at the time for high-yield subordinated debt securities as determined in the reasonable judgment of the Company and as evidenced by a certificate of and Authorized Officer of the Company to the same effect delivered by the Company to the Administrative Agent at least 5 days (or such shorter period as agreed to by the Administrative Agent) before the date of incurrence of any such Indebtedness and the subordination terms relating to such Indebtedness shall be customary for high-yield subordinated debt securities as determined in the reasonable discretion of the Administrative Agent or otherwise reasonably acceptable to the Administrative Agent, (4) such Indebtedness is not subject to any Guaranty Obligation by any Person that is not a Credit Party (and any such Guaranty Obligation by a Subsidiary Guarantor shall provide for release thereof if the Guaranty Obligation of the applicable Subsidiary Guarantor in respect of the Obligations is released unless such release of such Guaranty Obligation of the applicable Subsidiary Guarantor in respect of the Obligations is in connection with the repayment or refinancing in full of the Obligations and the termination of the Commitments), (5) at the time of and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default has occurred and is continuing, and (6) the Company and its Subsidiaries shall be in compliance with the financial covenants set forth in Section

7.07 both immediately before and after giving pro forma effect to the incurrence of such Indebtedness, and (b) Indebtedness incurred to redeem, refinance, renew or replace such Indebtedness in full, in an amount of up to the aggregate outstanding principal amount of such Indebtedness plus any applicable premium and reasonable and customary transaction costs incurred in connection therewith; provided that with respect to any such refinancing (x) the maturity of such Indebtedness is no earlier than 180 days after the fifth anniversary of the Closing Date, and (y) in the aggregate, the other material terms of any such refinanced Indebtedness (including, without limitation, any conversion provisions), taken as a whole and in the reasonable judgment of the Company, are no less favorable to the Company and its Subsidiaries than the other material terms contained in the documents with respect to such Indebtedness being refinanced;

(iv) Indebtedness incurred by the Company or a Subsidiary Guarantor in connection with a Permitted Securitization Transaction, provided that the aggregate amount of all such Indebtedness outstanding at any time pursuant to this subpart (iv) shall not exceed $100,000,000; and

(v) other unsecured Indebtedness of the Company and its Subsidiaries to the extent not permitted by any of the foregoing clauses, provided that (a) no Default or Event of Default shall then exist or at the time of incurrence of such Indebtedness will exist, (b) the Company and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 7.07 both immediately before and after giving pro forma effect to the incurrence of such Indebtedness, and (c) the aggregate principal amount of all such Indebtedness outstanding at any time pursuant to this subpart (v) shall not exceed $200,000,000.

“Permitted Lien” means any Lien permitted by Section 7.03.

“Permitted Sale Leaseback Asset Sale” means any sale of equipment by the Company or any of its Subsidiaries to any Person (other than the Company or any Subsidiary of the Company) and (i) made within three months of the Company’s or such Subsidiary’s, as the case may be, acquisition of such equipment or (ii) with respect to product lines that are not fully operational immediately upon the acquisition of such equipment, within three months of the date on which such product lines become fully operational, as reasonably determined by the Company, which equipment is subsequently leased by such Person to the Company or any such Subsidiary, as applicable, promptly upon consummation of such sale pursuant to an Operating Lease between the Company or such Subsidiary, as the case may be, and such Person.

“Permitted Securitization Transaction” means any transaction or series of transactions otherwise permitted pursuant to Section 7.02 hereof and designated in writing by the Company to the Administrative Agent to be a “Permitted Securitization Transaction” which is entered into by the Company or any Subsidiary Guarantor pursuant to which the Company or any Subsidiary Guarantor, as applicable, may sell, convey or otherwise transfer to any other Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or such Subsidiary Guarantor, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, and proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means any Multiemployer Plan or Single-Employer Plan.

“primary Indebtedness” has the meaning provided in the definition of “Guaranty Obligations.”

“primary obligor” has the meaning provided in the definition of “Guaranty Obligations.”

“Prohibited Transaction” means a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

“Purchase Date” has the meaning provided in Section 2.04(c).

“Quoted Rate” means, with respect to any Swing Loan, the interest rate quoted to the applicable Borrower by the Swing Line Lender and agreed to by the applicable Borrower as being the interest rate applicable to such Swing Loan.

“Real Property” of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Regulation D” means Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation U” means Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Replacement Assets” means any assets or properties used or useful in a Permitted Business.

“Reportable Event” means an event described in Section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived.

“Required Lenders” means Lenders (other than Defaulting Lenders) whose Credit Facility Exposure (other than Swing Loans) and Unused Total Revolving Commitments constitute more than 50% of the sum of the Aggregate Credit Facility Exposure (other than Swing Loans) and the Unused Total Revolving Commitment.

“Restricted Payment” means (i) any Capital Distribution; or (ii) any amount paid by the Company or any of its Subsidiaries in repayment, redemption, retirement, repurchase, direct or indirect, of any Subordinated Indebtedness or the exercise of any right of legal defeasance, covenant defeasance or similar right with respect thereto.

“Revolving Borrowing” means the incurrence of Revolving Loans consisting of one Type of Revolving Loan by a Borrower from the Revolving Lenders on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date) in the same currency, having in the case of any Fixed Rate Loans the same Interest Period.

“Revolving Commitment” means, with respect to each Revolving Lender, the amount set forth opposite such Revolving Lender’s name in Schedule 1 hereto as its “Revolving Commitment” or in the case of any Revolving Lender that becomes a party hereto pursuant to an Assignment Agreement, the amount, if any, set forth in such Assignment Agreement, as such commitment may be reduced from time to time pursuant to Section 2.12(b) or increased from time to time pursuant to Section 2.02(b) or adjusted from time to time as a result of assignments to or from such Revolving Lender pursuant to Section 11.06.

“Revolving Commitment Fees” has the meaning provided in Section 2.11(a).

“Revolving Facility” means the credit facility established under Section 2.02 pursuant to the Revolving Commitment of each Revolving Lender.

“Revolving Facility Availability Period” means the period from the Closing Date until the Revolving Facility Termination Date.

“Revolving Facility Exposure” means, for any Revolving Lender at any time, the Dollar Equivalent of the sum of (i) the principal amount of Revolving Loans made by such Revolving Lender and outstanding at such time, and (ii) such Revolving Lender’s share of the LC Outstandings at such time.

“Revolving Facility Note” means a promissory note substantially in the form of Exhibit A-1 hereto.

“Revolving Facility Percentage” means, at any time for any Revolving Lender, the percentage obtained by dividing such Revolving Lender’s Revolving Commitment by the Total Revolving Commitment, provided, however, that if the Total Revolving Commitment has been terminated, the Revolving Facility Percentage for each Revolving Lender shall be determined by dividing such Revolving Lender’s Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination. The Revolving Facility Percentage of each Revolving Lender as of the Closing Date is set forth on Schedule 1 hereto.

“Revolving Facility Termination Date” means the earlier of (i) January 12, 2016, or (ii) the date that the Revolving Commitments have been terminated pursuant to Section 8.02.

“Revolving Lender” means any Lender that has a Revolving Commitment.

“Revolving Loan” means, with respect to each Revolving Lender, any loan made by such Revolving Lender pursuant to Section 2.02.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between a Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., and its successors.

“Scheduled Repayment” has the meaning provided in Section 2.13(b).

“SEC” means the United States Securities and Exchange Commission.

“SEC Regulation D” means Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

“Senior Managing Agent” has the meaning provided in the first paragraph of this Agreement.

“Senior Notes” means the Company’s 7.125% Senior Unsecured Notes due 2015 issued pursuant to the Senior Note Documents.

“Senior Notes Documents” means, collectively, (i) the Senior Notes, (ii) the Indenture dated as of January 31, 2007, between HSBC Bank USA, National Association, as trustee, and the Company, and (iii) each other document, guarantee or instrument executed or delivered in connection with any of the foregoing, as any of the foregoing may in accordance with the term of this Agreement from time to time be amended, supplemented, restated or otherwise modified.

“Share Repurchase” means a payment made, liability incurred or other consideration given for the purchase, acquisition, repurchase, redemption or retirement of any Equity Interest of the Company or any of its Subsidiaries.

“Standard Permitted Lien” means any of the following: (i) Liens for taxes not yet delinquent or Liens for taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP have been established; (ii) Liens in respect of property or assets imposed by law that were incurred in the ordinary course of business, such as carriers’, suppliers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrowers or any of their Subsidiaries and do not secure any Indebtedness; (iii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.01(g); (iv) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, surety, appeal, customs, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements; (v) leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Borrowers or any of their Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement; (vi) easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other Persons, and obligations contained in similar instruments, in each case that do not secure Indebtedness and do not involve, and are not likely to involve at any future time, either individually or in the aggregate, (A) a substantial and prolonged interruption or disruption of the business activities of the Borrowers and their Subsidiaries considered as an entirety, or (B) a Material Adverse Effect; (vii) Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); (viii) rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC; and (ix) licenses of intellectual property of the Borrowers or any of their Subsidiaries granted in the ordinary course of business.

“Standby Letter of Credit” means any standby letter of credit issued for the purpose of supporting workers compensation, liability insurance, releases of contract retention obligations, contract performance guarantee requirements and other bonding obligations or for other lawful purposes.

“Stated Amount” of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

“Subordinated Indebtedness” means any subordinated Indebtedness incurred under clause (iii) of the definition of “Permitted Indebtedness.”

“Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary Voting Power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have Voting Power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, owns more than 50% of the Equity Interests of such Person at the time or in which such Person, one or more other Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, has the power to direct the policies, management and affairs thereof. Unless otherwise expressly provided, all references herein to “Subsidiary” shall mean a Subsidiary of the Company.

“Subsidiary Guarantor” means any Domestic Subsidiary that is not a Non-Material Subsidiary and that is or hereafter becomes a party to the Subsidiary Guaranty. Schedule 2 hereto lists each Subsidiary Guarantor as of the Closing Date.

“Subsidiary Guaranty” has the meaning provided in Section 4.01(iii).

“Swing Line Commitment” means $30,000,000.

“Swing Line Facility” means the credit facility established under Section 2.04 pursuant to the Swing Line Commitment of the Swing Line Lender.

“Swing Line Lender” means KeyBank or any of its Affiliates, or such other Lender that is requested by the Company and agrees to be the Swing Line Lender hereunder and is approved by the Administrative Agent.

“Swing Line Note” means a promissory note substantially in the form of Exhibit A-2 hereto.

“Swing Loan” means any loan made by the Swing Line Lender under the Swing Line Facility pursuant to Section 2.04.

“Swing Loan Maturity Date” means, with respect to any Swing Loan, the earlier of (i) the last day of the period for such Swing Loan as established by the Swing Line Lender and agreed to by the applicable Borrower, which shall be less than 15 days, and (ii) the Revolving Facility Termination Date.

“Swing Loan Participation” has the meaning provided in Section 2.04(c).

“Swing Loan Participation Amount” has the meaning provided in Section 2.04(c).

“Syndication Agent” has the meaning provided in the first paragraph of this Agreement.

“Synthetic Lease” means any lease (i) that is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the “owner” of the leased property for federal income tax purposes.

“Taxes” has the meaning provided in Section 3.03(a).

“Term Borrowing” means the incurrence of Term Loans consisting of one Type of Term Loan by the Company from all of the Term Lenders having Term Commitments in respect thereof on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date), having in the case of Eurodollar Loans the same Interest Period.

“Term Commitment” means, with respect to each Term Lender, the amount, if any, set forth opposite such Term Lender’s name in Schedule 1 hereto as its “Term Commitment” or in the case of any Lender that becomes a party hereto pursuant to an Assignment Agreement, the amount set forth in such Assignment Agreement, as such commitment may be reduced from time to time as a result of assignments to or from such Term Lender pursuant to Section 11.06.

“Term Commitment Period” means the period from and including the Closing Date to the Term Loan Commitment Termination Date.

“Term Facility Percentage” means, at any time for any Term Lender, the percentage obtained by dividing such Term Lender’s Term Commitment by the Total Term Loan Commitment, provided, however, that if the Total Term Loan Commitment has been terminated, the Term Facility Percentage for each Term Lender shall be determined by dividing such Lender’s Term Commitment immediately prior to such termination by the Total Term Loan Commitment immediately prior to such termination. The Term Facility Percentage of each Lender as of the Closing Date is set forth on Schedule 1 hereto.

“Term Lender” means any Lender holding a Term Commitment.

“Term Loan” means, with respect to each Term Lender that has a Term Commitment, any loan made by such Term Lender pursuant to Section 2.03.

“Term Loan Commitment Termination Date” means the earliest to occur of (i) the date the Term Commitments are permanently reduced to zero pursuant to Section 2.13, and (ii) the Term Loan Draw Date.

“Term Loan Draw Date” means the Business Day occurring between the Closing Date and March 12, 2011 that the Company designates in writing to the Administrative Agent (at least three (3) Business Days in advance) as the date on which the Company desires to draw upon the Term Commitment in accordance with Section 2.03.

“Term Loan Maturity Date” means January 12, 2016.

“Term Note” means a promissory note substantially in the form of Exhibit A-3 hereto.

“Testing Period” means a single period consisting of the four consecutive fiscal quarters of the Company then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended that are so indicated in such provision.

“Total Credit Facility Amount” means the aggregate of the Total Revolving Commitment and the Total Term Loan Commitment. As of the Closing Date, the Total Credit Facility Amount is $1,000,000,000.

“Total Leverage Ratio” means, for any Testing Period, the ratio of (i) Consolidated Funded Indebtedness to (ii) Consolidated Proforma EBITDA.

“Total Leverage Ratio Increase Period” has the meaning provided in Section 7.07.

“Total Revolving Commitment” means the sum of the Revolving Commitments, as the same may be decreased pursuant to Section 2.12(b) or increased from time to time pursuant to Section 2.02(b). As of the Closing Date, the amount of the Total Revolving Commitment is $750,000,000.

“Total Term Loan Commitment” means the sum of the Term Commitments of the Term Lenders. As of the Closing Date, the amount of the Total Term Loan Commitment is $250,000,000.

“Type” means any type of Loan determined with respect to the interest option and currency denomination applicable thereto, which in each case shall be a Base Rate Loan, a Eurodollar Loan or a Foreign Currency Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time. Unless otherwise specified, the UCC shall refer to the UCC as in effect in the State of New York.

“Unfunded Benefit Liabilities” of any Plan means the amount, if any, by which the current liability (as defined in Section 412(1)(7) of the Code) under the Plan as of the end of the Plan’s most recent fiscal year exceeds the fair market value of the Plan’s assets as of the end of such fiscal year, as reported in the actuarial report for such year.

“United States” and “U.S.” each means United States of America.

“Unpaid Drawing” means, with respect to any Letter of Credit, the aggregate Dollar or Dollar Equivalent amount, as applicable, of the draws made on such Letter of Credit that have not been reimbursed by the applicable Borrower or the applicable LC Obligor or converted to a Revolving Loan pursuant to Section 2.05(f)(i), and, in each case, all interest that accrues thereon pursuant to this Agreement.

“Unrestricted Cash” means, at any time of determination, the sum of (i) the aggregate amount of all cash deposits of the Credit Parties maintained in any demand deposit account, and (ii) the aggregate monetary value of all money market funds of the Credit Parties maintained in any account of a securities intermediary, to the extent such cash deposits and money market funds are free of any Lien or other encumbrance (other than (x) customary Liens arising in the ordinary course of business which the depository institution may have with respect to any right of offset against funds in such account, and (y) customary holds for uncollected deposits).

“Unused Total Revolving Commitment” means, at any time, the excess of (i) the Total Revolving Commitment at such time over (ii) the Aggregate Revolving Facility Exposure at such time.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001.

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

Section 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each means “to but excluding” and the word “through” means “through and including.”

Section 1.03 Accounting Terms. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time (other than with respect to FASB Accounting Standards Codification 840 (leases), which shall be construed in accordance with GAAP as of the Closing Date), provided that if the Company notifies the Administrative Agent and the Lenders that the Company wishes to amend any covenant in Article VII to eliminate the effect of any change in GAAP that occurs after the Closing Date on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Article VII for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company, the Administrative Agent and the Required Lenders, the Company, the Administrative Agent and the Lenders agreeing to enter into negotiations to amend any such covenant immediately upon receipt from any party entitled to send such notice.

Section 1.04 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all Real Property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing, and (f) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re-enacted or expressly replaced.

Section 1.05 Currency Equivalents. Except as otherwise specified herein, all references herein or in any other Loan Document to a dollar amount shall mean such amount in Dollars or, if the context so requires, the Dollar Equivalent of such amount in any Designated Foreign Currency. The Dollar Equivalent of any amount shall be determined in accordance with the definition of “Dollar Equivalent”; provided, however, that (a) notwithstanding the foregoing or anything elsewhere in this Agreement to the contrary, in calculating the Dollar Equivalent of any amount for purposes of determining (i) a Borrower’s obligation to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.13(c), or (ii) a Borrower’s ability to request additional Loans or Letters of Credit pursuant to the Commitments, the Administrative Agent shall calculate the Dollar Equivalent of each such amount on the date of each Credit Event hereunder and on the date of any payment or prepayment of any Loans or Unpaid Drawings and, in addition, the Administrative Agent may, in the case of either of the foregoing, in its discretion, calculate the Dollar Equivalent of any such amount on any other proximate Business Day selected by the Administrative Agent, and (b) in determining whether or not the Company and its Subsidiaries have exceeded any basket limitation set forth in Sections 7.02, 7.04 or 7.05, the Company and its Subsidiaries shall not be deemed to have exceeded any such basket limitation to the extent that, and only to the extent that, any such basket limitation was exceeded solely as a result of fluctuations in the exchange rate applicable to any Designated Foreign Currency.

ARTICLE II.

THE TERMS OF THE CREDIT FACILITY

Section 2.01 Establishment of the Credit Facility. On the Closing Date, and subject to and upon the terms and conditions set forth in this Agreement and the other Loan Documents, the Administrative Agent, the Lenders, the Swing Line Lender and each LC Issuer agree to establish the Credit Facility for the benefit of the Borrowers; provided, however, that at no time will (i) the Aggregate Credit Facility Exposure exceed the Total Credit Facility Amount, or (ii) the Credit Facility Exposure of any Lender exceed the aggregate amount of such Lender’s Commitment.

Section 2.02 Revolving Facility.

(a) Generally. During the Revolving Facility Availability Period, each Revolving Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a Revolving Loan or Revolving Loans to either Borrower as requested by such Borrower from time to time pursuant to such Revolving Lender’s Revolving Commitment, which Revolving Loans (i) may, except as set forth herein, at the option of a Borrower, be incurred and maintained as, or Converted into, Revolving Loans that are (x) Base Rate Loans or Eurodollar Loans (in each case denominated in Dollars) or (y) Foreign Currency Loans (denominated in Designated Foreign Currency), provided that all Revolving Loans made as part of the same Revolving Borrowing shall consist of Revolving Loans of the same Type; (ii) may be repaid or prepaid and re-borrowed in accordance with the provisions hereof; and (iii) shall not be made if, after giving effect to any such Revolving Loan, (A) the Revolving Facility Exposure of any Revolving Lender would exceed such Revolving Lender’s Revolving Commitment, (B) the Aggregate Revolving Facility Exposure plus the principal amount of Swing Loans would exceed the Total Revolving Commitment, or (C) a Borrower would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.13(c)(ii) or Section 2.13(c)(iii). The Revolving Loans to be made by each Revolving Lender will be made by such Revolving Lender on a pro rata basis based upon such Revolving Lender’s Revolving Facility Percentage of each Revolving Borrowing, in each case in accordance with Section 2.07 hereof.

(b) Increase in Revolving Commitments. The Company may, by written notice to the Administrative Agent, request (each such request, a “Commitment Increase Request”) that the Total Revolving Commitment be increased by an amount not to exceed $250,000,000 in the aggregate for all such increases from the Closing Date until the Revolving Facility Termination Date, provided that no Default or Event of Default has occurred and is continuing at the time of such Commitment Increase Request and on the date of any such increase. The Administrative Agent shall deliver a copy of such Commitment Increase Request to each Revolving Lender. The Company shall set forth in such Commitment Increase Request the amount of the requested increase in the Total Revolving Commitment (which shall be in a minimum amount of $25,000,000 and in minimum increments thereafter of $5,000,000) and the date on which such increase is requested to become effective (which date shall be not less than 15 Business Days nor more than 60 days after the date of such notice and that, in any event, must be at least 180 days prior to the Revolving Facility Termination Date), and shall offer each Revolving Lender the opportunity to increase its Revolving Commitment by its Revolving Facility Percentage of the proposed increased amount. Each Revolving Lender shall, by notice to the Company and the Administrative Agent given not more than 20 days after the date of delivery by the Administrative Agent of the Company’s Commitment Increase Request, either agree to increase its Revolving Commitment by all or a portion of the offered amount (each such Revolving Lender so agreeing being an

“Increasing Lender”) or decline to increase its Revolving Commitment (and any such Revolving Lender that does not deliver such a notice within such period of 20 days shall be deemed to have declined to increase its Revolving Commitment and each Revolving Lender so declining or being deemed to have declined being a “Non-Increasing Lender”). If at the end of the 20 day period referred to above there are any Non-Increasing Lenders, the Administrative Agent shall offer to each Increasing Lender the opportunity to increase its Revolving Commitment by all or a portion of the remaining amount of the requested increase that the Non-Increasing Lenders did not accept and, if such Increasing Lenders offer to increase their Revolving Commitments by more than such remaining amount, the Administrative Agent shall allocate such remaining amount among such Increasing Lenders on a pro rata basis based upon each such Lender’s Revolving Facility Percentage. If, on the 25th day after the Administrative Agent shall have delivered a copy of a request by the Company as set forth above, the Increasing Lenders shall have agreed pursuant to the preceding sentence to increase their Revolving Commitments by an aggregate amount less than the increase in the Total Revolving Commitment so requested by the Company, the Company may arrange for one or more banks or other entities that are Eligible Assignees, in each case reasonably acceptable to the Administrative Agent (each such Person so agreeing being an “Augmenting Lender”), to commit to making Revolving Loans pursuant to a Revolving Commitment hereunder in an amount no less than $15,000,000, and the Company and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence such Augmenting Lender’s Revolving Commitment and/or its status as a Revolving Lender hereunder. Any increase in the Total Revolving Commitment may be made in an amount that is less than the increase requested by the Company if the Company is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.

Each of the parties hereto agrees that the Administrative Agent may take any and all actions as may be reasonably necessary to ensure that after giving effect to any increase in the Total Revolving Commitment pursuant to this Section 2.02(b), the outstanding Revolving Loans (if any) are held by the Revolving Lenders in accordance with their new Revolving Facility Percentages. This may be accomplished at the discretion of the Administrative Agent: (w) by requiring the outstanding Revolving Loans to be prepaid with the proceeds of new Revolving Borrowings; (x) by causing the Non-Increasing Lenders to assign portions of their outstanding Revolving Loans to Increasing Lenders and Augmenting Lenders; (y) by permitting the Revolving Borrowings outstanding at the time of any increase in the Total Revolving Commitment pursuant to this Section 2.02(b) to remain outstanding until the last days of the respective Interest Periods therefor, even though the Revolving Lenders would hold such Revolving Borrowings other than in accordance with their new Revolving Facility Percentages; or (z) by any combination of the foregoing. Any prepayment or assignment described in this paragraph (b) shall be subject to Section 3.02, but otherwise without premium or penalty; provided, however, that the Administrative Agent, in exercising its discretion to take the actions permitted under this Section 2.02(b), shall use its commercially reasonable efforts to minimize the liability of the Borrowers arising under Section 3.02.

Section 2.03 Term Loan. Each Term Lender that has a Term Commitment severally agrees, on the terms and conditions set forth in this Agreement, to make a Term Loan to the Company during the Term Commitment Period pursuant to such Term Lender’s Term Commitment, which Term Loans: (i) can only be incurred on the Term Loan Draw Date in the entire amount of each Term Lender’s Term Commitment; (ii) once prepaid or repaid, may not be reborrowed; (iii) may, except as set forth herein, at the option of the Company, be incurred and maintained as, or Converted into, Term Loans that are Base Rate Loans or Eurodollar Loans, in each case denominated in Dollars, provided that all Term Loans made as part of the same Term Borrowing shall consist of Term Loans of the same Type; (iv) shall be repaid in accordance with Section 2.13(b); and (v) shall not exceed (A) for any Term Lender at the time of incurrence thereof the aggregate principal amount of such Term Lender’s Term Commitment, if any, and (B) for all the Term Lenders at the time of incurrence thereof the Total Term Loan Commitment.

The Term Loans to be made by each Term Lender will be made by such Term Lender in the aggregate amount of its Term Commitment in accordance with Section 2.07 hereof.

Section 2.04 Swing Line Facility.

(a) Swing Loans. During the Revolving Facility Availability Period, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make a Swing Loan or Swing Loans to a Borrower from time to time, which Swing Loans (i) shall be payable on the Swing Loan Maturity Date applicable to each such Swing Loan; (ii) shall be made only in Dollars; (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (iv) may only be made if after giving effect thereto (A) the aggregate principal amount of Swing Loans outstanding does not exceed the Swing Line Commitment, and (B) the Aggregate Revolving Facility Exposure plus the principal amount of Swing Loans would not exceed the Total Revolving Commitment; (v) shall not be made if, after giving effect thereto, the Borrowers would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.13(c) hereof; and (vi) shall not be made if the proceeds thereof would be used to repay, in whole or in part, any outstanding Swing Loan.

(b) Swing Loan Refunding. The Swing Line Lender may at any time, in its sole and absolute discretion, direct that the Swing Loans owing to it be refunded by delivering a notice to such effect to the Administrative Agent, specifying the aggregate principal amount thereof (a “Notice of Swing Loan Refunding”). Promptly upon receipt of a Notice of Swing Loan Refunding, the Administrative Agent shall give notice of the contents thereof to the Revolving Lenders and, unless an Event of Default specified in Section 8.01(h) in respect of a Borrower has occurred, the Borrowers. Each such Notice of Swing Loan Refunding shall be deemed to constitute delivery by the Borrowers of a Notice of Borrowing requesting Revolving Loans consisting of Base Rate Loans in the amount of the Swing Loans to which it relates. Each Revolving Lender (including the Swing Line Lender) hereby unconditionally agrees (notwithstanding that any of the conditions specified in Section 4.02 or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of paragraph (d) below) to make a Revolving Loan to the applicable Borrower in the amount of such Revolving Lender’s Revolving Facility Percentage of the aggregate amount of the Swing Loans to which such Notice of Swing Loan Refunding relates. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent in immediately available funds at the Payment Office not later than 2:00 P.M. (local time at the Payment Office), if such notice is received by such Revolving Lender prior to 11:00 A.M. (local time at its Domestic Lending Office), or not later than 2:00 P.M. (local time at the Payment Office) on the next Business Day, if such notice is received by such Revolving Lender after such time. The proceeds of such Revolving Loans shall be made immediately available to the Swing Line Lender and applied by it to repay the principal amount of the Swing Loans to which such Notice of Swing Loan Refunding relates.

(c) Swing Loan Participation. If prior to the time a Revolving Loan would otherwise have been made as provided above as a consequence of a Notice of Swing Loan Refunding, any of the events specified in Section 8.01(h) shall have occurred in respect of the applicable Borrower or one or more of the Revolving Lenders shall determine that it is legally prohibited from making a Revolving Loan under such circumstances, each Revolving Lender (other than the Swing Line Lender), or each Revolving Lender (other than such Swing Line Lender) so prohibited, as the case may be, shall, on the date such Revolving Loan would have been made by it (the “Purchase Date”), purchase an undivided participating interest (a “Swing Loan Participation”) in the outstanding Swing Loans to which such Notice of Swing Loan Refunding relates, in an amount (the “Swing Loan Participation Amount”) equal to such Revolving Lender’s Revolving Facility Percentage of such outstanding Swing Loans. On the Purchase Date, each such Revolving Lender or each such Revolving Lender so prohibited, as the case may be, shall pay to the Swing Line Lender, in immediately available funds, such Revolving Lender’s Swing Loan Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other

Revolving Lender, deliver to such Revolving Lender a participation certificate, dated the date of the Swing Line Lender’s receipt of the funds from, and evidencing such Revolving Lender’s Swing Loan Participation in such Swing Loans and its Swing Loan Participation Amount in respect thereof. If any amount required to be paid by a Revolving Lender to the Swing Line Lender pursuant to the above provisions in respect of any Swing Loan Participation is not paid on the date such payment is due, such Revolving Lender shall pay to the Swing Line Lender on demand interest on the amount not so paid at the overnight Federal Funds Effective Rate from the due date until such amount is paid in full. Whenever, at any time after the Swing Line Lender has received from any other Revolving Lender such Revolving Lender’s Swing Loan Participation Amount, the Swing Line Lender receives any payment from or on behalf of the applicable Borrower on account of the related Swing Loans, the Swing Line Lender will promptly distribute to such Revolving Lender its ratable share of such amount based on its Revolving Facility Percentage of such amount on such date on account of its Swing Loan Participation (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s participating interest was outstanding and funded); provided, however, that if such payment received by the Swing Line Lender is required to be returned, such Revolving Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

(d) Obligations Unconditional. Each Revolving Lender’s obligation to make Revolving Loans pursuant to Section 2.04(b) and/or to purchase Swing Loan Participations in connection with a Notice of Swing Loan Refunding shall be subject to the conditions that (i) such Revolving Lender shall have received a Notice of Swing Loan Refunding complying with the provisions hereof and (ii) at the time the Swing Loans that are the subject of such Notice of Swing Loan Refunding were made, the Swing Line Lender making the same had no actual written notice from another Lender that an Event of Default had occurred and was continuing, but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender that gives such Notice of Swing Loan Refunding, and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right that such Revolving Lender may have against any other Lender, any Credit Party, or any other Person, or any Credit Party may have against any Lender or other Person, as the case may be, for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect; (D) any breach of any Loan Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.

Section 2.05 Letters of Credit.

(a) LC Issuances. During the Revolving Facility Availability Period, a Borrower may request an LC Issuer at any time and from time to time to issue, for the account of such Borrower or any Subsidiary Guarantor, and subject to and upon the terms and conditions herein set forth, each LC Issuer agrees to issue from time to time Letters of Credit denominated and payable in Dollars or any Designated Foreign Currency and in each case in such form as may be approved by such LC Issuer and the Administrative Agent; provided, however, that notwithstanding the foregoing, no LC Issuance shall be made if after giving effect thereto, (i) the LC Outstandings would exceed the LC Commitment Amount, (ii) the Revolving Facility Exposure of any Revolving Lender would exceed such Revolving Lender’s Revolving Commitment, (iii) the Aggregate Revolving Facility Exposure plus the principal amount of Swing Loans outstanding would exceed the Total Revolving Commitment, or (iv) the Borrowers would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.13(c)(ii) or Section 2.13(c)(iii). Subject to Section 2.05(c) below, each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (y) one year from the date of issuance thereof, or (z) 30 Business Days prior to the Revolving Facility Termination Date.

(b) LC Requests. Whenever a Borrower desires that a Letter of Credit be issued for its account or the account of any eligible LC Obligor, the applicable Borrower shall give the Administrative Agent and the applicable LC Issuer written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) which, if in the form of written notice, shall be substantially in the form of Exhibit B-3 (each such request, a “LC Request”), or transmit by electronic communication (if arrangements for doing so have been approved by the applicable LC Issuer), prior to 11:00 A.M. (local time at the Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant LC Issuer) prior to the proposed date of issuance (which shall be a Business Day), which LC Request shall include such supporting documents that such LC Issuer customarily requires in connection therewith (including, in the case of a Letter of Credit for an account party other than a Borrower, an application for, and if applicable a reimbursement agreement with respect to, such Letter of Credit). In the event of any inconsistency between any of the terms or provisions of any LC Document and the terms and provisions of this Agreement respecting Letters of Credit, the terms and provisions of this Agreement shall control.

(c) Auto-Renewal Letters of Credit. If an LC Obligor so requests in any applicable LC Request, each LC Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions; provided, however, that any Letter of Credit that has automatic renewal provisions must permit such LC Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Once any such Letter of Credit that has automatic renewal provisions has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) such LC Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than 30 Business Days prior to the Revolving Facility Termination Date; provided, however, that such LC Issuer shall not permit any such renewal if (i) such LC Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (ii) it has received written notice on or before the day that is two Business Days before the date that such LC Issuer is permitted to send a notice of non-renewal from the Administrative Agent, any Revolving Lender or the Borrowers that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(d) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the applicable LC Issuer and the applicable LC Obligor, when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance (including the International Chamber of Commerce’s decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (Euro)) shall apply to each Commercial Letter of Credit.

(e) Notice of LC Issuance. Each LC Issuer shall, on the date of each LC Issuance by it, give the Administrative Agent, each Revolving Lender and the Borrowers written notice of such LC Issuance, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by such LC Issuer. Each LC Issuer shall provide to the Administrative Agent a quarterly (or monthly if requested by any applicable Revolving Lender) summary describing each Letter of Credit issued by such LC Issuer and then outstanding and an identification for the relevant period of the daily aggregate LC Outstandings represented by Letters of Credit issued by such LC Issuer.

(f)	Reimbursement Obligations.

(i) Each Borrower hereby agrees to reimburse (or cause any LC Obligor for whose account a Letter of Credit was issued to reimburse) each LC Issuer, by making payment directly to such LC Issuer in immediately available funds at the payment office of such LC Issuer, for any Unpaid Drawing with respect to any Letter of Credit issued for the account of such Borrower by 2:00 P.M. (local time at the Notice Office) within one Business Day after the payment or disbursement under such Letter of Credit (and the applicable LC Issuer shall give notice to the Borrowers (or such other LC Obligor) of such payment or disbursement as soon as practicable, but in any event no later than 2:00 P.M. (local time at the Notice Office) on the Business Day of such payment or disbursement), such payment to be made in Dollars or in the applicable Designated Foreign Currency in which such Letter of Credit is denominated, with interest on the amount so paid or disbursed by such LC Issuer, from and including the date paid or disbursed to but not including the date such LC Issuer is reimbursed therefor at a rate per annum that shall be the rate then applicable to Revolving Loans pursuant to Section 2.09(a)(i) that are Base Rate Loans or, if not reimbursed within the time required pursuant to the foregoing, at the Default Rate, any such interest also to be payable on demand. If by 2:00 P.M. on the Business Day immediately following such payment or disbursement in respect of an Unpaid Drawing, the relevant Borrower or the other relevant LC Obligor has not made such reimbursement out of its available cash on hand or, in the case of a Borrower, a contemporaneous Borrowing hereunder (if such Borrowing is otherwise available to such Borrower), (x) the applicable Borrower will in each case be deemed to have given a Notice of Borrowing for Revolving Loans that are Base Rate Loans in an aggregate Dollar Equivalent principal amount sufficient to reimburse such Unpaid Drawing (and the Administrative Agent shall promptly give notice to the Revolving Lenders of such deemed Notice of Borrowing), (y) the Revolving Lenders shall, in accordance with and subject to Section 2.05(g)(iii) and unless they are legally prohibited from doing so, make the Revolving Loans contemplated by such deemed Notice of Borrowing (which Revolving Loans shall be considered made under Section 2.02), and (z) the proceeds of such Revolving Loans shall be disbursed directly to the applicable LC Issuer to the extent necessary to effect such reimbursement and repayment of the Unpaid Drawing, with any excess proceeds to be made available to the applicable Borrower in accordance with the applicable provisions of this Agreement.

(ii) Obligations Absolute. Each LC Obligor’s obligation under this Section to reimburse each LC Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that such LC Obligor may have or have had against such LC Issuer, the Administrative Agent or any Revolving Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that no LC Obligor shall be obligated to reimburse an LC Issuer for any wrongful payment made by such LC Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such LC Issuer.

(g)	LC Participations.

(i) Immediately upon each LC Issuance, the LC Issuer of such Letter of Credit shall be deemed to have sold and transferred to each Revolving Lender with a Revolving Commitment, and each such Revolving Lender shall be deemed irrevocably and unconditionally to have purchased and received from such LC Issuer, without recourse or warranty, an undivided interest and participation (an “LC Participation”), to the extent of such Revolving Lender’s Revolving Facility Percentage of the Stated Amount of such Letter of Credit in effect at such time of issuance, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder, the obligations of any LC Obligor under this Agreement with respect thereto (although LC Fees relating thereto shall be payable directly to the Administrative Agent for the account of the Revolving Lenders as provided in Section 2.11 and the Revolving Lenders shall have no right to receive any portion of any fees of the nature contemplated by Section 2.11(c) or Section 2.11(e)), the obligations of any LC Obligor under any LC Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing.

(ii) In determining whether to pay under any Letter of Credit, an LC Issuer shall not have any obligation relative to the Revolving Lenders other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an LC Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such LC Issuer any resulting liability relative to the Revolving Lenders.

(iii) In the event that an LC Issuer makes any payment under any Letter of Credit and the applicable LC Obligor shall not have reimbursed such amount in full to such LC Issuer pursuant to Section 2.05(f), either from available cash on hand or the proceeds of Revolving Loans, such LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Revolving Lender of such failure, and each Revolving Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such LC Issuer, the amount of such Revolving Lender’s Revolving Facility Percentage of such payment in Dollars (in same-day funds) or in the applicable Designated Foreign Currency in which such Letter of Credit is denominated (within 3 Business Days); provided, however, that no Revolving Lender shall be obligated to pay to the Administrative Agent its Revolving Facility Percentage of such unreimbursed amount for any wrongful payment made by such LC Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such LC Issuer. If the Administrative Agent so notifies any Revolving Lender required to fund a payment under a Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such Revolving Lender shall make available to the Administrative Agent for the account of the relevant LC Issuer such Revolving Lender’s Revolving Facility Percentage of the amount of such payment on such Business Day in same-day funds. If and to the extent such Revolving Lender shall not have so made its Revolving Facility Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant LC Issuer, such Revolving Lender agrees to pay to the Administrative Agent for the account of such LC Issuer, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such LC Issuer at the Federal Funds Effective Rate. The failure of any Revolving Lender to make available to the Administrative Agent for the account of the relevant LC Issuer its Revolving Facility Percentage of any payment under any Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent for the account of such LC Issuer its Revolving Facility Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Administrative Agent for the account of such LC Issuer such other Revolving Lender’s Revolving Facility Percentage of any such payment.

(iv) Whenever an LC Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such LC Issuer any payments from the Revolving Lenders pursuant to subpart (iii) above, such LC Issuer shall pay to the

Administrative Agent and the Administrative Agent shall promptly pay to each Revolving Lender that has paid its Revolving Facility Percentage thereof, in same-day funds, an amount equal to such Revolving Lender’s Revolving Facility Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective LC Participations, as and to the extent so received.

(v) The obligations of the Revolving Lenders to make payments to the Administrative Agent for the account of each LC Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(B) the existence of any claim, set-off defense or other right that any LC Obligor may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any LC Issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the applicable LC Obligor and the beneficiary named in any such Letter of Credit), other than any claim that the applicable LC Obligor may have against any applicable LC Issuer for gross negligence or willful misconduct of such LC Issuer in making payment under any applicable Letter of Credit;

(C) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

(E) the occurrence of any Default or Event of Default.

(vi) To the extent any LC Issuer is not indemnified by the Borrowers or any LC Obligor, the Revolving Lenders will reimburse and indemnify such LC Issuer, in proportion to their respective Revolving Facility Percentages (determined at the time such indemnity is sought), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature that may be imposed on, asserted against or incurred by such LC Issuer in performing its respective duties in any way related to or arising out of LC Issuances by it; provided, however, that no Revolving Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from such LC Issuer’s gross negligence or willful misconduct.

(h) Existing Letters of Credit. On and after the Closing Date, each Existing Letter of Credit shall be deemed to have been issued by the LC Issuer pursuant to the terms of this Agreement and shall constitute a Letter of Credit for all purposes under this Agreement and the other Loan Documents. The

Company agrees that it shall be liable with respect to any drawing made under any of the Existing Letters of Credit in accordance with this Section 2.05 and the other provisions of this Agreement. On and after the Closing Date, the fees applicable to each Existing Letter of Credit shall be the fees applicable to Letters of Credit as set forth in Section 2.11 hereof.

Section 2.06 Notice of Borrowing.

(a) Time of Notice. Each Borrowing of a Loan (other than a Continuation or Conversion) shall be made upon notice in the form provided for below which shall be provided by the requesting Borrower to the Administrative Agent at its Notice Office not later than (i) in the case of each Borrowing of a Fixed Rate Loan, 1:00 P.M. (local time at its Notice Office) at least three Business Days (or in the case of a Fixed Rate Loan designated in Japanese Yen, four Business Days) prior to the date of such Borrowing, (ii) in the case of each Borrowing of a Base Rate Loan, prior to 1:00 P.M. (local time at its Notice Office) on the proposed date of such Borrowing, and (iii) in the case of any Borrowing under the Swing Line Facility, prior to 1:00 P.M. (local time at its Notice Office) on the proposed date of such Borrowing.

(b) Notice of Borrowing. Each request for a Borrowing (other than a Continuation or Conversion) shall be made by an Authorized Officer of the applicable Borrower (or any Person designated by an Authorized Officer of such Borrower in writing to the Administrative Agent to make such a request) by delivering written notice of such request substantially in the form of Exhibit B-1 hereto (each such notice, a “Notice of Borrowing”) or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of such Borrower of a Notice of Borrowing), and in any event each such request shall be irrevocable and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of the Borrowing (which shall be a Business Day), (iii) the Type of Loans such Borrowing will consist of, and (iv) if applicable, the initial Interest Period, the Swing Loan Maturity Date (which shall be less than 15 days) and Designated Foreign Currency applicable thereto. Without in any way limiting the obligation of the applicable Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of such Borrower entitled to give telephonic notices under this Agreement on behalf of such Borrower. In each such case, the Administrative Agent’s record of the terms of such telephonic notice shall be conclusive absent manifest error.

(c) Minimum Borrowing Amount. The aggregate principal amount of each Borrowing by each Borrower shall not be less than the Minimum Borrowing Amount.

(d) Maximum Borrowings. More than one Borrowing may be incurred by a Borrower on any day; provided, however, that (i) if there are two or more Borrowings on a single day (other than with respect to a Term Borrowing made on the Term Loan Draw Date) by a Borrower that consist of Fixed Rate Loans, each such Borrowing shall have a different initial Interest Period, and (ii) at no time shall there be more than 20 Borrowings of Fixed Rate Loans outstanding hereunder.

Section 2.07 Funding Obligations; Disbursement of Funds.

(a) Several Nature of Funding Obligations. The Commitments of each Lender hereunder and the obligation of each Lender to make Loans, acquire and fund Swing Loan Participations, and LC Participations, as the case may be, are several and not joint obligations. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans or fund any participation hereunder and each Lender shall be obligated to make the Loans provided to be made by it and fund its participations required to be funded by it hereunder, regardless of the failure of any other Lender to fulfill any of its Commitments hereunder. Nothing herein and no subsequent termination of the Commitments pursuant to Section 2.12 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights that any Borrower may have against any Lender as a result of any default by such Lender hereunder.

(b) Borrowings Pro Rata. Except with respect to the making of Swing Loans by the Swing Line Lender, all Loans hereunder shall be made as follows: (i) all Revolving Loans made, and LC Participations acquired by each Revolving Lender with a Revolving Commitment, shall be made or acquired, as the case may be, and held on a pro rata basis based upon each such Revolving Lender’s Revolving Facility Percentage of the amount of such Revolving Borrowing or Letter of Credit in effect on the date the applicable Revolving Borrowing is to be made or the Letter of Credit is to be issued; and (ii) all Term Loans shall be made by the Term Lenders having Term Commitments pro rata on the basis of their respective Term Commitments.

(c) Notice to Lenders. The Administrative Agent shall promptly give the applicable Lenders written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, or Conversion or Continuation thereof, and LC Issuance, and of each such Lender’s respective proportionate share thereof or participation therein and of the other matters covered by the Notice of Borrowing, Notice of Continuation or Conversion, or LC Request, as the case may be, relating thereto.

(d)	Funding of Loans.

(i) Loans Generally. No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing (or, in the case of a Base Rate Loan requested for that same day, 4:00 P.M.), each Lender will make available its amount, if any, of each Borrowing requested to be made on such date to the Administrative Agent at the Payment Office in Dollars or the applicable Designated Foreign Currency and in immediately available funds and the Administrative Agent promptly will make available to the applicable Borrower by depositing to its account at the Payment Office (or such other account as such Borrower shall specify) the aggregate of the amounts so made available in the type of funds received.

(ii) Swing Loans. No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing (or, in the case of a Swing Loan requested for that same day, 4:00 P.M.), the Swing Line Lender will make available to the applicable Borrower by depositing to its account at the Payment Office (or such other account as such Borrower shall specify) the aggregate of Swing Loans requested in such Notice of Borrowing.

(e) Advance Funding. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made the same available to such Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify such Borrower, and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower to the date such corresponding amount is recovered by the Administrative Agent at a rate per annum equal to (i) if paid by such Lender, the overnight Federal Funds Effective Rate or (ii) if paid by such Borrower, the then applicable rate of interest, calculated in accordance with Section 2.09, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to Section 3.02).

Section 2.08 Evidence of Obligations.

(a) Loan Accounts of Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) Loan Accounts of Administrative Agent; Lender Register. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan and Borrowing made hereunder, the Type thereof, the currency in which such Loan is denominated, the Interest Period and applicable interest rate and, in the case of a Swing Loan, the Swing Loan Maturity Date applicable thereto, (ii) the amount and other details with respect to each Letter of Credit issued hereunder, (iii) the amount of any principal due and payable or to become due and payable from any Borrower to each Lender hereunder, (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof, and (v) the other details relating to the Loans, Letters of Credit and other Obligations. In addition, the Administrative Agent shall maintain, on behalf of the Borrowers, a register (the “Lender Register”) on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders. The Administrative Agent will make the Lender Register available to any Lender or the Borrowers upon their request.

(c) Effect of Loan Accounts, etc. The entries made in the accounts maintained pursuant to Section 2.08(b) shall be rebuttably presumptive evidence of the existence and amounts of the Obligations recorded therein; provided, that the failure of the Administrative Agent to maintain such accounts or any error (other than manifest error) therein shall not in any manner affect the obligation of any Credit Party to repay or prepay the Loans or the other Obligations in accordance with the terms of this Agreement.

(d) Notes. Upon request of any Lender or the Swing Line Lender, the applicable Borrower will execute and deliver to such Lender or the Swing Line Lender, as the case may be, (i) a Revolving Facility Note with blanks appropriately completed in conformity herewith to evidence the obligation of such Borrower to pay the principal of, and interest on, the Revolving Loans made to it by such Revolving Lender, (ii) a Term Note with blanks appropriately completed in conformity herewith to evidence its obligation to pay the principal of, and interest on, the Term Loan made to it by such Term Lender, and (iii) a Swing Line Note with blanks appropriately completed in conformity herewith to evidence such Borrower’s obligation to pay the principal of, and interest on, the Swing Loans made to it by the Swing Line Lender; provided, however, that the decision of any Lender or the Swing Line Lender to not request a Note shall in no way detract from the Borrowers’ respective obligations to repay the Loans and other amounts owing by such Borrower to such Lender or the Swing Line Lender.

(e) Several Liability of the Foreign Borrower. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Obligations of the Foreign Borrower hereunder shall be several (and not joint) and the Foreign Borrower shall only be liable for any Loans and any other Obligations incurred directly by it and shall not be liable for any of the Obligations of the Company or any other Credit Party hereunder. The foregoing shall not in any way limit the Guaranty Obligations of the Company pursuant to Article X hereof or the Guaranty Obligations of a Subsidiary Guarantor under the Subsidiary Guaranty.

Section 2.09 Interest; Default Rate.

(a) Interest on Revolving Loans. The outstanding principal amount of each Revolving Loan made by each Revolving Lender shall bear interest at a fluctuating rate per annum that shall at all times be equal to (i) during such periods as such Revolving Loan is a Base Rate Loan, the Base Rate plus the Applicable Margin in effect from time to time, (ii) during such periods as such Revolving Loan is a Eurodollar Loan, the relevant Adjusted Eurodollar Rate for such Eurodollar Loan for the applicable Interest Period plus the Applicable Margin in effect from time to time, and (iii) during such periods as a Revolving Loan is a Foreign Currency Loan, the relevant Adjusted Foreign Currency Rate for such Foreign Currency Loan for the applicable Interest Period plus the Applicable Margin in effect from time to time.

(b) Interest on Term Loans. The outstanding principal amount of each Term Loan made by each Term Lender shall bear interest at a fluctuating rate per annum that shall at all times be equal to (i) during such periods as such Term Loan is a Base Rate Loan, the Base Rate plus the Applicable Margin in effect from time to time, and (ii) during such periods as such Term Loan is a Eurodollar Loan, the relevant Adjusted Eurodollar Rate for such Eurodollar Loan for the applicable Interest Period plus the Applicable Margin in effect from time to time.

(c) Interest on Swing Loans. The outstanding principal amount of each Swing Loan made to a Borrower shall bear interest from the date of the Borrowing at a rate per annum that shall be equal to the Quoted Rate applicable thereto.

(d) Default Interest. Notwithstanding the above provisions, if an Event of Default is in existence, upon written notice by the Administrative Agent (which notice the Administrative Agent shall give at the direction of the Required Lenders), (i) all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan shall bear interest, payable on demand, at a rate per annum equal to the Default Rate, and (ii) the LC Fees shall be increased by an additional 2% per annum in excess of the LC Fees otherwise applicable thereto. In addition, if any amount (other than amounts as to which the foregoing subparts (i) and (ii) are applicable) payable by the Borrowers under the Loan Documents is not paid when due, upon written notice by the Administrative Agent (which notice the Administrative Agent shall give at the direction of the Required Lenders), such amount shall bear interest, payable on demand, at a rate per annum equal to the Default Rate.

(e) Accrual and Payment of Interest. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable by the applicable Borrower: (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each calendar quarter, (ii) in respect of each Fixed Rate Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates that are successively three months after the commencement of such Interest Period, (iii) in respect of any Swing Loan, on the Swing Loan Maturity Date applicable thereto, and (iv) in respect of all Loans, other than Revolving Loans accruing interest at a Base Rate, on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), at maturity (whether by acceleration or otherwise), and, after such maturity or, in the case of any interest payable pursuant to Section 2.09(d), on demand.

(f) Computations of Interest. All computations of interest on Fixed Rate Loans and Swing Loans hereunder shall be made on the actual number of days elapsed over a year of 360 days, except in the case such Loans are denominated in Pounds Sterling, in which case such computations of interest shall be based on the actual number of days elapsed over a year of 365 days. All computations of interest on Base Rate Loans and Unpaid Drawings hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as applicable.

(g) Information as to Interest Rates. The Administrative Agent, upon determining the interest rate for any Borrowing, shall promptly notify the Borrowers and the Lenders thereof. Any changes in the Applicable Margin shall be determined by the Administrative Agent in accordance with the provisions set forth in the definition of “Applicable Margin” and the Administrative Agent will promptly provide notice of such determinations to the Borrowers and the Lenders. Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error.

Section 2.10 Conversion and Continuation of Loans.

(a) Conversion and Continuation of Revolving Loans. Each Borrower shall have the right, subject to the terms and conditions of this Agreement, to (i) Convert all or a portion of the outstanding principal amount of Loans made to it of one Type made to it into a Borrowing or Borrowings of another Type of Loans that can be made to it pursuant to this Agreement and (ii) Continue a Borrowing of Eurodollar Loans or Foreign Currency Loans made to it, as the case may be, at the end of the applicable Interest Period as a new Borrowing of Eurodollar Loans or Foreign Currency Loans (in the same Designated Foreign Currency as the original Foreign Currency Loan) with a new Interest Period; provided, however, that (A) no Foreign Currency Loan may be Converted into a Base Rate Loan, Eurodollar Loan or a Foreign Currency Loan that is denominated in a different Designated Foreign Currency, and (B) any Conversion of Eurodollar Loans into Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans.

(b) Notice of Continuation and Conversion. Each Continuation or Conversion of a Loan shall be made upon notice in the form provided for below provided by the applicable Borrower to the Administrative Agent at its Notice Office not later than (i) in the case of each Continuation of or Conversion into a Fixed Rate Loan, prior to 1:00 P.M. (local time at its Notice Office) at least two Business Days’ prior to the date of such Continuation or Conversion, and (ii) in the case of each Conversion to a Base Rate Loan, prior to 1:00 P.M. (local time at its Notice Office) on the proposed date of such Conversion. Each such request shall be made by an Authorized Officer of the applicable Borrower delivering written notice of such request substantially in the form of Exhibit B-2 hereto (each such notice, a “Notice of Continuation or Conversion”) or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of such Borrower of a Notice of Continuation or Conversion), and in any event each such request shall be irrevocable and shall specify (A) the Borrowings to be Continued or Converted, (B) the date of the Continuation or Conversion (which shall be a Business Day), and (C) the Interest Period or, in the case of a Continuation, the new Interest Period. Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of such Borrower entitled to give telephonic notices under this Agreement on behalf of such Borrower. In each such case, the Administrative Agent’s record of the terms of such telephonic notice shall be conclusive absent manifest error.

Section 2.11 Fees.

(a) Revolving Commitment Fees. The Company agrees to pay to the Administrative Agent, for the ratable benefit of each Revolving Lender (other than any Defaulting Lender) based upon each such Revolving Lender’s Revolving Facility Percentage, as consideration for the Revolving Commitments of the Revolving Lenders, commitment fees (the “Revolving Commitment Fees”) for the period from the

Closing Date to, but not including, the Revolving Facility Termination Date, computed for each day at a rate per annum equal to (A) the Applicable Commitment Fee Rate in effect on such day times (B) the Unused Total Revolving Commitment on such day. Accrued Revolving Commitment Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date.

(b) LC Fees.

(i) Standby Letters of Credit. The applicable Borrower agrees to pay to the Administrative Agent, for the ratable benefit of each Revolving Lender (other than a Defaulting Lender) based upon each such Revolving Lender’s Revolving Facility Percentage, a fee in respect of each Letter of Credit issued hereunder for its account that is a Standby Letter of Credit for the period from the date of issuance of such Letter of Credit until the expiration date thereof (including any extensions of such expiration date that may be made at the election of the account party or the beneficiary), computed for each day at a rate per annum equal to (A) the Applicable Margin for Revolving Loans that are Eurodollar Loans in effect on such day times (B) the Stated Amount of such Letter of Credit on such day. The foregoing fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date.

(ii) Commercial Letters of Credit. The applicable Borrower agrees to pay to the Administrative Agent for the ratable benefit of each Revolving Lender based upon each such Revolving Lender’s Revolving Facility Percentage, a fee in respect of each Letter of Credit issued for its account hereunder that is a Commercial Letter of Credit in an amount equal to (A) one half of the Applicable Margin for Loans that are Eurodollar Loans in effect on the date of issuance times (B) the Stated Amount of such Letter of Credit. The foregoing fees shall be payable on the date of issuance of such Letter of Credit.

(c) Fronting Fees. The applicable Borrower agrees to pay directly to each LC Issuer, for its own account, the fronting fees contained in any fee letter with such LC Issuer (each such letter, an “LC Fee Letter”)

(d) Additional Charges of LC Issuer. The applicable Borrower agrees to pay directly to each LC Issuer upon each LC Issuance, drawing under, or amendment, extension, renewal or transfer of, a Letter of Credit issued by it such amount as shall at the time of such LC Issuance, drawing under, amendment, extension, renewal or transfer be the processing charge that such LC Issuer is customarily charging for issuances of, drawings under or amendments, extensions, renewals or transfers of, letters of credit issued by it.

(e) Administrative Agent Fees. The Company shall pay to the Administrative Agent, on the Closing Date and thereafter, for its own account, the fees set forth in the Administrative Agent Fee Letter.

(f) Computations and Determination of Fees. Any changes in the Applicable Commitment Fee Rate shall be determined by the Administrative Agent in accordance with the provisions set forth in the definition of “Applicable Commitment Fee Rate” and the Administrative Agent will promptly provide notice of such determinations to the Borrowers and the Lenders. Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error. All computations of Revolving Commitment Fees, LC Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

Section 2.12 Termination and Reduction of Revolving Commitments.

(a) Mandatory Termination of Commitments. All of the Revolving Commitments shall terminate on the Revolving Facility Termination Date. All of the Term Commitments shall terminate on the Term Loan Commitment Termination Date.

(b) Voluntary Termination of the Total Revolving Commitment. Upon at least three Business Days’ prior irrevocable written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Revolving Lenders), the Company shall have the right to terminate in whole the Total Revolving Commitment, provided that (i) all outstanding Revolving Loans and Unpaid Drawings are contemporaneously prepaid in accordance with Section 2.13 and (ii) either there are no outstanding Letters of Credit or the Borrowers shall contemporaneously either (x) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to each LC Issuer and the Revolving Lenders) or (y) provide cash collateral therefor pursuant to Section 2.13(c)(iii).

(c) Partial Reduction of Total Revolving Commitment. Upon at least three Business Days’ prior irrevocable written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Revolving Lenders), the Company shall have the right to partially and permanently reduce the Unused Total Revolving Commitment; provided, however, that (i) any such reduction shall apply to proportionately (based on each Revolving Lender’s Revolving Facility Percentage) and permanently reduce the Revolving Commitment of each Revolving Lender, (ii) such reduction shall apply to proportionately and permanently reduce the LC Commitment Amount, but only to the extent that the Unused Total Revolving Commitment would be reduced below such limit, (iii) no such reduction shall be permitted if the Borrowers would be required to make a mandatory prepayment of Loans or cash collateralize Letters of Credit pursuant to Section 2.13, unless such mandatory prepayment or cash collateralization requirement is satisfied and (iv) any partial reduction shall be in the amount of at least $10,000,000 (or, if greater, in integral multiples of $1,000,000).

Section 2.13 Payments and Prepayments of Loans.

(a) Voluntary Prepayments. The Borrowers shall have the right to prepay any of the Loans owing by either such Borrower, in whole or in part, without premium or penalty, from time to time. The applicable Borrower shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Fixed Rate Loans) the specific Borrowing(s) pursuant to which the prepayment is to be made, which notice shall be received by the Administrative Agent by (y) 1:00 P.M. (local time at the Notice Office) two Business Days prior to the date of such prepayment, in the case of any prepayment of Fixed Rate Loans, or (z) 1:00 P.M. (local time at the Notice Office) one Business Day prior to the date of such prepayment, in the case of any prepayment of Base Rate Loans, and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders, provided that:

(i) each partial prepayment shall be in an aggregate principal amount of at least (A) in the case of any prepayment of a Fixed Rate Loan, $3,000,000 (or, if less, the full amount of such Borrowing) or the Dollar Equivalent thereof, or an integral multiple of $1,000,000 or the Dollar Equivalent thereof in excess thereof, (B) in the case of any prepayment of a Base Rate Loan, $1,000,000 (or, if less, the full amount of such Borrowing) or the Dollar Equivalent thereof, or an integral multiple of $100,000 or the Dollar Equivalent thereof in excess thereof, and (C) in the case of any prepayment of a Swing Loan, in the full amount thereof; and

(ii) in the case of any prepayment of Term Loans, such prepayment shall be applied to prepay the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to the Scheduled Repayments in respect of the Term Loans in direct order of maturity.

(b) Scheduled Repayments of Term Loans. On each of the dates set forth below, the Company shall repay the principal amount of the Term Loans in the amount set forth opposite such date, except that the payment due on the Term Loan Maturity Date shall in any event be in the amount of the entire remaining principal amount of the outstanding Term Loans (each such repayment, a “Scheduled Repayment”):

Date	Amount of Payment
April 30, 2011	$3,125,000
July 31, 2011	$3,125,000
October 31, 2011	$3,125,000
January 31, 2012	$3,125,000
April 30, 2012	$3,125,000
July 31, 2012	$3,125,000
October 31, 2012	$3,125,000
January 31, 2013	$3,125,000
April 30, 2013	$3,125,000
July 31, 2013	$3,125,000
October 31, 2013	$3,125,000
January 31, 2014	$3,125,000
April 30, 2014	$6,250,000
July 31, 2014	$6,250,000
October 31, 2014	$6,250,000
January 31, 2015	$6,250,000
April 30, 2015	$6,250,000
July 31, 2015	$6,250,000
October 31, 2015	$6,250,000
Term Loan Maturity Date	Remaining Outstanding Term Loan Balance

;provided, that each Scheduled Repayment set forth above will be reduced to the extent of any voluntary prepayment made pursuant to Section 2.13(a) above and as a result of any purchase and cancellation of Term Loans pursuant to Section 2.13(e)

(c) Mandatory Payments. The Loans shall be subject to mandatory repayment or prepayment (in the case of any partial prepayment conforming to the requirements as to the amounts of partial prepayments set forth in Section 2.13(a) above), and the LC Outstandings shall be subject to cash collateralization requirements, in accordance with the following provisions:

(i) Revolving Facility Termination Date. The entire principal amount of all outstanding Revolving Loans shall be repaid in full on the Revolving Facility Termination Date.

(ii) Loans Exceed the Commitments. If on any date (after giving effect to any other payments on such date) (A) the Aggregate Credit Facility Exposure exceeds the Total Credit Facility Amount, (B) the Revolving Facility Exposure of any Revolving Lender exceeds such Lender’s Revolving Commitment, (C) the Aggregate Revolving Facility Exposure plus the principal amount of Swing Loans exceeds the Total Revolving Commitment, or (D) the aggregate principal amount of Swing Loans outstanding exceeds the Swing Line Commitment, then, in the case of each of the foregoing, each applicable Borrower shall, on such day, prepay on such date the principal amount of Revolving Loans and, after Revolving Loans have been paid in full, Unpaid Drawings, in an aggregate amount at least equal to such excess.

(iii) LC Outstandings Exceed LC Commitment If on any date the LC Outstandings exceed the LC Commitment Amount, then the applicable LC Obligor or each applicable Borrower shall, on such day, pay to the Administrative Agent an amount in cash equal to such excess, and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the applicable LC Obligors hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, each LC Issuer and each applicable Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent, each LC Issuer and the Borrowers until the proceeds are applied to any Unpaid Drawings or to any other Obligations in accordance with any such cash collateral agreement).

(d) Particular Loans to be Prepaid. With respect to each repayment or prepayment of Loans made or required by this Section, the applicable Borrower shall designate the Types of Loans that are to be repaid or prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made, provided, however, that (i) the applicable Borrower shall first so designate all Loans that are Base Rate Loans and Fixed Rate Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Fixed Rate Loans for repayment or prepayment, and (ii) if the outstanding principal amount of Fixed Rate Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall, in the case of Eurodollar Loans, be Converted into Base Rate Loans and, in the case of Foreign Currency Loans, be repaid in full. In the absence of a designation by a Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Article III.

(e) Below-Par Purchases. Notwithstanding anything to the contrary contained in this Section 2.13 or any other provision of this Agreement and without otherwise limiting the rights in respect of prepayments of the Loans of the Company or the rights of any Term Lender to receive prepayments of the Term Loans at par value as set forth in this Agreement, so long as no Default or Event of Default has occurred and is continuing, the Company may repurchase outstanding Term Loans pursuant to this Section 2.13(e) on the following basis:

(i) The Company may make one or more offers (each, an “Offer”) to repurchase all or any portion of the Term Loans (such Term Loans, the “Offer Loans”), including, if the Company chooses, on a non-pro rata basis, provided that, solely if such Offer shall be on a pro rata basis, then (A) the Company shall deliver notice of its intent to make such Offer to the Administrative Agent at least five (5) Business Days in advance of the launch of any proposed Offer, (B) upon the launch of such proposed Offer, the Company shall deliver a notice of such Offer to the Administrative Agent (and upon receipt by the Administrative Agent of such notice, the Administrative Agent shall promptly notify each Term Lender thereof) indicating (1) the last date on which such Offer may be accepted, (2) the maximum dollar amount of such Offer, and (3) the repurchase price per dollar of principal amount of such Offer Loans at which the Company is willing to repurchase such Offer Loans (which price may, but need not be, below par), (C) the minimum dollar amount of each Offer shall be $1,000,000 or an integral multiple of $500,000 in excess thereof, (D) the Company shall hold such Offer open for a minimum period of days to be reasonably determined by the Administrative Agent and the Company prior to the making of any such Offer, (E) any Term Lender which elects to participate in the Offer may choose to sell all or part of such Term Lender’s Offer Loans; (F) such Offer shall be conducted pursuant to such procedures the Administrative Agent may establish in consultation with the Company (which shall be consistent with this Section 2.13(e)) which procedures may include a requirement that that the Company represent and warrant that no facts or circumstances with respect to any Credit Party (or its Subsidiaries) exist which are not publicly known that could be material to a Term Lender’s decision to participate in such Offer;

(ii) With respect to all repurchases made by the Company pursuant to this Section 2.13(e), such repurchases shall not be deemed to be voluntary prepayments pursuant to this Section 2.13, or Section 2.14;

(iii) Upon the purchase by the Company of any Term Loans pursuant to this Section 2.13(e), (A) automatically and without the necessity for any notice or any other action, all principal and accrued and unpaid interest on the Term Loans so repurchased shall be deemed to have been paid for all purposes and shall be cancelled and no longer outstanding for all purposes of this Agreement and all other Loan Documents (and in connection with any Term Loan purchased pursuant to this Section 2.13(e), the Administrative Agent is authorized to make appropriate entries in the Lender Register to reflect such cancellation) and (B) the Company will promptly advise the Administrative Agent of the total amount of Offer Loans that were repurchased from each Term Lender who elected to participate in the Offer;

(iv) Failure by the Company to make any payment to a Term Lender required by an agreement permitted by this Section 2.13(e) shall not constitute an Event of Default under Section 8.01(a); and

(v) No proceeds of any Revolving Loans may be used to purchase any Offer Loans;

(f) Breakage and Other Compensation. Any prepayment made pursuant to this Section 2.13 shall be accompanied by any amounts payable in respect thereof under Article III hereof.

Section 2.14 Method and Place of Payment.

(a) Generally. All payments made by the Borrowers hereunder (including any payments made with respect to the Company Guaranteed Obligations under Article X), under any Note or any other Loan Document, shall be made without setoff, counterclaim or other defense.

(b) Application of Payments. Except as specifically set forth elsewhere in this Agreement and subject to Section 8.03, (i) all payments and prepayments of Revolving Loans and Unpaid Drawings with respect to Letters of Credit shall be applied by the Administrative Agent on a pro rata basis based upon each Revolving Lender’s Revolving Facility Percentage of the amount of such prepayment, (ii) all payments and prepayments of Term Loans (except pursuant to the provisions of Section 2.13(e)) shall be applied by the Administrative Agent to reduce the principal amount of the Term Loans made by each Term Lender with a Term Commitment, pro rata on the basis of their respective Term Commitments, and (iii) all payments or prepayments of Swing Loans shall be applied by the Administrative Agent to pay or prepay such Swing Loans.

(c) Payment of Obligations. Except as specifically set forth elsewhere in this Agreement, all payments under this Agreement with respect to any of the Obligations shall be made to the Administrative Agent on the date when due and shall be made at the Payment Office in immediately available funds and, except as set forth in the next sentence, shall be made in Dollars. With respect to any Foreign Currency Loan, all payments (including prepayments) to any Revolving Lender of the principal of or interest on such Foreign Currency Loan shall be made in the same Designated Foreign Currency as the original Loan and with respect to any Letter of Credit issued in a Designated Foreign Currency, all Unpaid Drawings with respect to each such Letter of Credit shall be made in the same Designated Foreign Currency in which each such Letter of Credit was issued.

(d) Timing of Payments. Any payments under this Agreement that are made later than 1:00 P.M. (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

(e) Distribution to Lenders. Upon the Administrative Agent’s receipt of payments hereunder, the Administrative Agent shall immediately distribute to each Lender or the applicable LC Issuer, as the case may be, its ratable share, if any, of the amount of principal, interest, and Fees received by it for the account of such Lender. Payments received by the Administrative Agent in Dollars shall be delivered to the Lenders or the applicable LC Issuer, as the case may be, in Dollars in immediately available funds. Payments received by the Administrative Agent in any Designated Foreign Currency shall be delivered to the Lenders or the applicable LC Issuer, as the case may be, in such Designated Foreign Currency in same-day funds; provided, however, that if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Unpaid Drawings, interest and Fees then due hereunder then, except as specifically set forth elsewhere in this Agreement and subject to Section 8.03, such funds shall be applied, first, towards payment of interest and Fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees then due to such parties, and second, towards payment of principal and Unpaid Drawings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Unpaid Drawings then due to such parties.

Section 2.15 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Loan Document shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.03 shall be retained by the Administrative Agent and applied at such time or times as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any LC Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the LC Issuers’ Fronting Exposure with respect to such Defaulting Lender; fourth, in the case of Defaulting Lender that is a Revolving Lender, to the payment of the Revolving Loans of the other Lenders (but not the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all defaulted Loans of such Defaulting Lender; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the LC Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders (other than such Defaulting Lender), the LC Issuers or Swing Line Lenders (other than such Defaulting Lender) as a result of any judgment of a court of competent jurisdiction obtained by any Lender (other than such Defaulting Lender), the LC Issuers or Swing Line Lenders (other than such Defaulting Lender) against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or LC Outstandings in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of, and LC Outstandings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Outstandings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Outstandings and Swing Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Revolving Commitment Fee for any period during which that Lender is a Defaulting Lender (and no Borrower shall be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive LC Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to such Defaulting Lender’s Revolving Facility Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral.

(C) With respect to any Revolving Commitment Fee or LC Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company shall, after giving effect to clause (a)(ii) hereof, (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Outstandings or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (a)(iv) below, (y) pay to each LC Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such LC Issuers’ or Swing Line Lender’s Fronting Exposure with respect to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Outstandings and Swing Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Facility Percentage (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Facility Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. Notwithstanding anything in this subpart (iv) to the contrary, such Defaulting Lender’s participation in LC Outstandings and Swing Loans shall only be reallocated among the Non-Defaulting Lenders if the conditions precedent under Section 4.02(b) are satisfied at the time of such reallocation.

(v) Cash Collateral, Repayment of Swing Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the applicable Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the LC Issuers’ Fronting Exposure.

(b) Defaulting Lender Cure. If the Company and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 2.15(a)(iv), whereupon such Lender will cease to be a Defaulting Lender); provided that no adjustments will be made retroactively with respect to fees accrued or payments made on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swing Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Loans unless it is reasonably satisfied that the participations therein will be fully allocated among Non-Defaulting Lenders in a manner consistent with clause (a)(iv) above and the Defaulting Lender shall not participate therein and (ii) no LC Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is reasonably satisfied that the participations in the LC Outstandings related to any existing Letters of Credit as well as the new, extended, renewed or increased Letter of Credit has been or will be fully allocated among the Non-Defaulting Lenders in a manner consistent with clause (a)(iv) above and such Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with clause (a)(iii) above.

(d) If any Borrower shall be required to provide an amount of Cash Collateral hereunder, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after such amount is no longer required in order to comply with this Section 2.15.

ARTICLE III.

INCREASED COSTS, ILLEGALITY AND TAXES

Section 3.01 Increased Costs, Illegality, etc.

(a) In the event that (y) in the case of clause (i) below, the Administrative Agent or (z) in the case of clauses (ii) and (iii) below, any Lender, shall have determined on a reasonable basis that:

(i) on any date for determining the interest rate applicable to any Fixed Rate Loan for any Interest Period that, by reason of any changes arising after the Closing Date, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in this Agreement for such Fixed Rate Loan; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable by it hereunder in an amount that such Lender deems material with respect to any Fixed Rate Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Closing Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law, but if not having the force of law, being of a type as to which such Lender customarily complies), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves already includable in the interest rate applicable to such Fixed Rate Loan pursuant to this Agreement) or (y) other circumstances adversely affecting the London interbank market or the position of such Lender in any such market; or

(iii) at any time, that the making or continuance of any Fixed Rate Loan has become unlawful by compliance by such Lender in good faith with any change since the Closing Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies, or has become impracticable as a result of a contingency occurring after the Closing Date that materially adversely affects the London interbank market;

then, and in each such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrowers and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, the affected Type of Fixed Rate Loans shall no longer be available until such time as the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Continuation or Conversion given by a Borrower with respect to such Type of Fixed Rate Loans that have not yet been incurred, Converted or Continued shall be deemed rescinded by such Borrower or, in the case of a Notice of Borrowing other than a Borrowing of Foreign Currency Loans, shall, at the option of such Borrower, be deemed converted into a Notice of Borrowing for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, such Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrowers by such Lender shall be rebuttably presumed to be correct) and (z) in the case of clause (iii) above, such Borrower shall take one of the actions specified in Section 3.01(b) as promptly as possible and, in any event, within the time period required by law.

(b) At any time that any Fixed Rate Loan is affected by the circumstances described in Section 3.01(a)(ii) or (iii), the applicable Borrower may (and in the case of a Fixed Rate Loan affected pursuant to Section 3.01(a)(iii) such Borrower shall) either (i) if the affected Fixed Rate Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that such Borrower was notified by a Lender pursuant to Section 3.01(a)(ii) or (iii), cancel such Borrowing, or, in the case of any Borrowing other than a Borrowing of Foreign Currency Loans, convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans or require the affected Lender to make its requested Loan as a Base Rate Loan, or (ii) if the affected Fixed Rate Loan is then outstanding, upon at least one Business Day’s notice to the Administrative Agent, require the affected Lender to Convert each such Fixed Rate Loan into a Base Rate Loan or, in the case of a Foreign Currency Loan, prepay in full such Foreign Currency Loan, provided, however, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.01(b).

(c) If any Lender shall have determined that after the Closing Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law, but if not having the force of law, being of a type as to which such Lender customarily complies) of any such authority, central bank, or comparable agency, in each case made subsequent to the Closing Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material to the rate of return on such Lender’s or its parent corporation’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its parent corporation’s policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction; provided however, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith shall be deemed to have been enacted, adopted or issued after the date of this Agreement, regardless of the date enacted, adopted or issued (even if enacted, adopted or issued before the date hereof ). Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 3.01(c), will give prompt written notice thereof to the Borrowers, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrowers’ obligations to pay additional amounts pursuant to this Section 3.01(c) upon the subsequent receipt of such notice. Notwithstanding anything in this Section to the contrary, (i) no Lender shall demand compensation for any amounts referred to in this Section 3.01(c) if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements, and (ii) the Borrowers shall not be required to pay any amounts pursuant to this Section 3.01 for any period ending 180 days or more prior to the demand for payment of such amount.

Section 3.02 Breakage Compensation. The applicable Borrower shall compensate each Lender (including the Swing Line Lender), upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Fixed Rate Loans or Swing Loans and costs associated with foreign currency hedging obligations incurred by such Lender in connection with any Foreign Currency Loan but excluding any administrative and/or processing fees) which such Lender may sustain in connection with any of the following: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Fixed Rate Loans or Swing Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Continuation or Conversion (whether or not withdrawn by a Borrower or deemed withdrawn pursuant to Section 3.01(a)); (ii) if any repayment or prepayment (whether voluntary or mandatory) or Conversion or Continuation of any Fixed Rate Loans occurs on a date that is not the last day of an Interest Period applicable thereto or any Swing Loan is paid prior to the Swing Loan Maturity Date applicable thereto; (iii) if any prepayment of any of its Fixed Rate Loans is not made on any date specified in a notice of prepayment given by a Borrower; (iv) as a result of an assignment by a Lender of any Fixed Rate Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by a Borrower pursuant to Section 3.05(b). The written request of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers within 30 Business Days of the incurrence by such Lender of such loss or liability provided for in this Section to be compensated by the Borrowers and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such request within 10 days after receipt thereof.

Section 3.03 Net Payments.

(a) Except as provided for in Section 3.03(b), all payments made by the Borrowers hereunder, under any Note or any other Loan Document, including all payments made by the Company pursuant to its Company Guaranty Obligations under Article X, will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding (i) any tax imposed on or measured by the net income or net profits of a recipient and franchise taxes or alternative minimum taxes imposed on the recipient pursuant to the laws of the jurisdiction under which such recipient is organized or the jurisdiction in which the principal office or Applicable Lending Office of such recipient, as applicable, is located or any subdivision thereof or therein, (ii) any branch profits tax imposed on any recipient by the United States or by the jurisdiction of the recipient’s organization principal office or Applicable Lending Office, (iii) any tax attributable to Lender’s failure to comply with Section 3.03(b), if it is legally entitled to do so, (iv) in the case of a Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code), any withholding tax that is in effect and would apply to amounts payable to such Lender at the time it becomes a party to this Agreement (or designates a new Applicable Lending Office), except to the extent such Lender (or assignor) was entitled at the time of designation of a new Applicable Lending Office or assignment to receive additional amounts from the Borrowers with respect to any withholding tax pursuant to this Section 3.03) or (v) any withholding taxes imposed pursuant to the FATCA and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees assessments or other charges being referred to collectively as “Taxes”). Subject to Section 3.03(b), if any Taxes are so levied or imposed, the applicable Borrower agree to pay such additional amounts (including additional amounts to compensate for withholding on amounts paid pursuant to this Section 3.03) as may be necessary so that every payment by it of all amounts due hereunder, under any Note or under any other Loan Document, after withholding or deduction for or on account of any Taxes will not be less than the amount such Lender would have received had no deduction, withholding or payment been required or made with respect to such Taxes. Subject to Section 3.03(b), the applicable Borrower will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent or such Lender upon its written request, for the amount of any Taxes imposed on and paid by such Lender. The Borrowers will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the respective Lender, evidencing such payment by the Borrowers.

(b) Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes and that is entitled to claim an exemption from or reduction in United States withholding tax with respect to a payment by a Borrower agrees to provide to the Borrowers and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 11.06 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this Section), on the date of such assignment or transfer to such Lender, and from time to time thereafter if required by the Borrowers or the Administrative Agent: two accurate and complete original signed copies of Internal Revenue Service Forms W-8BEN, W-8ECI, W-8EXP or W-8IMY (or successor, substitute or other appropriate forms and, in the case of Form W-8IMY, complete with accompanying Forms W-8BEN or other appropriate forms with respect to beneficial owners of the payment) certifying to such Lender’s entitlement to exemption from or a reduced rate of withholding of United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Loan Document, along with any other appropriate documentation establishing such exemption or reduction (such as statements certifying qualification for exemption with respect to portfolio interest). In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrowers and the Administrative Agent two new accurate and complete original signed copies of the applicable Internal Revenue Service Form establishing such exemption or reduction and any related documentation (such as statements certifying qualification for exemption with respect to portfolio interest) as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax if the Lender continues to be so entitled. Each Lender that is a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes shall deliver to the Borrowers and the Administrative Agent, on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 11.06 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this Section) two accurate and complete original signed copies of Internal Revenue Service Form W-9 (or successor, substitute or other appropriate form prescribed by the Internal Revenue Service). No Lender shall be required by this Section 3.03(b) to deliver a form or certificate that it is not legally entitled to deliver. The Borrowers shall not be obligated pursuant to Section 3.03(a) hereof to pay additional amounts on account of or indemnify with respect to United States withholding taxes or backup withholding taxes to the extent that such taxes arise solely due to a Lender’s failure to deliver forms that it was legally entitled to but failed to deliver under this Section 3.03(b). Except to the extent otherwise provided in this Agreement, the applicable Borrower agrees to pay additional amounts and indemnify each Lender in the manner and to the extent set forth in Section 3.03(a) in respect of any Taxes deducted or withheld by it as a result of any changes after the date in which such Lender becomes a party to this Agreement in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

(c) If any Lender becomes aware that it has finally and irrevocably received or been granted a refund in respect of any Taxes as to which indemnification has been paid by the Borrowers pursuant to this Section 3.03, it shall promptly remit such refund (including any interest received in respect thereof) to the relevant Borrower, net of all out-of-pocket costs and expenses to such Borrower; provided, however, that such Borrower agrees to promptly return any such refund (plus interest) to such Lender in the event such Lender is required to repay such refund to the relevant taxing authority and, provided further, that nothing in this Section 3.03(c) shall require any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential). Any such Lender shall use commercially reasonable efforts to provide the Borrowers with a copy of any notice of assessment from the relevant taxing authority (redacting any unrelated confidential information contained therein) requiring repayment of such refund. Nothing contained herein shall impose an obligation on any Lender to apply for any such refund.

(d) If a payment made to a Lender (or any other recipient) under this Agreement may be subject to withholding tax under the FATCA, such Lender (or recipient) shall deliver to the Borrowers and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent, such documentation prescribed by applicable law and such additional documentation reasonably requested by the Borrowers or the Administrative Agent to comply with its withholding obligations, to determine that such Lender (or recipient) (including their direct or indirect interest holders, as may be relevant) has complied with its obligations under the FATCA such that no withholdings obligations exist and such Lender (and its direct or indirect interest holders, if any) has entered into the required agreement with the Secretary of the Treasury of the United States of America or to determine the amount to deduct and withhold from such payment.

Section 3.04 Increased Costs to LC Issuers. If after the Closing Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any LC Issuer or any Lender with any request or directive (whether or not having the force of law, but if not having the force of law, being of a type as to which such Lender customarily complies) by any such authority, central bank or comparable agency (in each case made subsequent to the Closing Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such LC Issuer or such Lender’s participation therein, or (ii) shall impose on such LC Issuer or any Lender any other conditions affecting this Agreement, any Letter of Credit or such Lender’s participation therein; and the result of any of the foregoing is to increase the cost to such LC Issuer or such Lender of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such LC Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the applicable Borrower by such LC Issuer or such Lender (a copy of which notice shall be sent by such LC Issuer or such Lender to the Administrative Agent), such Borrower shall pay to such LC Issuer or such Lender such additional amount or amounts as will compensate any such LC Issuer or such Lender for such increased cost or reduction. A certificate submitted to the Borrowers by any LC Issuer or any Lender, as the case may be (a copy of which certificate shall be sent by such LC Issuer or such Lender to the Administrative Agent), setting forth, in reasonable detail, the basis for the determination of such additional amount or amounts necessary to compensate any LC Issuer or such Lender as aforesaid shall be rebuttably presumed to be correct, although the failure to deliver any such certificate shall not release or diminish the Borrowers’ obligations to pay additional amounts pursuant to this Section 3.04.

Section 3.05 Change of Lending Office; Replacement of Lenders.

(a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 3.01(a)(ii) or (iii), 3.01(c), 3.03 or 3.04 requiring the payment of additional amounts to (or indemnify) the Lender, such Lender will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitments affected by such event; provided, however, that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage deemed by such Lender to be material, with the object of avoiding the consequence of the event giving rise to the operation of any such Section.

(b) If (i) any Lender requests any compensation, reimbursement or other payment under Sections 3.01(a)(ii) or (iii), 3.01(c) or 3.04 with respect to such Lender, (ii) the Borrowers are required to pay any additional amount to any Lender or Governmental Authority pursuant to Section 3.03, (iii) any Lender is a Defaulting Lender at such time or (iv) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 11.12(a), the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders whose consent is required shall not have been obtained; then, with respect to each such Lender pursuant to clauses (i), (ii), (iii) and (iv), the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.06(c), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations; provided, however, that such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees, but subject, in the case of a Defaulting Lender, to the provisions of Section 2.15(a)(ii) hereof) or the Borrowers (in the case of all other amounts, including any breakage compensation under Section 3.02 hereof). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Nothing in this Section 3.05 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Sections 3.01, 3.03 or 3.04. In the event such Lender is being replaced as a result of the condition set forth in clause (iii) above, each replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Lender being replaced was not consenting. Each Lender agrees that if the Company exercises its option hereunder to cause an assignment by such Lender under this Section 3.05(b), such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 11.06. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 11.06 on behalf of such Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 11.06.

ARTICLE IV.

CONDITIONS PRECEDENT

Section 4.01 Conditions Precedent at Closing Date. The obligation of the Lenders to make Loans, and of any LC Issuer to issue Letters of Credit, is subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

(i) Credit Agreement. This Agreement shall have been executed by the Borrowers, the Administrative Agent, each LC Issuer and each of the Lenders.

(ii) Notes. Each applicable Borrower shall have executed and delivered to the Administrative Agent the appropriate Note or Notes for the account of each Lender that has requested the same at least five Business Days prior to the Closing Date.

(iii) Subsidiary Guaranty. The Subsidiary Guarantors shall have duly executed and delivered a Guaranty of Payment (the “Subsidiary Guaranty”), substantially in the form attached hereto as Exhibit C.

(iv) Fees and Fee Letters. The Company shall have paid to the Administrative Agent, for its own account, the fees required to be paid by it on the Closing Date pursuant to the Administrative Agent Fee Letter, (B) paid to the Administrative Agent, for distribution to the Lenders, as appropriate, the fees required to be paid pursuant to the Administrative Agent Fee Letter and (C) paid or caused to be paid all reasonable out-of-pocket fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent that have been invoiced on or prior to the Closing Date in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby as required by the Administrative Agent Fee Letter.

(v) Corporate Resolutions and Approvals. The Administrative Agent shall have received certified (by the Secretary or the Assistant Secretary of the applicable Credit Party) copies of the resolutions of the Board of Directors of each Borrower and each Subsidiary Guarantor, approving the Loan Documents to which the Borrowers or any such Subsidiary Guarantor, as the case may be, is or may become a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by the Borrowers or any such Subsidiary Guarantor of the Loan Documents to which it is or may become a party.

(vi) Incumbency Certificates. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower and of each Subsidiary Guarantor, certifying the names and true signatures of the officers of the Borrowers or such Subsidiary Guarantor, as the case may be, authorized to sign the Loan Documents to which the Borrowers or such Subsidiary Guarantor is a party and any other documents to which the Borrowers or any such other Subsidiary Guarantor is a party that may be executed and delivered in connection herewith.

(vii) Opinions of Counsel. The Administrative Agent shall have received such opinions of counsel from counsel to the Borrowers and the Subsidiary Guarantors as the Administrative Agent shall reasonably request, each of which shall be addressed to the Administrative Agent and each of the Lenders on the Closing Date and dated the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent.

(viii) Evidence of Insurance. The Administrative Agent shall have received certificates of insurance and other evidence, reasonably satisfactory to it, of compliance with the insurance requirements of this Agreement.

(ix) Search Reports. The Administrative Agent shall have received the results of UCC, federal and state tax and judgment lien, civil suit and other search reports of the Borrowers and the Subsidiary Guarantors from one or more commercial search firms acceptable to the Administrative Agent.

(x) Corporate Charter and Good Standing Certificates. The Administrative Agent shall have received: (A) an original certified copy of the certificate or articles of incorporation or equivalent formation document of each Credit Party and any and all amendments and restatements thereof, certified as of a recent date by the relevant Secretary of State (or in the case of the Foreign Borrower, a certificate of registration certified by the Assistant Registrar of Limited Partnerships); (B) a copy of the By-Laws, Code of Regulations or Limited Partnership Agreement (or equivalent document) of each Credit Party certified by an Authorized Officer of such Credit Party as being true and correct; (C) an original good standing certificate from the Secretary of State of the state of incorporation, dated as of a recent date, listing all charter documents affecting such Credit Party and certifying as to the good standing of such Credit Party (in each case, other than the Foreign Borrower); and (D) original certificates of good standing from each other jurisdiction in which each Credit Party (other than the Foreign Borrower) is authorized or qualified to do business, except for jurisdictions for which the absence of good standing would not have a Material Adverse Effect.

(xi) Closing Certificate. The Administrative Agent shall have received a certificate substantially in the form of Exhibit E hereto, dated the Closing Date, of an Authorized Officer of the Company to the effect that, at and as of the Closing Date and both before and after giving effect to the initial Borrowings hereunder and the application of the proceeds thereof: (A) no Default or Event of Default has occurred or is continuing; and (B) all representations and warranties of the Credit Parties contained herein and in the other Loan Documents are true and correct in all material respects as of the Closing Date.

(xii) Solvency Certificate. The Administrative Agent shall have received a solvency certificate substantially in the form attached hereto as Exhibit F, dated as of the Closing Date, and executed by the Chief Financial Officer of the Company.

(xiii) Termination of Existing Credit Agreement. After giving effect to the initial Loans to be made hereunder all Indebtedness under the Existing Credit Agreement shall have been repaid or repurchased in full and all commitments relating thereto shall have been terminated.

(xiv) No Litigation. There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that purports to have a Material Adverse Effect on the ability of either the Borrowers or any

Subsidiary Guarantor to perform its respective obligations under the Loan Documents to which it is a party.

Section 4.02 Conditions Precedent to All Credit Events. The obligations of the Lenders, the Swing Line Lender and of each LC Issuer to make or participate in each Credit Event, including the Term Borrowing on the Term Loan Draw Date, are subject, at the time thereof, to the satisfaction, or waiver in accordance with Section 11.12, of the following conditions:

(a) Notice. The Administrative Agent (and in the case of subpart (iii) below, the applicable LC Issuer) shall have received, as applicable, (i) a Notice of Borrowing meeting the requirements of Section 2.06(b), with respect to any Borrowing (other than a Continuation or Conversion), (ii) a Notice of Continuation or Conversion meeting the requirements of Section 2.10(b) with respect to a Continuation or Conversion, or (iii) an LC Request meeting the requirement of Section 2.05(b) with respect to each LC Issuance.

(b) No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto, (i) no Default or Event of Default shall be continuing and (ii) all representations and warranties of the Credit Parties contained herein or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrowers to the Administrative Agent, the Swing Line Lender, each LC Issuer and each of the Lenders that all of the applicable conditions specified in Section 4.01 and Section 4.02 have been satisfied as of the times referred to in such Sections.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent, the Lenders and each LC Issuer to enter into this Agreement and to make the Loans and to issue and to participate in the Letters of Credit provided for herein, each Borrower makes (which, in the case of the Foreign Borrower shall only be made severally as to itself) the following representations and warranties to, and agreements with, the Administrative Agent, the Lenders and each LC Issuer, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

Section 5.01 Corporate Status. Each Borrower and each of its Subsidiaries (i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing or in full force and effect under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified or authorized except where the failure to be so qualified would not have a Material Adverse Effect. Schedule 5.01 hereto lists, as of the Closing Date, each Subsidiary of each Borrower (and the direct and indirect ownership interest of such Borrower therein).

Section 5.02 Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is party. Each Credit Party has duly executed and delivered each Loan Document to which it is party and each Loan Document to which it is party constitutes the legal, valid and binding agreement and obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 5.03 No Violation. Neither the execution, delivery and performance by any Credit Party of the Loan Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to such Credit Party or its properties and assets, except where such contravention would not have a Material Adverse Effect, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party pursuant to the terms of any material promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, except to the extent such conflict, breach or lien would not reasonably be expected to result in a Material Adverse Effect, or (iii) will violate any provision of the Organizational Documents of such Credit Party.

Section 5.04 Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Loan Document to which it is a party or any of its obligations thereunder, or (ii) the legality, validity, binding effect or enforceability of any Loan Document to which any Credit Party is a party, except for any such approvals or consents the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect.

Section 5.05 Litigation. Other than as set forth on Schedule 5.05, there are no actions, suits or proceedings pending or, to, the knowledge of any Borrower, threatened with respect to such Borrower or any of its Subsidiaries (i) that have had, or would reasonably be expected to have, a Material Adverse Effect, or (ii) that question the validity or enforceability of any of the Loan Documents, or of any action to be taken by such Borrower or any of the other Credit Parties required by any of the Loan Documents.

Section 5.06 Use of Proceeds; Margin Regulations.

(a) The proceeds of all Loans and LC Issuances shall be used by the Borrowers for working capital and general corporate purposes of the Borrowers and their Subsidiaries, including to repay Indebtedness of the Borrowers and their Subsidiaries, and for Permitted Acquisitions, in each case, not inconsistent with the terms of this Agreement and not in violation of law.

(b) No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of any Borrower or of any Borrower and its consolidated Subsidiaries that are subject to any “arrangement” (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

Section 5.07 Financial Statements.

(a) The Company has furnished to the Administrative Agent and the Lenders complete and correct copies of the Financial Statements. The Financial Statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the respective dates indicated and the consolidated results of their respective operations and cash flows for the respective periods indicated, subject in the case of any such Financial Statements that are unaudited, to normal audit adjustments, none of which could reasonably be expected to have a Material Adverse Effect. No Borrower nor any its Subsidiaries will have, as of the date of the latest Financial Statements referred to above, and will not have as of the Closing Date after giving effect to the incurrence of Loans or LC Issuances hereunder, any material or significant contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitments not reflected in the foregoing financial statements (or any 10-K filed by a Borrower in connection therewith )or the notes thereto in accordance with GAAP and that in any such case is material in relation to the business, operations, properties, assets, financial or other condition or prospects of the Borrowers and their Subsidiaries.

(b) The financial projections of the Company and its Subsidiaries for the fiscal years 2011 through 2015 prepared by the Company and delivered to the Administrative Agent and the Lenders (the “Financial Projections”) were prepared on behalf of the Company in good faith after taking into account historical levels of business activity of the Company and its Subsidiaries, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Company and its Subsidiaries to be reasonably pertinent thereto; provided, however, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Company’s projected consolidated results as set forth in the Financial Projections will actually be realized, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results for the periods covered by the Financial Projections may differ materially from the Financial Projections. No facts not reflected in the Financial Projections are known to the Company as of the Closing Date which, if reflected in the Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

Section 5.08 Solvency. The Borrowers have received consideration that is the reasonable equivalent value of the obligations and liabilities that the Borrowers have incurred to the Administrative Agent, each LC Issuer and the Lenders under the Loan Documents. The Borrowers now have capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and the Borrowers, as of the Closing Date, own property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay the Borrowers’ debts; and the Borrowers are not entering into the Loan Documents with the intent to hinder, delay or defraud its creditors. For purposes of this Section, “debt” means any liability on a claim, and “claim” means (x) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

Section 5.09 No Material Adverse Change. Since October 31, 2010, there has been no change in the business, affairs, operations, financial or other condition of the Company and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

Section 5.10 Tax Returns and Payments. The Borrowers and each of their Subsidiaries have filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it that have become due, other than those not yet delinquent and except for those contested in good faith. The Borrowers and each of their Subsidiaries have established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. Neither the Borrowers nor any of their Subsidiaries know of any proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrowers and their Subsidiaries have made, would reasonably be expected to have a Material Adverse Effect.

Section 5.11 Title to Properties, etc. Except as would not reasonably be expected to result in a Material Adverse Effect, the Borrowers and each of their Subsidiaries have good and marketable title, in the case of Real Property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Permitted Liens. Except as would not reasonably be expected to result in a Material Adverse Effect, the interests of the Borrowers and their Subsidiaries in the properties reflected in their most recent balance sheets, taken as a whole, are sufficient, in the judgment of the Borrowers, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Borrowers and their Subsidiaries.

Section 5.12 Lawful Operations, etc. The Borrowers and each of their Subsidiaries: (i) hold all necessary foreign, federal, state, local and other governmental licenses, registrations, certifications, permits and authorizations necessary to conduct its business; and (ii) are in full compliance with all requirements imposed by law, regulation or rule, whether foreign, federal, state or local, that are applicable to it, its operations, or its properties and assets, except for any failure to obtain and maintain in effect, or noncompliance, that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.13 Environmental Matters.

(a) The Borrowers and each of their Subsidiaries (i) are in compliance with all applicable Environmental Laws; (ii) have obtained all licenses, permits, registrations or approvals required for the conduct of the business of the Borrowers and their Subsidiaries under any Environmental Law or have submitted an outstanding, timely application and are in compliance therewith; (iii) have not received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which such Borrower or such Subsidiary is a party or that would materially affect the ability of such Borrower or such Subsidiary to operate any Real Property; and (iv) are not subject to any pending or, to the knowledge of any Borrower, threatened Environmental Claims; except for any failure to comply or obtain, any written notices and any Environmental Claims that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b) No Borrower nor any of its Subsidiaries have at any time been (i) generated, used, treated or stored Hazardous Materials on any Real Property of such Borrower or any of its Subsidiaries or (ii)

released Hazardous Materials on any such Real Property, except, in each case, where such occurrence or event is not reasonably likely to have a Material Adverse Effect.

Section 5.14 Compliance with ERISA. The Borrowers and each of their Subsidiaries and each ERISA Affiliate (i) have fulfilled all material obligations under the minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) have satisfied all material contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) have not incurred any unsatisfied material liability under Title IV of ERISA to the PBGC (other than required premium payments to the PBGC) with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder that could reasonably be expected to result in a Material Adverse Effect. No Plan or trust created thereunder has been terminated within the last 5 years, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could reasonably be expected to result in a Material Adverse Effect with respect to the Borrowers or any ERISA Affiliate in respect thereof. Neither Borrower nor any Subsidiary of the Borrowers nor any ERISA Affiliate is at the date hereof, or has been at any time within the five years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a “contributing sponsor” (as such term is defined in Section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan. No Borrower nor any Subsidiary of the Borrowers has any contingent liability with respect to any post-retirement “welfare benefit plan” (as such term is defined in ERISA) except as has been disclosed to the Administrative Agent and the Lenders in writing or as would not have or be reasonably be expected to have a Material Adverse Effect.

Section 5.15 Intellectual Property, etc. The Borrowers and each of their Subsidiaries have obtained or have the rights to all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, except in the case in which such conflict would not have or be reasonably expected to cause a Material Adverse Effect.

Section 5.16 Investment Company Act, etc. No Borrower nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, or any applicable state public utility law.

Section 5.17 Insurance. The Borrowers and each of their Subsidiaries maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with industry standards and in each case in compliance with the terms of Section 6.03.

Section 5.18 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrowers or any of their Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, other than the Financial Projections (as to which representations are made only as provided in Section 5.07(b)), is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Person in writing to the Administrative Agent or any Lender in connection with this Agreement will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided, except that any such future information consisting of financial projections prepared by the Borrowers or any of their Subsidiaries is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.

Section 5.19 Defaults. No Default or Event of Default is continuing as of the Closing Date, nor will any Default or Event of Default be continuing immediately after the execution and delivery of this Agreement.

Section 5.20 Anti-Terrorism Law Compliance. No Borrower nor any of its Subsidiaries is in violation of any law or regulation, or identified in any list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act), that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits any Lender or LC Issuer from making any advance or extension of credit to the Borrowers or from otherwise conducting business with the Borrowers.

ARTICLE VI.

AFFIRMATIVE COVENANTS

Each Borrower hereby covenants and agrees (which, in the case of the Foreign Borrower shall be a several obligation solely as to itself) that on the Closing Date and thereafter so long as this Agreement is in effect and until such time as the Commitments have been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Loan Documents (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up and contingent obligations, in each case that are owing and with respect to which not claim has been made), have been paid in full:

Section 6.01 Reporting Requirements. The Company will furnish to the Administrative Agent (who shall promptly provide a copy to each Lender in accordance with Section 11.05(c) hereof):

(a) Annual Financial Statements. As soon as available and in any event within 100 days after the close of each fiscal year of the Company, the audited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, of stockholders’ equity and of cash flows for such fiscal year, and in the case of such consolidated financial statements, setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Company and such consolidated statements shall (A) contain an unqualified opinion and state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, and setting forth comparative figures for the preceding fiscal year, or (B) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization). Any financial statements required to be delivered pursuant to this Section 6.01(a) shall be deemed to have been furnished to the

Administrative Agent on the date that (i) such financial statement is posted on the Securities and Exchange Commission’s website at www.sec.gov or the website for the Company and (ii) the Administrative Agent has been provided written notice of such posting.

(b) Quarterly Financial Statements. As soon as available and in any event within 55 days after the close of each of the quarterly accounting periods in each fiscal year of the Company, the unaudited consolidated balance sheets and statement of cash flows of the Company and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited consolidated statements of income for such quarterly period and/or for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which shall be certified on behalf of the Company by the Chief Financial Officer of the Company, subject to changes resulting from normal year-end audit adjustments. Any financial statements required to be delivered pursuant to this Section 6.01(b) shall be deemed to have been furnished to the Administrative Agent on the date that (i) such financial statement is posted on the Securities and Exchange Commission’s website at www.sec.gov or the website for the Company and (ii) the Administrative Agent has been provided written notice of such posting.

(c) Officer’s Compliance Certificates. At the time of the delivery of the financial statements provided for in subparts (a) and (b) above, a certificate (a “Compliance Certificate”), substantially in the form of Exhibit D, and setting forth the calculations required to establish compliance with the provisions of Section 7.07, signed by the Chief Financial Officer of the Company and including a certification that, (i) no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the actions the Company has taken or proposes to take with respect thereto, and (ii) the representations and warranties of the Credit Parties are true and correct in all material respects on and as of the date of delivery of such Compliance Certificate, except to the extent that any relate to an earlier specified date, in which case, such representations shall be true and correct in all material respects as of the date made.

(d) Budgets. Within 90 days after the end of each fiscal year of the Company, commencing with the fiscal year ending October 31, 2011, a consolidated budget in reasonable detail for each of the four fiscal quarters of the then current fiscal year, which budget shall be in form and detail reasonably satisfactory to the Administrative Agent.

(e) Notices. Promptly, and in any event within three Business Days, after:

(i) any Authorized Officer obtaining knowledge of the occurrence of any event that constitutes a Default or Event of Default, notice thereof, which notice shall specify the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto; or

(ii) notice of the occurrence of any event or condition that has had or would reasonably be expected to have a Material Adverse Effect.

(f) ERISA. Promptly, and in any event within 10 Business Days after an Authorized Officer of a Borrower or any of its Subsidiaries obtaining knowledge of the occurrence of any of the following, such Borrower will deliver to the Administrative Agent and each of the Lenders a certificate on behalf of such Borrower of an Authorized Officer of such Borrower setting forth the details as to such occurrence and the action, if any, that such Borrower or such Subsidiary of such Borrower or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given by such Borrower or such Subsidiary of such Borrower or the ERISA Affiliate to or filed with the PBGC, a Plan participant or the Plan administrator with respect thereto: (i) that a Reportable Event has occurred with respect to any

Plan; (ii) the institution of any steps by such Borrower, any Subsidiary of such Borrower, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer a Plan; (iii) the institution of any steps by such Borrower, any Subsidiary of such Borrower or any ERISA Affiliate to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA or in Section 4063 of ERISA) in excess of $5,000,000; (iv) a Prohibited Transaction in connection with any Plan that could reasonably be expected to result in a Material Adverse Effect with respect to such Borrower or any Subsidiary of such Borrower; (v) that a Plan has Unfunded Benefit Liabilities exceeding $5,000,000; (vi) the cessation of operations at a facility of such Borrower, any Subsidiary of such Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (vii) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to a Plan; (viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 436(f) of the Code; (ix) the insolvency of or commencement of reorganization proceedings with respect to a Multiemployer Plan; or (x) the taking of any action by the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

(g) Environmental Matters. Promptly upon, and in any event within 10 Business Days after, an Authorized Officer of a Borrower or any of its Subsidiaries obtaining knowledge thereof, notice of one or more of the following environmental matters: (i) any pending or, to the knowledge of any such Authorized Officer, threatened, material Environmental Claim against such Borrower or any of its Subsidiaries or any Real Property owned or operated by such Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by such Borrower or any of its Subsidiaries that (A) results in material noncompliance by such Borrower or any of its Subsidiaries with any applicable Environmental Law and (B) could reasonably be expected to form the basis of a material Environmental Claim against such Borrower or any of its Subsidiaries or any such Real Property; and (iii) the taking of any removal or remedial action by such Borrower or any of its Subsidiaries in response to the actual or alleged release of any Hazardous Material on any Real Property owned, leased or operated by such Borrower or any of its Subsidiaries as required by any Environmental Law or any Governmental Authority, excluding any Environmental Claim, condition or occurrence, or removal or remedial action that is not reasonably expected to exceed $1,000,000. All such notices shall describe in reasonable detail the nature of the Environmental Claim, such Borrower’s or such Subsidiary’s actual or reasonably anticipated response thereto and, if and to the extent reasonably estimable, a good faith estimate of the actual or reasonably anticipated exposure in dollars of such Borrower and its Subsidiaries with respect thereto.

(h) SEC Reports and Registration Statements. Promptly after the same become publicly available, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and all annual, quarterly or current reports that the Company or any of its Subsidiaries files with the SEC on Form 10-K, 10-Q or 8-K (or any successor forms). Any statements or reports required to be delivered pursuant to this Section 6.01(h) shall be deemed to have been furnished to the Administrative Agent on the date that (i) such financial statement or report (as applicable) is posted on the Securities and Exchange Commission’s website at www.sec.gov or the website for the Company and (ii) the Administrative Agent has been provided written notice of such posting.

(i) Annual, Quarterly and Other Reports. Without duplication of Section 6.01(h) above, promptly and in any event within 5 days after transmission thereof to its stockholders, copies of all annual, quarterly and other reports and all proxy statements that the Company furnishes to its stockholders generally. Any statements or reports required to be delivered pursuant to this Section 6.01(h) shall be deemed to have been furnished to the Administrative Agent on the date that (i) such financial statement or report (as applicable) is posted on the Securities and Exchange Commission’s website at www.sec.gov or the website for the Company and (ii) the Administrative Agent has been provided written notice of such posting.

(j) Auditors’ Internal Control Comment Letters, etc. Within 90 days after the delivery of the annual financial statements provided for in subpart (a) above, a copy of each letter or memorandum commenting on internal accounting controls and/or accounting or financial reporting policies followed by the Company and/or any of its Subsidiaries, which is submitted to the Company by its independent accountants in connection with any annual audit made by such independent accountants.

(k) Other Information. Within 15 days after a request therefor, such other information or documents (financial or otherwise) relating to the Borrowers or any of their Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request from time to time; provided that the Borrowers shall not be required to deliver confidential information consisting of trade secrets or other proprietary or competitively sensitive information relating to the Borrowers or any of their Subsidiaries and their respective businesses and not constituting financial information.

Section 6.02 Books, Records and Inspections. Each Borrower will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Borrower or such Subsidiary, as the case may be, in accordance with GAAP (except as to Foreign Subsidiaries, until they are required to do so); and (ii) permit, upon at least two Business Days’ notice from the Administrative Agent to such Borrower, officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of such Borrower and its Subsidiaries in whomsoever’s possession (but only to the extent such Borrower or such Subsidiary has the right to do so to the extent in the possession of another Person), to examine the books of account of such Borrower and any of its Subsidiaries, and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of such Borrower and of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders (through the Administrative Agent) may request; provided that (i) any such visit or inspection by any Lender shall be coordinated through the Administrative Agent and shall be subject to the prior approval of the Administrative Agent, (ii) unless an Event of Default shall have occurred and be continuing, such visits and inspections shall be limited to once during each fiscal year and shall be at the sole cost and expense of the Administrative Agent or the applicable Lenders (except that the Administrative Agent may make one such visit during each fiscal year and the reasonable cost and expense thereof shall be borne by the Company) and (iii) in respect of any such discussions with any independent accountants, the Borrowers or such Subsidiary, as the case may be, shall have received reasonable advance notice thereof and a reasonable opportunity to participate therein and the Administrative Agent shall have executed any non-reliance letter requested by such independent accountants.

Section 6.03 Insurance. Each Borrower will, and will cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by such Borrower and its Subsidiaries as of the Closing Date, and (ii) forthwith upon the Administrative Agent’s written request, furnish to the Administrative Agent such information about such insurance as the Administrative Agent may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to the Administrative Agent and certified by an Authorized Officer of such Borrower.

Section 6.04 Payment of Taxes and Claims. Each Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a Lien or charge upon any properties of such Borrower or any of its Subsidiaries; provided, however, that neither such Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP. Without limiting the generality of the foregoing, the Company will, and will cause each of its Domestic Subsidiaries to, pay in full all of its wage obligations to its employees in accordance with the Fair Labor Standards Act (29 U.S.C. Sections 206-207) and any comparable provisions of applicable law, except to the extent that the failure to do so would not have a Material Adverse Effect.

Section 6.05 Corporate Franchises. Each Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section shall be deemed to prohibit any transaction permitted by Section 7.02.

Section 6.06 Good Repair. Each Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used in the ordinary course of its business in whomsoever’s possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses, except to the extent the failure to make any such repairs, renewals, replacements, extensions, additions, betterments and improvements would not reasonably be expected to result in a Material Adverse Effect.

Section 6.07 Compliance with Statutes, etc. Each Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, other than those that the noncompliance with which would not reasonably be expected to have a Material Adverse Effect.

Section 6.08 Compliance with Environmental Laws. Without limitation of the covenants contained in Section 6.07:

(a) Each Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by such Borrower or any of its Subsidiaries, except to the extent that any failure to comply with Environmental Laws could not reasonably be expected to have a Material Adverse Effect.

(b) No Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by a Borrower or any of its Subsidiaries or transport or permit the transportation of Hazardous Materials to or from any such Real Property other than in material compliance with applicable Environmental Laws, in the ordinary course of business and in a manner that could not reasonably be expected to have a Material Adverse Effect.

(c) To the extent required to do so under any applicable order of any Governmental Authority, each Borrower will undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by such Borrower or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all Governmental Authorities, except for any failure to undertake that could not reasonably be expected to have a Material Adverse Effect.

Section 6.09 Certain Domestic Subsidiaries to Join in Subsidiary Guaranty. In the event that at any time after the Closing Date, the Company acquires, creates or has any Domestic Subsidiary that is not already a party to the Subsidiary Guaranty, the Company will promptly, but in any event within 10 Business Days (or such longer period to which the Administrative Agent may agree in its sole discretion), cause such Domestic Subsidiary to deliver to the Administrative Agent, in sufficient quantities for the Lenders, (a) a Guaranty Supplement (as defined in the Subsidiary Guaranty), duly executed by such Subsidiary, pursuant to which such Domestic Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (b) resolutions of the Board of Directors or equivalent governing body of such Domestic Subsidiary, certified by the Secretary or an Assistant Secretary of such Domestic Subsidiary, as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement and the other Loan Documents to which such Domestic Subsidiary is, or will be a party, together with such other corporate documentation and an opinion of counsel as the Administrative Agent shall reasonably request, in each case, in form and substance satisfactory to the Administrative Agent; provided, however, that, notwithstanding the foregoing, (i) a Domestic Subsidiary shall not be required to become a party to the Subsidiary Guaranty so long as (A) such Domestic Subsidiary is a Non-Material Subsidiary, and (B) the aggregate of the total assets of all such Domestic Subsidiaries that are Non-Material Subsidiaries and that are not Credit Parties shall not exceed 5% of Consolidated Total Assets as determined based upon the financial statements of the Company for the most recently completed fiscal quarter, (ii) Cooper Captive, Inc. shall not be required to become a party to the Subsidiary Guaranty, and (iii) any special purpose entity created or acquired in connection with any Permitted Securitization Transaction to purchase receivables and related assets shall not be required to become a party to the Subsidiary Guaranty.

Section 6.10 Senior Indebtedness. The Obligations shall, and the Borrowers shall take all necessary action to ensure that the Obligations shall, at all times rank at least pari passu in right of payment (to the fullest extent permitted by law) with all other senior Indebtedness of the Borrowers and each Subsidiary Guarantor.

ARTICLE VII.

NEGATIVE COVENANTS

Each Borrower hereby covenants and agrees (which, in the case of the Foreign Borrower, shall be a several obligation solely as to itself) that on the Closing Date and thereafter for so long as this Agreement is in effect and until such time as the Commitments have been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Loan Documents (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up and contingent obligations, in each case that are owing and with respect to which not claim has been made), have been paid in full:

Section 7.01 Changes in Business. No Borrower nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by such Borrower and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by such Borrower and its Subsidiaries on the Closing Date.

Section 7.02 Consolidation, Merger, Acquisitions, Asset Sales, etc. No Borrower will, nor will permit any Subsidiary to, (i) wind up, liquidate or dissolve its affairs, (ii) enter into any transaction of merger or consolidation, (iii) make or otherwise effect any Acquisition, (iv) make or otherwise effect any Asset Sale, or (v) agree in writing to do any of the foregoing at any future time, except that, if no Default or Event of Default shall have occurred and be continuing or would result therefrom each of the following shall be permitted:

(a) the merger, consolidation or amalgamation of (i) any Subsidiary of the Company with or into the Company, provided the Company is the surviving or continuing or resulting corporation; (ii) any Subsidiary of the Company with or into any Subsidiary Guarantor, provided that the surviving or continuing or resulting corporation is a Subsidiary Guarantor; or (iii) any Foreign Subsidiary (other than the Foreign Borrower) of the Company with or into any other Foreign Subsidiary of the Company;

(b) the merger of any Domestic Subsidiary that is not required to be a Subsidiary Guarantor hereunder into another Domestic Subsidiary that is not required to be a Subsidiary Guarantor;

(c) the voluntary dissolution or liquidation of any Subsidiary that is an inactive or dormant Non-Material Subsidiary;

(d) any Asset Sale by (i) the Company to any Subsidiary Guarantor, (ii) any Subsidiary of the Company to any Credit Party (other than the Foreign Borrower); (iii) any Domestic Subsidiary that is not required to be a Subsidiary Guarantor to another Domestic Subsidiary that is not required to be a Subsidiary Guarantor, or (iv) any Foreign Subsidiary (other than the Foreign Borrower) of the Company to any other Foreign Subsidiary of the Company;

(e) the Company or any Subsidiary may make any Permitted Acquisition, provided that all of the conditions contained in such definition are satisfied;

(f) any Permitted Sale Leaseback Asset Sale;

(g) the transfer or sale of receivables and related assets in connection with any Permitted Securitization Transaction; and

(h) in addition to any Asset Sale permitted above, such Borrower or any of its Subsidiaries may consummate any Asset Sale, provided that (i) in the case of any Asset Sale involving consideration in excess of $50,000,000, at least five Business Days prior to the date of completion of such Asset Sale, such Borrower shall have delivered to the Administrative Agent an officer’s certificate of an Authorized Officer, which certificate shall contain (A) a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated sale price or other consideration for such transaction, and (B) a certification that no Default or Event of Default has occurred and is continuing, or would result from the consummation of such transaction; and (ii) the aggregate amount of all Asset Sales made pursuant to this subpart during any fiscal year of the Company shall not exceed $100,000,000.

Section 7.03 Liens. No Borrower will, nor will permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind of such Borrower or any such Subsidiary whether now owned or hereafter acquired, except that the foregoing shall not apply to:

(a) any Standard Permitted Lien;

(b) Liens in existence on the Closing Date that are listed in Schedule 7.03 hereto and extensions or renewals of such Liens, so long as such Liens being extended or renewed do not extend to any other property or assets other than proceeds and replacements and the aggregate principal amount of Indebtedness secured by such Liens is not increased;

(c) Liens (i) that are placed upon fixed or capital assets, acquired, constructed or improved by such Borrower or any Subsidiary, provided that (A) such Liens only secure Indebtedness permitted by Section 7.04(c), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, and (C) such Liens shall not apply to any other property or assets of such Borrower or any Subsidiary; or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets other than proceeds and replacements;

(d) Liens securing Indebtedness permitted pursuant to Sections 7.04(e) and 7.04(f), provided that (i) such Liens shall not apply to any other property or assets of such Borrower or any Subsidiary, and (ii) solely with respect to Section 7.04(e), in the case of the Company or any Domestic Subsidiary, such Liens are only placed on fixed or capital assets or other assets that are not current assets;

(e) vendor Liens granted in the ordinary course of business in connection with the customary terms for purchase of materials, supplies and equipment in European countries;

(f) Liens on the assets of the Foreign Borrower securing the Indebtedness owing to CooperVision, Inc. pursuant to (a) the promissory note dated January 12, 2005 in the original principal amount of $75,000,000 and (b) the promissory note dated January 12, 2005 in the original principal amount of $325,000,000 (each as amended, collectively, the “CVIHC Note”), in each case, made by the Foreign Borrower in favor of CooperVision, Inc.;

(g) any Lien granted to the Administrative Agent or any Lender securing any of the Obligations or any obligations under any Designated Hedge Agreement;

(h) Liens on any property or assets of such Borrower or any of its Subsidiaries securing Indebtedness permitted pursuant to subpart (ii) of the definition of “Permitted Indebtedness”;

(i) Liens (i) on fixed or capital assets and other assets that are not current assets in connection with Indebtedness assumed pursuant to Section 7.04(c); or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that, in the case of both (i) and (ii) above, the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets of such Borrower or any of its Subsidiaries other than proceeds and replacements;

(j) in addition to any Lien permitted pursuant to any of the foregoing subparts, Liens securing obligations not in excess of the aggregate amount of $30,000,000, not incurred in connection with the borrowing of money;

(k) Liens with respect to any accounts and related rights and assets subject to purchase pursuant to any Permitted Securitization Transaction.

Section 7.04 Indebtedness. No Borrower will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of such Borrower or any of its Subsidiaries, except:

(a) Indebtedness incurred under this Agreement and the other Loan Documents;

(b) the Indebtedness set forth on Schedule 7.04 hereto, and any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof;

(c) Indebtedness assumed in connection with a Permitted Acquisition, provided that (i) such Indebtedness was not incurred in contemplation of such Permitted Acquisition, (ii) no Default or Event of Default shall then exist or at the time such Indebtedness is assumed by such Borrower will exist, and (iii) such Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 7.07 both immediately before and after giving pro forma effect to the incurrence of such Indebtedness;

(d) Indebtedness issued by such Borrower or any Subsidiary to the seller or sellers of an entity being acquired in connection with a Permitted Acquisition, provided that (i) no Default or Event of Default shall then exist or at the time of incurrence of such Indebtedness will exist, (ii) such Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 7.07 both immediately before and after giving pro forma effect to the incurrence of such Indebtedness, and (iii) the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $60,000,000;

(e) Indebtedness constituting Permitted Foreign Subsidiary Loans and Investments;

(f) any intercompany loans and Capital Leases (i) made by the Company or any Subsidiary to any Credit Party (other than the Foreign Borrower); (ii) made by any Foreign Subsidiary to any other Foreign Subsidiary; or (iii) made by the Foreign Borrower to the Company or any Subsidiary;

(g) Indebtedness of such Borrower and its Subsidiaries under or in support of Hedge Agreements, provided such Hedge Agreements have been entered into in the ordinary course of business and not for speculative purposes;

(h) Indebtedness constituting Guaranty Obligations permitted by Section 7.05;

(i) Indebtedness of Foreign Subsidiaries owing to any Person that is not an Affiliate of the Company or any of its Subsidiaries in an aggregate principal amount not to exceed $250,000,000 outstanding at any time; and

(j) other Indebtedness of the Company or any Subsidiary to the extent not permitted by any of the foregoing clauses so long as such Indebtedness constitutes Permitted Indebtedness.

Section 7.05 Investments and Guaranty Obligations. No Borrower will, nor will permit any of its Subsidiaries to, directly or indirectly, (i) make or commit to make any Investment or (ii) be or become obligated under any Guaranty Obligations, except:

(a) Investments by such Borrower or any of its Subsidiaries in cash and Cash Equivalents;

(b) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

(c) the creation and holding by such Borrower and its Subsidiaries of receivables and similar items owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(d) any Permitted Creditor Investment;

(e) loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business, provided the aggregate outstanding amount of all such loans and advances shall not exceed $2,500,000 at any time;

(f) to the extent not permitted by any of the other subparts in this Section, Investments existing as of the Closing Date and described on Schedule 7.05 hereto;

(g) any Guaranty Obligations of the Company or any Subsidiary in favor of the Administrative Agent, each LC Issuer and the Lenders and any other Benefited Creditor in respect of any Designated Hedge Agreement pursuant to the Loan Documents;

(h) Investments of such Borrower and its Subsidiaries in Hedge Agreements permitted to be to entered into pursuant to this Agreement;

(i) Investments (i) of the Company or any of its Subsidiaries in any Subsidiary existing as of the Closing Date, (ii) of the Company in any Credit Party (other than the Foreign Borrower) made after the Closing Date, (ii) of any Credit Party (other than the Foreign Borrower) in any other Credit Party (other than the Company) made after the Closing Date, or (iii) constituting Permitted Foreign Subsidiary Loans and Investments;

(j) Investments of any Foreign Subsidiary in any other Subsidiary of the Company;

(k) intercompany loans and advances permitted by Section 7.04(e);

(l) the Acquisitions permitted by Section 7.02;

(m) any Guaranty Obligation incurred (i) by any Credit Party with respect to Indebtedness of another Credit Party (other than the Foreign Borrower), or (ii) by the Foreign Borrower or the Company of any Indebtedness of the Company or any other Subsidiary, in each case which Indebtedness is permitted by Section 7.04; and

(n) other Investments by the Company or any Subsidiary of the Company in any other Person (other than the Company or any of its then existing Subsidiaries) made after the Closing Date and not permitted pursuant to the foregoing subparts, provided that (i) at the time of making any such Investment no Default or Event of Default shall have occurred and be continuing, or would result therefrom, and (ii) the maximum cumulative amount of all such Investments that are so made pursuant to this subpart and outstanding at any time shall not exceed an aggregate of (i) $160,000,000 less (ii) the aggregate amount of Investments identified on Section A of Schedule 7.05 hereto taking into account the repayment of any loans or advances comprising such Investments.

Section 7.06 Restricted Payments. No Borrower will, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) the Company or any of its Subsidiaries may declare and pay or make Capital Distributions that are payable solely in additional shares of its common stock (or warrants, options or other rights to acquire additional shares of its common stock);

(b)(i) any Subsidiary of the Company may declare and pay or make Capital Distributions to any Credit Party, and (ii) any Foreign Subsidiary (other than the Foreign Borrower) of such Borrower may declare and pay or make Capital Distributions to any other Foreign Subsidiary or any Credit Party;

(c) the Company may make (i) regularly scheduled payments of interest in respect of any Subordinated Indebtedness and other payments with respect to Subordinated Indebtedness in accordance with the terms of, and subject to any subordination provisions contained in, any indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, and (ii) redeem, refinance, renew or replace Subordinated Indebtedness pursuant to the terms of clause (iii) of the definition of “Permitted Indebtedness”;

(d) such Borrower may make regularly scheduled payments of interest with respect to any Indebtedness incurred pursuant to Section 7.04(i) of the type described in subpart (iv) of the definition of “Permitted Indebtedness”; and

(e) the Company may declare and pay or make Capital Distributions, provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Company will be in compliance with the financial covenants set forth in Section 7.07 after giving pro forma effect to each such Capital Distribution, and (iii) the aggregate amount of all Capital Distributions made by the Company during any fiscal year shall not exceed $200,000,000.

Section 7.07 Financial Covenants.

(a) Total Leverage Ratio. The Company will not permit the Total Leverage Ratio as of the last day of any Testing Period of the Company, beginning with the fiscal quarter ending January 31, 2011, to be greater than 3.75 to 1.00; provided that the Company may permit the Total Leverage Ratio as of the last day of any Testing Period (each such Testing Period, a “Total Leverage Ratio Increase Period”) to be greater than 3.75 to 1.00 but less than or equal to 4.00 to 1.00 if:

(i) the Company has consummated a Permitted Acquisition during the last fiscal quarter of the first such Testing Period during the Total Leverage Ratio Increase Period and such increase in the Total Leverage Ratio is a direct result of such Permitted Acquisition;

(ii) the Company has requested from the Administrative Agent, in writing, prior to or concurrently with the submission of its financial statements pursuant to Section 6.01 for the first Testing Period ending after the consummation of such Permitted Acquisition, that a Total Leverage Ratio Increase Period shall have become effective, such request to be accompanied by the most recent two fiscal years’ audited financial statements of the target company the subject of such Permitted Acquisition and any other financial information reasonably requested by the Administrative Agent and consolidated and consolidating financial forecasts (inclusive of the target company the subject of such Permitted Acquisition) from the date of acquisition through the Revolving Facility Termination Date; and

(iii) as of the end of the fourth Testing Period ending after the consummation of the Permitted Acquisition, the Company’s Total Leverage Ratio is less than or equal to 3.75 to 1.00.

(b) Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio as of the last day of any Testing Period of the Company, beginning with the fiscal quarter ending January 31, 2011, to be less than 3.00 to 1.00

Section 7.08 Limitation on Certain Restrictive Agreements. No Borrower will, nor will permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any consensual “negative pledge” covenant, or other consensual agreement, restriction or arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Borrower or any Subsidiary Guarantor to create, incur or suffer to exist any Lien upon any of its property or assets as security for the Obligations, or (b) the ability of any such Subsidiary to make Capital Distributions or any other interest or participation in its profits owned by such Borrower or any Subsidiary of such Borrower, or pay any Indebtedness owed to such Borrower or a Subsidiary of such Borrower, or to make loans or advances to such Borrower or any of such Borrower’s other Subsidiaries, or transfer any of its property or assets to such Borrower or any of such Borrower’s other Subsidiaries, except for such restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Loan Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) customary provisions restricting assignment of any licensing agreement entered into in the ordinary course of business, (v) customary provisions restricting the transfer or further encumbering of assets subject to Liens permitted under Sections 7.03(b), (c), (d), (f), (h), (i) and (k), (vi) customary restrictions affecting only a Subsidiary of such Borrower under any agreement or instrument governing any of the Indebtedness of a Subsidiary permitted pursuant to Section 7.04, (vii) restrictions affecting any Foreign Subsidiary of the Company under any agreement or instrument governing any Indebtedness of such Foreign Subsidiary permitted pursuant to Section 7.04, and customary restrictions contained in “comfort” letters and guarantees of any such Indebtedness, (viii) any document relating to Indebtedness secured by a Lien permitted by Section 7.03, (ix) any Operating Lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other Person and (x) restrictions imposed by any agreement relating to Subordinated Indebtedness entered into in accordance with Section 7.04 if an Authorized Officer of the Company certifies to the Administrative Agent that such restrictions are not materially more restrictive taken as a whole than those available to the Company or any of its Subsidiaries on market terms and (xi) the Senior Notes Documents.

Section 7.09 Transactions with Affiliates. No Borrower will, nor will it permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of such Borrower, any Subsidiary, and in the case of a Subsidiary, such Borrower or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of such Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate, except (i) sales of goods to an Affiliate for use or distribution outside the United States that in the good faith judgment of such Borrower comply with any applicable legal requirements of the Code, or (ii) agreements and transactions with and payments to officers, directors and shareholders that are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of such Borrower, and not prohibited by any of the provisions of this Agreement or in violation of any law, rule or regulation.

Section 7.10 Plan Terminations, Minimum Funding, etc. No Borrower will, nor will it permit any Subsidiary of such Borrower or ERISA Affiliate to, (i) terminate any Plan or Plans so as to result in liability of such Borrower or any Subsidiary of such Borrower to the PBGC in excess of, in the aggregate, the amount that is equal to 5% of such Borrower’s Consolidated Net Worth as of the date of the then most recent financial statements furnished to the Lenders pursuant to the provisions of this

Agreement, (ii) permit to exist one or more events or conditions that present a material risk of the termination by the PBGC of any Plan or Plans with respect to which such Borrower or any Subsidiary of such Borrower or ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of, in the aggregate, the amount that is equal to 5% of such Borrower’s Consolidated Net Worth as of the date of the then most recent financial statements furnished to the Lenders pursuant to the provisions of this Agreement, (iii) fail to comply with the minimum funding standards of ERISA and the Code with respect to any Plan in a manner that could reasonably be expected to have a Material Adverse Effect, or (iv) fail to satisfy all material contribution obligations in respect of any Multiemployer Plan or Multiple Employer Plan that could reasonably be expected to have a Material Adverse Effect.

Section 7.11 Anti-Terrorism Laws. No Borrower nor any of its Subsidiaries shall be in violation of any law or regulation, or identified in any list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act), that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits any Lender or LC Issuer from making any advance or extension of credit to such Borrower or from otherwise conducting business with such Borrower.

Section 7.12 Modifications to Certain Agreements. No Borrower shall, nor shall it permit any Subsidiary to, amend, restate, supplement or otherwise modify, in any material respect, or enter into any material consent or waiver with respect to the Senior Notes Documents, in each case without the prior written consent of the Administrative Agent and the Required Lenders, which consent shall not be unreasonably withheld or delayed.

ARTICLE VIII.

EVENTS OF DEFAULT

Section 8.01 Events of Default. Any of the following specified events shall constitute an Event of Default (each an “Event of Default”):

(a) Payments: any Borrower shall (i) default in the payment when due (whether at maturity, on a date fixed for a scheduled repayment, on a date on which a required prepayment is to be made, upon acceleration or otherwise) of any principal of the Loans or any reimbursement obligation in respect of any Unpaid Drawing; or (ii) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans, or any Fees or any other Obligations; or

(b) Representations, etc.: any representation, warranty or statement made by any Borrower or any other Credit Party herein or in any other Loan Document or in any statement, agreement, instrument or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

(c) Certain Covenants: any Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in Sections 6.01, 6.09, 6.10 or Article VII of this Agreement; or

(d) Other Covenants: any Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Loan Document, other than those referred to in Section 8.01(a) or (b) or (c) above, and such default is not remedied within 30 days after the earlier of (i) an Authorized Officer of any Credit Party obtaining knowledge of such default or

(ii) such Borrower receiving written notice of such default from the Administrative Agent (which notice the Administrative Agent shall give upon the direction of the Required Lenders); or

(e) Cross Default Under Other Agreements: any Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Material Indebtedness (other than the Obligations), and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Material Indebtedness to become due prior to its stated maturity; or any such Material Indebtedness of any Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof or by a mandatory prepayment required as a result of the issuance of additional debt or equity); or (iii) without limitation of the foregoing clauses, default in any payment obligation under a Designated Hedge Agreement, and such default shall continue after the applicable grace period, if any, specified in such Designated Hedge Agreement or any other agreement or instrument relating thereto; or

(f) Invalidity of Loan Documents: (i) any material provision, in the opinion of the Required Lenders, of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or under such Loan Document or satisfaction in full of all the Obligations (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up and contingent obligations, in each case that are owing and with respect to which not claim has been made), ceases to be in full force and effect; (ii) any Credit Party contests in any manner the validity or enforceability of any provision of any Loan Document to which it is a party and which has not been terminated in accordance with its terms or (iii) any Credit Party denies that it has any or further liability or obligation under any Loan Document to which it is a party and which has not been terminated in accordance with its terms, or purports to revoke, terminate or (other than in accordance with its terms) rescind any Loan Document; or

(g) Judgments: one or more judgments, orders or decrees shall be entered against any Borrower and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not effectively reserved its rights) of $50,000,000 or more in the aggregate for all such unvacated, undischarged, unstayed or unbonded (as set forth below) judgments, orders and decrees for such Borrower and its Subsidiaries, and any such judgments or orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; provided, however, that with respect to any such judgment or similar process that is subject to the terms of one or more settlement agreements that provide for the obligations thereunder to be paid or performed over time, such judgment or similar process shall not be determined hereunder to be undischarged, unvacated, unbonded or unstayed unless and until such Borrower and it Subsidiaries shall have failed to pay any amounts due and owing thereunder (payment of which shall not have been stayed) for a period of 60 days after the respective final due dates for the payment of such amount; or

(h) Insolvency Event: any Insolvency Event shall occur with respect to any Borrower or any Subsidiary of such Borrower having assets of more than $30,000,000; or

(i) ERISA: (i) any of the events described in clauses (i) through (x) of Section 6.01(f) shall have occurred; and (ii) there shall result from any such event or events the imposition of a Lien or a liability or a material risk of incurring a liability that, in the case of any such liability or material risk of incurring a liability, the Required Lenders reasonably determine could reasonably be expected to have a Material Adverse Effect; or

(j) Change of Control: there occurs a Change of Control.

Section 8.02 Remedies. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Company, take any or all of the following actions:

(a) declare the Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

(b) declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all other Obligations (other than any Obligations under any Designated Hedge Agreements) owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; or

(c) exercise any other right or remedy available under any of the Loan Documents or applicable law;

provided that, if an Event of Default specified in Section 8.01(h) shall occur, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a) and/or (b) above shall occur automatically without the giving of any such notice.

Section 8.03 Application of Certain Payments and Proceeds. All payments and other amounts received by the Administrative Agent or any Lender through the exercise of remedies hereunder or under the other Loan Documents shall, unless otherwise required by the terms of the other Loan Documents or by applicable law, be applied as follows

(i) first, to the payment of that portion of the Obligations constituting fees, indemnities and expenses and other amounts (including attorneys’ fees and amounts due under Article III) payable to the Administrative Agent in its capacity as such;

(ii) second, to the payment of that portion of the Obligations constituting fees, indemnities and expenses (including attorneys’ fees and amounts due under Article III) payable to each Lender or each LC Issuer, ratably among them in proportion to the aggregate of all such amounts;

(iii) third, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Unpaid Drawings with respect to Letters of Credit, ratably among the Lenders in proportion to the aggregate of all such amounts;

(iv) fourth, pro rata to the payment of (A) that portion of the Obligations constituting unpaid principal of the Loans and Unpaid Drawings, ratably among the Lenders and each LC Issuer in proportion to the aggregate of all such amounts, and (B) the amounts due to Designated Hedge Creditors under Designated Hedge Agreements subject to confirmation by the

Administrative Agent that any calculations of termination or other payment obligations are being made in accordance with normal industry practice;

(v) fifth, to the Administrative Agent for the benefit of each LC Issuer to cash collateralize the Stated Amount of outstanding Letters of Credit;

(vi) sixth, to the payment of all other Obligations of the Credit Parties owing under or in respect of the Loan Documents that are then due and payable to the Administrative Agent, each LC Issuer, the Swing Line Lender, the Lenders and the Designated Hedge Creditors, ratably based upon the respective aggregate amounts of all such Obligations owing to them on such date; and

(vii) finally, any remaining surplus after all of the Obligations (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up and contingent obligations, in each case that are owing and with respect to which not claim has been made) have been paid in full, to the Borrowers or to whomsoever shall be lawfully entitled thereto.

ARTICLE IX.

THE ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01 Appointment. Each Lender hereby irrevocably designates and appoints KeyBank to act as specified herein and in the other Loan Documents, and each such Lender hereby irrevocably authorizes KeyBank as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to, the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Article. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor any fiduciary relationship with any Lender or LC Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. Except for Section 9.11, the provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrowers or any of their Subsidiaries.

Section 9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, sub-agents or attorneys-in-fact, and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

Section 9.03 Exculpatory Provisions. Neither the Administrative Agent nor any of its Related Parties shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Related Parties’ own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any of their Subsidiaries or any of their respective officers contained in this Agreement, any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the

Administrative Agent under or in connection with, this Agreement or any other Loan Document or for any failure of the Borrowers or any Subsidiary of the Borrowers or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers or any Subsidiary of the Borrowers. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrowers or any of their Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

Section 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, e-mail or other electronic transmission, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers or any of their Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or all of the Lenders, as applicable, as to any matter that, pursuant to Section 11.12, can only be effectuated with the consent of all Lenders, or all Lenders, as the case may be), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

Section 9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 9.06 Non-Reliance. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its Related Parties have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including, without limitation, any review of the affairs of the Borrowers or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers and their Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrowers or any of their Subsidiaries that may come into the possession of the Administrative Agent or any of its Related Parties other than as specifically required by this Agreement.

Section 9.07 No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”) or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Credit Parties or their respective Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under the CIP Regulations or such other laws.

Section 9.08 USA Patriot Act. Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (i) within 10 days after the Closing Date, and (ii) at such other times as are required under the USA Patriot Act.

Section 9.09 Indemnification. The Lenders agree to indemnify the Administrative Agent and its Related Parties, ratably according to their pro rata share of the Aggregate Credit Facility Exposure (excluding Swing Loans) (determined at the time such indemnification is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent (in its capacity as Administrative Agent) or such Related Parties in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent or such Related Parties under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrowers; provided, however, that no Lender shall be liable to the Administrative Agent or any of its Related Parties for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent’s or such Related

Parties’ gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent or any such Related Parties for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of all Obligations.

Section 9.10 The Administrative Agent in its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers, their Subsidiaries and their Affiliates as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

Section 9.11 Successor Administrative Agent. The Administrative Agent may resign at any time upon not less than 30 days notice to the Lenders, each LC Issuer and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least $500,000,000. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and each LC Issuer, appoint a successor Administrative Agent meeting the requirements set forth in the preceding sentence; provided, however, that if the Administrative Agent shall notify the Borrowers and the Lenders that no such successor is willing to accept such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and LC Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.02 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.12 Other Agents. Except as expressly set forth elsewhere in this Agreement, any Lender identified herein as a Syndication Agent, Co-Documentation Agent, Co-Lead Arranger or Co-Bookrunner or any other corresponding title, other than “Administrative Agent,” shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

ARTICLE X.

GUARANTY

Section 10.01 Guaranty by the Company. The Company hereby unconditionally guarantees, for the benefit of the Benefited Creditors, all of the following (collectively, the “Company Guaranteed Obligations”): (a) all Loans and all other Obligations owing at any time by the Foreign Borrower, (b) all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued for the benefit of any LC Obligor (other than the Company) under this Agreement, and (c) all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing owing by the Foreign Borrower or any Subsidiary of the Company under any Designated Hedge Agreement or any other document or agreement executed and delivered in connection therewith to any Designated Hedge Creditor, in all cases under subparts (a), (b) or (c) above, whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code). Upon failure by any Credit Party to pay punctually any of the Company Guaranteed Obligations, the Company shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any other applicable agreement or instrument.

Section 10.02 Additional Undertaking. As a separate, additional and continuing obligation, the Company unconditionally and irrevocably undertakes and agrees, for the benefit of the Benefited Creditors that, should any Company Guaranteed Obligations not be recoverable from the Company under Section 10.01 for any reason whatsoever (including, without limitation, by reason of any provision of any Loan Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other person, at any time, the Company, as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Benefited Creditors, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Loan Documents or any other applicable agreement or instrument.

Section 10.03 Guaranty Unconditional. The obligations of the Company under this Article X shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

(a) any extension, renewal, settlement, compromise, waiver or release in respect to the Company Guaranteed Obligations under any agreement or instrument, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Agreement, any Note, any other Loan Document, or any agreement or instrument evidencing or relating to the Company Guaranteed Obligations;

(c) any release, non-perfection or invalidity of any direct or indirect security for the Company Guaranteed Obligations under any agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations;

(d) any change in the corporate existence, structure or ownership of any Credit Party or other Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Credit Party or other Subsidiary or its assets or any resulting release or discharge of any obligation of any Credit Party or other Subsidiary contained in any agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations;

(e) the existence of any claim, set-off or other rights which the Company may have at any time against any other Credit Party, the Administrative Agent, any Lender, any Affiliate of any Lender or any other Person, whether in connection herewith or any unrelated transactions;

(f) any invalidity or unenforceability relating to or against any other Credit Party for any reason of any agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by any Credit Party of any of the Company Guaranteed Obligations, or any decree or order prohibiting any Credit Party from paying, or releasing or discharging the obligation of any Credit Party to pay, any of the Company Guaranteed Obligations; or

(g) any other act or omission of any kind by any other Credit Party, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Article, constitute a legal or equitable discharge of any Borrowers’ obligations under this Section, all of which the Company hereby unconditionally waives to the fullest extent permitted by law, other than the irrevocable payment in full of all Company Guaranteed Obligations (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up and contingent obligations, in each case that are owing and with respect to which not claim has been made).

Section 10.04 Waivers. The Company unconditionally waives, to the maximum extent permitted under any applicable law now or hereafter in effect, insofar as its obligations under this Article are concerned, (a) notice of any of the matters referred to in Section 10.03, (b) all notices required by statute, rule of law or otherwise to preserve any rights against the Company hereunder, including, without limitation, any demand, presentment, proof or notice of dishonor or non-payment of any of the Company Guaranteed Obligations, notice of acceptance of the provisions of this Article X, notice of the incurrence of any of the Company Guaranteed Obligations, notice of any failure on the part of any Credit Party, any of their Subsidiaries or Affiliates, or any other Person, to perform or comply with any term or provision of the Credit Agreement, any other Loan Document or any other agreement or instrument to which the such Credit Party or any other Person is a party, or notice of the commencement of any proceeding against any other Person or its any of its property or assets, (c) any right to the enforcement, assertion or exercise against any Credit Party or against any other Person or any collateral of any right, power or remedy under or in respect of the Credit Agreement, any other Loan Document or any other agreement or instrument, and (d) any requirement that any such Credit Party be joined as a party to any proceedings against the Company or any other Person for the enforcement of any term or provision of the Credit Agreement, the other Loan Documents, the provisions of this Article X or any other agreement or instrument.

Section 10.05 Company Obligations to Remain in Effect; Restoration. The Company’s obligations under this Article shall remain in full force and effect until the Commitments shall have terminated, and the principal of and interest on the Notes and other Company Guaranteed Obligations, and all other amounts payable by the Borrowers, any other Credit Party or other Subsidiary, under the Loan Documents or any other agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up and contingent obligations, in each case that are owing and with respect to which not claim has been made), shall have been indefeasably paid in full. If at any time any payment of any of the Company Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Credit Party, the Company’s obligations under this Article X with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

Section 10.06 Waiver of Acceptance, etc. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Credit Party or any other Person, or against any collateral or guaranty of any other Person.

Section 10.07 Subrogation. Until the indefeasible payment in full of all of the Obligations (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up and contingent obligations, in each case that are owing and with respect to which not claim has been made) and the termination of the Commitments hereunder, the Company shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any other Credit Party with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any such Credit Party in respect thereof.

Section 10.08 Effect of Stay. In the event that acceleration of the time for payment of any amount payable by any Credit Party under any of the Company Guaranteed Obligations is stayed upon insolvency, bankruptcy or reorganization of such Credit Party, all such amounts otherwise subject to acceleration under the terms of any applicable agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations shall nonetheless be payable by the Company under this Article forthwith on demand by the Administrative Agent.

ARTICLE XI.

MISCELLANEOUS

Section 11.01 Payment of Expenses, etc. The Company agrees to pay all of the following: (i) whether or not the transactions contemplated hereby are consummated, all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, administration and execution and delivery of the Loan Documents and the documents and instruments referred to therein and the syndication of the Commitments (but limited to the reasonable and documented out-of-pocket expenses of a single counsel to the Administrative Agent, the Co-Lead Arrangers and the Lenders, taken as a whole; (ii) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with any amendment, waiver or consent relating to any of the Loan Documents; (iii) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Co-Lead Arrangers and the Lenders and any of their Affiliates that are owed any Obligations in connection with the enforcement of any of the Loan Documents, including, without limitation, the reasonable fees and disbursements of any individual counsel to the Administrative Agent and the Co-Lead Arrangers and a single counsel for the Lenders; (iv) any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such indemnified Person) to pay such taxes.

Section 11.02 Indemnification. Each Borrower agrees (severally and not jointly in the case of the Foreign Borrower) to indemnify the Administrative Agent, each Lender and each Agent and their respective Related Parties (collectively, the “Indemnitees”) from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (i) any investigation, litigation or other proceeding (whether or not any such Indemnitee is a party thereto) related to the entering into and/or performance of any Loan Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Loan Document, or (ii) (A) the presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or operated by a Borrower or any of their Subsidiaries, (B) the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by such Borrower or any of its Subsidiaries, if such Borrower or any such Subsidiary could have or is alleged to have any responsibility in respect thereof pursuant to Environmental Laws, (C) the non-compliance by such Borrower or any of its Subsidiaries with Environmental Laws (including applicable permits thereunder), or (D) any Environmental Claim asserted against such Borrower or any of its Subsidiaries, in respect of any Real Property owned, leased or operated by the Borrowers or any of their Subsidiaries, including, in the case of each of (i) and (ii) above, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or of any other Indemnitee who is such Person or an Affiliate of such Person). To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities that is permissible under applicable law.

Section 11.03 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender (other than a Defaulting Lender) and each LC Issuer is hereby authorized, except to the extent prohibited by law, at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender or such LC Issuer (including, without limitation, by branches, agencies and Affiliates of such Lender or LC Issuer wherever located) to or for the credit or the account of a Borrower against and on account of the Obligations and liabilities of such Borrower to such Lender or LC Issuer under this Agreement or under any of the other Loan Documents, irrespective of whether or not such Lender or LC Issuer shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Lender and LC Issuer agrees to promptly notify the Borrowers after any such set off and application, provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

Section 11.04 Equalization.

(a) Equalization. If at any time any Lender receives any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) that is applicable to the payment of the principal of, or interest on, the Loans (other than Swing Loans and other than pursuant to Section 2.13(e)), LC Participations, Swing Loan Participations or Fees (other than Fees that are intended to be paid solely to the Administrative Agent or an LC Issuer and amounts payable to a Lender under Article III), of a sum that with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount.

(b) Recovery of Amounts. If any amount paid to any Lender pursuant to subpart (a) above is recovered in whole or in part from such Lender, such original purchase shall be rescinded, and the purchase price restored ratably to the extent of the recovery.

(c) Consent of Borrower. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

Section 11.05 Notices.

(a) Generally. Except in the case of notices and other communications expressly permitted hereunder to be given by telephone (and except as provided in subpart (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i) if to a Borrower, to it (in the case of the Foreign Borrower, c/o the Company) at 6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588, Attention: Carol R. Kaufman, Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer (Telecopier No. (925) 460-3662);

(ii) if to any other Credit Party, to it c/o the Company, 6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588, Attention: Carol R. Kaufman, Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer (Telecopier No. (925) 460-3662);

(iii) if to the Administrative Agent, to it at the Notice Office; and

(iv) if to a Lender, to it at its address (or telecopier number) set forth next to its name on the signature pages hereto or, in the case of any Lender that becomes a party to this Agreement by way of assignment under Section 11.06 of this Agreement, to it at the address set forth in the Assignment Agreement to which it is a party;

(b) Receipt of Notices. Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent and receipt has been confirmed by telephone. Notices delivered through electronic communications to the extent provided in subpart (c) below, shall be effective as provided in such subpart (c).

(c) Electronic Communications.

(i) Notices and other communications to the Administrative Agent, an LC Issuer or any Lender hereunder and required to be delivered pursuant to Sections 6.01(a), (b), (c), (d), (h), (i), (j) or (k) may be delivered or furnished by electronic communication (including e-mail and Internet or intranet web sites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent, any LC Issuer or the Borrowers may, in their discretion, agree in a separate writing to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient

(such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet web site shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the web site address therefor.

(ii) The Borrowers agree that the Administrative may make any information delivered by the Borrowers to the Administrative Agent pursuant to Section 6.01 available to the Lenders by posting such notices on a secured website (such as Intralinks) or another secured electronic medium acceptable to the Borrowers. The Borrowers acknowledge that (A) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (B) such secured website and other electronic medium are provided “as is” and “as available” and (C) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of any such secured website or other electronic medium and each expressly disclaims liability for errors or omissions in any material or other information distributed via any such secured website or other electronic medium. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with any such secured website or other electronic medium.

(iii) Each Lender agrees that notice to such Lender (as provided in the next sentence) specifying that any information provided by the Borrowers to the Administrative Agent pursuant to Section 6.01 has been posted on any secured website or other electronic medium in accordance with Section 11.05(c)(ii) above shall constitute effective delivery of such information to such Lender for purposes of this Agreement; provided that if requested by any Lender the Administrative Agent shall deliver a copy of such information to such Lender by email or telecopier. Each Lender agrees (A) to notify the Administrative Agent in writing of such Lender’s e-mail address to which such notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (B) that any notice may be sent to such e-mail address.

(d) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to each of the other parties hereto in accordance with Section 11.05(a).

Section 11.06 Successors and Assigns.

(a) Successors and Assigns Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that the Borrowers may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders, provided, further, that any assignment or participation by a Lender of any of its rights and obligations hereunder shall be effected in accordance with this Section 11.06.

(b) Participations. Each Lender may at any time without prior notice or consent grant participations in any of its rights hereunder or under any of the Notes to any Person (other than an individual), provided that in the case of any such participation,

(i) the participant shall not have any rights under this Agreement or any of the other Loan Documents, including rights of consent, approval or waiver (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto),

(ii) such Lender’s obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged,

(iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

(iv) such Lender shall remain the holder of the Obligations owing to it and of any Note issued to it for all purposes of this Agreement,

(v) the Borrowers, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender’s rights and obligations under this Agreement, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, except only that the participant shall be entitled to the benefits of Article III, and only to the extent that such Lender would be entitled to such benefits in the same amount and to the same degree if the participation had not been entered into or sold; provided, that in the case of Section 3.03, that the participant shall have complied with Section 3.03(b) as if it were a Lender, and

(vi) each Lender that sells a participating interest in any of its rights hereunder or under any of the Notes shall, as agent of the Borrowers solely for the purpose of this Section 11.06(b), record in book entries maintained by such Lender the name of each participant and the amount of the participating interest of the participant; provided, however, that the Lender shall have no obligation to show such book entries to any Credit Party.

and, provided further, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity or the date of any Scheduled Repayment of any of the Loans in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant’s participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any such Commitment), (y) release any Subsidiary Guarantor from its guaranty of any of the Obligations, except strictly in accordance with the terms of the Loan Documents, or (z) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement.

(c) Assignments by Lenders.

(i) Any Lender may assign all, or if less than all, any portion of its Loans, LC Participations, Swing Loan Participations and/or Commitments and its rights and obligations hereunder to one or more Eligible Assignees, each of which shall become a party to this Agreement as a Lender by execution of an Assignment Agreement; provided, however, that

(A) except in the case (x) of an assignment of the entire remaining amount of the assigning Lender’s Loans and/or Commitments or (y) an assignment to another Lender, an Affiliate of such Lender or an Approved Fund of any Lender, the aggregate amount of the Commitment so assigned (which for this purpose includes the Loans outstanding thereunder) shall not be less than $5,000,000;

(B) in the case of any assignment to an Eligible Assignee at the effective time of any such assignment, as determined by the Administrative Agent in accordance with subsection (iv) below, the Lender Register shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders;

(C) upon surrender of the old Notes, if any, upon request of the new Lender, new Notes will be issued, at the applicable Borrower’s expense, to such new Lender and to the assigning Lender, to the extent needed to reflect the revised Commitments; and

(D) unless waived by the Administrative Agent, the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 (treating multiple contemporaneous assignments to or from Approved Funds of a single Lender as one assignment for purposes of such requirement).

(ii) To the extent of any assignment pursuant to this subpart (c), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments.

(iii) At the time of each assignment pursuant to this subpart (c) to a Person that is not already a Lender hereunder, the respective assignee Lender shall provide to the Borrowers and the Administrative Agent the applicable Internal Revenue Service Forms (and any necessary additional documentation) described in Section 3.03(b).

(iv) With respect to any Lender, the transfer of any Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment (whether or not evidenced by a Note) shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to this subpart (c).

(v) Nothing in this Section shall prevent or prohibit (A) any Lender that is a bank, trust company or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (B) any Lender that is a trust, limited liability company, partnership, fund or other investment company from pledging its Notes or Loans to a trustee or agent for the benefit of holders of certificates or debt securities issued by it. No such pledge, or any assignment pursuant to or in lieu of an enforcement of such a pledge, shall relieve the transferor Lender from its obligations hereunder.

(d) No SEC Registration or Blue Sky Compliance. Notwithstanding any other provisions of this Section, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrowers to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any State.

(e) Representations of Lenders. Each Lender initially party to this Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by this Section will, upon its becoming party to this Agreement, represents that it is a commercial lender, other financial institution or other “accredited” investor (as defined in SEC Regulation D) that makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business; provided, however, that subject to the preceding Sections 11.06(b) and (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

Section 11.07 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrowers and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of a Loan or any LC Issuance shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any LC Issuer may have had notice or knowledge of such Default or Event of Default at the time. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Administrative Agent or any Lender would otherwise have.

Section 11.08 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the Supreme Court of the State of New York sitting in New York County or in the United States District Court of the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower at its address for notices pursuant to Section 11.05, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Without prejudice to any other mode of service allowed under any relevant law, the Foreign Borrower irrevocably appoints the Company as its agent for service of process in relation to any proceedings before any court in connection with any Loan Document and agrees that failure by an agent for service of process to notify the Foreign Borrower of the process will not invalidate the proceedings concerned. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against such Borrower in any other jurisdiction.

(b) Each Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in Section 11.08(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

Section 11.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent.

Section 11.10 Integration. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof ; provided, however, that, notwithstanding the foregoing, any term or provision set forth in that certain Commitment Letter, dated as of December 2, 2010, among, inter alia, the Company and KeyBank and the Administrative Agent Fee Letter, between the Company and KeyBank that, pursuant to the express terms of either such letter, survives beyond the Closing Date, shall continue to remain in effect in accordance with the terms of such letters.

Section 11.11 Headings Descriptive. The headings of the several Sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 11.12 Amendment or Waiver.

(a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, changed, waived or otherwise modified unless such amendment, change, waiver or other modification is in writing and signed by the Borrowers, the Administrative Agent and the Required Lenders or by the Administrative Agent acting at the written direction of the Required Lenders; provided, however, that

(i) no change, waiver or other modification shall

(A) increase the amount of any Commitment of any Lender hereunder (other than as provided in Section 2.02(b)), without the written consent of such Lender;

(B) extend or postpone the Revolving Facility Termination Date, the Term Loan Maturity Date or the maturity date provided for herein that is applicable to any Loan of any Lender, extend or postpone the expiration date of any Letter of Credit in which such Lender has an LC Participation beyond the latest expiration date for a Letter of Credit provided for herein, or extend or postpone any scheduled expiration or termination date provided for herein that is applicable to a Commitment of any Lender, without the written consent of such Lender;

(C) reduce the principal amount of any Loan made by any Lender, or reduce the rate or extend the time of payment of, or excuse the payment of, interest thereon (other than as a result of (x) waiving the applicability of any post-default increase in interest rates or (y) any amendment to defined terms used in financial covenants), without the written consent of such Lender;

(D) reduce the amount of any Unpaid Drawing, or reduce the rate or extend the time of payment of, or excuse the payment of, interest thereon (other than as a result of waiving the applicability of any post-default increase in interest rates), without the written consent of each Revolving Lender;

(E) reduce the rate or extend the time of payment of, or excuse the payment of, any Fees to which any Lender is entitled hereunder, without the written consent of such Lender; or

(F) amend, modify or waive (which shall include the waiver of any existing Default or Event of Default) any condition precedent to any extension of credit under the Credit Facility set forth in Section 4.2 without the written consent of the Required Lenders;

(ii) no change in, or waiver or other modification otherwise affecting, the amount or time of payment of any scheduled or mandatory reduction in the Total Revolving Commitment provided for in Section 2.12 to which a Revolving Lender shall be entitled shall be made without the written consent of each Revolving Lender;

(iii) no change, waiver or other modification or termination shall, without the written consent of each Lender directly affected thereby,

(A) release a Borrower from any of its obligations hereunder or any Loan Document;

(B) release the Company from its Guaranty Obligations under Article X or release any Credit Party from the Subsidiary Guaranty, except, in the case of a Subsidiary Guarantor, in accordance with a transaction permitted under this Agreement;

(C) amend, modify or waive any provision of this Section 11.12, Section 2.14(c) or (e), Section 8.03, or any other provision of any of the Loan Documents pursuant to which the consent or approval of all Lenders, or a number or specified percentage or other required grouping of Lenders or Lenders having Commitments, is by the terms of such provision explicitly required;

(D) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders; or

(E) consent to the assignment or transfer by a Borrower of any of its rights and obligations under this Agreement.

(iv)(x) no change, waiver or other modification or termination shall increase or extend the Commitment or Loan of any Defaulting Lender, nor may the principal of any Loan of a Defaulting Lender be reduced, in each case without the consent of such Lender and (y) in the case of any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms, affects any Defaulting Lender more adversely than other affected Lenders, such wavier, amendment or modification shall require the consent of each such Defaulting Lender; or

(v) the Administrative Agent, without the direction or separate authorization of the Required Lenders, may approve any change, waiver or other modification that is of a routine, administrative, ministerial or non-controversial nature, as reasonably determined by the Administrative Agent, and any such change, waiver or modification approved by the Administrative Agent shall be binding on the Lenders.

Any waiver or consent with respect to this Agreement given or made in accordance with this Section shall be effective only in the specific instance and for the specific purpose for which it was given or made.

(b) No provision of Section 2.05 or any other provision in this Agreement specifically relating to Letters of Credit may be amended without the consent of any LC Issuer adversely affected thereby.

(c) No provision of Article IX may be amended without the consent of the Administrative Agent and no provision of Section 2.04 may be amended without the consent of the Swing Line Lender.

Section 11.13 Survival of Indemnities. All indemnities set forth herein including, without limitation, in Article III (subject to the limitations set forth Section 3.01(c)), Section 9.09 or Section 11.02 shall survive the execution and delivery of this Agreement and the making and repayment of the Obligations and any assignment made pursuant to Section 11.06(c).

Section 11.14 Domicile of Loans. Each Lender may fund, transfer and carry its Loans out of, at, to or for the account of any branch office, subsidiary or affiliate of such Lender; provided, however, that the Borrowers shall not be responsible for costs arising under Section 3.01 resulting from any such transfer (other than a transfer pursuant to Section 3.05) to the extent not otherwise applicable to such Lender with respect to its Loans prior to such transfer.

Section 11.15 Confidentiality.

(a) Each of the Administrative Agent, each LC Issuer and the Lenders agrees to maintain the confidentiality of all Confidential Information, except that Confidential Information may be disclosed (i) to its and its Affiliates’ directors, officers, trustees, employees and agents, including accountants, legal counsel and other advisors in connection with the performance of their duties relating to the Credit Parties and the Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (ii) to any direct contractual counterparty in any Hedge Agreement (or to any such contractual counterparty’s professional advisor, so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 11.15, (iii) to the extent requested by any regulatory authority, (iv) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (v) to any other party to this Agreement, (vi) in connection with the exercise of any remedies hereunder or under any of the other Loan Documents, or any suit, action or proceeding relating to this Agreement or any of the other Loan Documents or the enforcement of rights hereunder or thereunder, (vii) subject to an agreement containing provisions substantially the same as those of this Section 11.15, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, or (viii) with the consent of the Borrowers.

(b) As used in this Section, “Confidential Information” means all information received from a Borrower relating to such Borrower or its business, other than any such information that is available to the Administrative Agent, any LC Issuer or any Lender on a non-confidential basis prior to disclosure by such Borrower.

(c) Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as would be exercised by a prudent person, acting reasonably and responsibly. The Borrowers hereby agree that the failure of the Administrative Agent, any LC Issuer or any Lender to comply with the provisions of this Section shall not relieve the Borrowers, or any other Credit Party, of any of their obligations under this Agreement or any of the other Loan Documents.

Section 11.16 Limitations on Liability of the LC Issuers. Each applicable Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither any LC Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by an LC Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the LC Obligor shall have a claim against an LC Issuer, and an LC Issuer shall be liable to such LC Obligor, to the extent of any direct, but not consequential, damages suffered by such LC Obligor that such LC Obligor proves were caused by (i) such LC Issuer’s willful misconduct or gross negligence or failure to follow the standards of care specified in the UCC or (ii) such LC Issuer’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, an LC Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 11.17 General Limitation of Liability. No claim may be made by any Credit Party, any Lender, the Administrative Agent, any LC Issuer or any other Person against the Administrative Agent, any LC Issuer, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and each Borrower hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 11.18 Lenders and Agent Not Fiduciary to Borrowers, etc. The relationship among the Borrowers and their Subsidiaries, on the one hand, and the Administrative Agent, each LC Issuer and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent, each LC Issuer and the Lenders have no fiduciary or other special relationship with the Borrowers and their Subsidiaries, and no term or provision of any Loan Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

Section 11.19 Survival of Representations and Warranties. All representations and warranties herein shall survive the making of Loans and all LC Issuances hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf.

Section 11.20 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 11.21 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action, event, condition or circumstance is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations or restrictions of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or event, condition or circumstance exists.

Section 11.22 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Base Rate to the date of repayment, shall have been received by such Lender.

Section 11.23 Judgment Currency. If the Administrative Agent, on behalf of the Lenders, obtains a judgment or judgments against a Borrower in a Designated Foreign Currency, any Dollar denominated obligations of such Borrower in respect of any sum adjudged to be due to the Administrative Agent or the Lenders hereunder or under the Notes (the “Judgment Amount”) shall be discharged only to the extent that, on the Business Day following receipt by the Administrative Agent of the Judgment Amount in the Designated Foreign Currency, the Administrative Agent, in accordance with normal banking procedures, may purchase Dollars with the Judgment Amount in such Designated Foreign Currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of such Borrower to pay the sum originally due hereunder or under the Notes when it was originally due hereunder or under the Notes) was originally due and owing (the “Original Due Date”) to the Administrative Agent or the Lenders hereunder or under the Notes (the “Loss”), each applicable Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, the Administrative Agent or such Lender agrees to remit such excess to the Borrowers.

Section 11.24 USA Patriot Act. Each Lender subject to the USA Patriot Act hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the USA Patriot Act.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

THE COOPER COMPANIES, INC., as a Borrower

By:	/s/ Carol R. Kaufman
	Name:	Carol R. Kaufman
	Title:	Senior Vice President of Legal Affairs, Secretary & Chief Administrative Officer

COOPERVISION INTERNATIONAL HOLDING COMPANY, LP, as a Borrower

By:	/s/ Carol R. Kaufman
	Name:	Carol R. Kaufman
	Title:	Vice President & Secretary

Address:	127 Public Square Cleveland, OH 44114 Attention: Kathy Koenig Fax: (216) 370-6113	KEYBANK NATIONAL ASSOCIATION, as the Administrative Agent, Co-Lead Arranger, the Swing Line Lender, a Lender and an LC Issuer

By:	/s/ Marianne T. Meil
Name:	Marianne T. Meil
Title:	Senior Vice President

[Signature pages of other Lenders follow.]

Signature Page to the

Credit Agreement

dated as of January 12, 2011

among

The Cooper Companies, Inc. and

CooperVision International Holding Company LP,

as a Borrower

and

KeyBank National Association, as the Administrative Agent,

and the Lenders party thereto

Address:	560 Mission Street, 19th Floor San Francisco, CA 94105 Attention: Alex Rogin	JPMorgan Chase Bank, N.A.
		By:	/s/ Alex Rogin
Name: Alex Rogin
Title: Vice President

Signature Page to the

Credit Agreement

dated as of January 12, 2011

among

The Cooper Companies, Inc. and

CooperVision International Holding Company LP,

as a Borrower

and

KeyBank National Association, as the Administrative Agent,

and the Lenders party thereto

Address:	Henry H. Schwake Managing Director GCB Consumer & Healthcare Group 633 W. 5th Street – Ste. 6300 Los Angeles CA 90071 Attention:	CITICORP NORTH AMERICA, INC.
		By:	/s/ Henry Schwake
Name: Henry Schwake
Title: Managing Director

Signature Page to the

Credit Agreement

dated as of January 12, 2011

among

The Cooper Companies, Inc. and

CooperVision International Holding Company LP,

as a Borrower

and

KeyBank National Association, as the Administrative Agent,

and the Lenders party thereto

Address:	530 Lytton Avenue Suite 101 Palo Alto CA 94301 Attention: John C. Pleque	Bank of America, N.A.
		By:	/s/ John C. Pleque
Name: John C. Pleque
Title: Senior Vice President

Signature Page to the

Credit Agreement

dated as of January 12, 2011

among

The Cooper Companies, Inc. and

CooperVision International Holding Company LP,

as a Borrower

and

KeyBank National Association, as the Administrative Agent,

and the Lenders party thereto

Address:	One Front Street, 21st FI San Francisco, CA 94111 Attention: Nathan Hamsik	Well Fargo Bank, N.A.
		By:	/s/ Nathan Hamsik
Name: Nathan Hamsik
Title: Vice President

Signature Page to the

Credit Agreement

dated as of January 12, 2011

among

The Cooper Companies, Inc. and

CooperVision International Holding Company LP,

as a Borrower

and

KeyBank National Association, as the Administrative Agent,

and the Lenders party thereto

Address:	200 Park Avenue, 31st Floor New York, NY 10166 Attention: Kristie Li	DnB NOR Bank, ASA, New York Branch
		By:	/s/ Kristie Li
Name: Kristie Li
Title: Vice President

		By:	/s/ Kristin Riise
Name: Kristin Riise
Title: First Vice President

Signature Page to the

Credit Agreement

dated as of January 12, 2011

among

The Cooper Companies, Inc. and

CooperVision International Holding Company LP,

as a Borrower

and

KeyBank National Association, as the Administrative Agent,

and the Lenders party thereto

Address:	601 Montgomey Street 10th Floor, Suite 1000 San Francisco, CA 94105 Attention: David Hants	HSBC Bank USA, N.A. 601 MONTGOMERY STREET SAN FRANCISCO, CA 94111
		By:	/s/ David Hants
Name: David Hants
Title: Senior Vice President

Signature Page to the

Credit Agreement

dated as of January 12, 2011

among

The Cooper Companies, Inc. and

CooperVision International Holding Company LP,

as a Borrower

and

KeyBank National Association, as the Administrative Agent,

and the Lenders party thereto

Address:	2nd Floor, HSBC House Mitchell Way Southampton International Airport Southampton Hampshire SO21 2EU United Kingdom Attention: Ian Johnson	HSBC Bank Plc
		By:	/s/ Ian Johnson
Name: Ian Johnson
Title: Global Relationship Banking Manager

Signature Page to the

Credit Agreement

dated as of January 12, 2011

among

The Cooper Companies, Inc. and

CooperVision International Holding Company LP,

as a Borrower

and

KeyBank National Association, as the Administrative Agent,

and the Lenders party thereto

Address:	1251 Avenue of the Americas New York, NY 10020 Attention: Vadim Mulod	MIZUHO COPORATE BANK, LTD.
		By:	/s/ Bertram H. Tang
Name: Bertram H. Tang
Title: Authorized Signatory

Signature Page to the

Credit Agreement

dated as of January 12, 2011

among

The Cooper Companies, Inc. and

CooperVision International Holding Company LP,

as a Borrower

and

KeyBank National Association, as the Administrative Agent,

and the Lenders party thereto

Address:	PNC Bank, National Association 249 Fifth Avenue Pittsburgh, PA 15222-2707 Attention: Philip K. Liebscher P3-P3PP-04-4	PNC Bank, National Association
		By:	/s/ Philip K. Liebscher
Name: Philip K. Liebscher Title: Senior Vice President

Signature Page to the

Credit Agreement

dated as of January 12, 2011

among

The Cooper Companies, Inc. and

CooperVision International Holding Company LP,

as a Borrower

and

KeyBank National Association, as the Administrative Agent,

and the Lenders party thereto

Address:	200 Pringle Avenue, Suite 500 Walnut Creek, CA 94596 Attention: Buddy Montgomery	Union Bank, N.A.
		By:	/s/ Henry G. Montgomery
Name: Henry G. Montgomery
Title: Vice President

Signature Page to the

Credit Agreement

dated as of January 12, 2011

among

The Cooper Companies, Inc. and

CooperVision International Holding Company LP,

as a Borrower

and

KeyBank National Association, as the Administrative Agent,

and the Lenders party thereto

Address:	Compass Bank c/o BBVA Compass 4180 La Jolla Village Drive La Jolla, CA 92037 Attention: Erik Velastegui	COMPASS BANK
		By:	/s/ Erik Velastegui
Name: Erik Velastegui
Title: Senior Vice President

Signature Page to the

Credit Agreement

dated as of January 12, 2011

among

The Cooper Companies, Inc. and

CooperVision International Holding Company LP,

as a Borrower

and

KeyBank National Association, as the Administrative Agent,

and the Lenders party thereto

Address:	601 S. Figueroa St. Suite 1800 Los Angeles, CA 90017 Attention: Gail Motonaga	Sumitomo Mitsui Banking Corporation
		By:	/s/ Yasuhiko Imai
Name: Yasuhiko Imai
Title: Group Head

Signature Page to the

Credit Agreement

dated as of January 12, 2011

among

The Cooper Companies, Inc. and

CooperVision International Holding Company LP,

as a Borrower

and

KeyBank National Association, as the Administrative Agent,

and the Lenders party thereto

Address:	303 Peachtree Street NE, 23rd Fl. Atlanta, GA, 30308 Attention: John Cappellari	SunTrust Bank
		By:	/s/ John Cappellari
Name: John Cappellari
Title: Vice President

Signature Page to the

Credit Agreement

dated as of January 12, 2011

among

The Cooper Companies, Inc. and

CooperVision International Holding Company LP,

as a Borrower

and

KeyBank National Association, as the Administrative Agent,

and the Lenders party thereto

Address:	U.S. Bank Healthcare Division 150 Fourth Avenue Nort, 3rd Floor Nashville, TN 32719 Attention: David Mruk	U.S. Bank National Association
		By:	/s/ David C. Mruk
Name: David C. Mruk
Title: Vice President

Signature Page to the

Credit Agreement

dated as of January 12, 2011

among

The Cooper Companies, Inc. and

CooperVision International Holding Company LP,

as a Borrower

and

KeyBank National Association, as the Administrative Agent,

and the Lenders party thereto

Address:	2527 Camino Ramon NC-BO7-3D-G San Ramon, CA 94583 Attention: Phitsanu J. Kochaphum	BANK OF THE WEST
		By:	/s/ Phitsanu J. Kochaphum
Name: Phitsanu J. Kochaphum
Title: Regional Vice President

Signature Page to the

Credit Agreement

dated as of January 12, 2011

among

The Cooper Companies, Inc. and

CooperVision International Holding Company LP,

as a Borrower

and

KeyBank National Association, as the Administrative Agent,

and the Lenders party thereto

Address:	611 Anton Blvd Suite 400 Costa Mesa CA 92626 Attention: Bill Sive	Comerica Bank
		By:	/s/ Steve Clear
Name: Steve Clear
Title: Vice President

Signature Page to the

Credit Agreement

dated as of January 12, 2011

among

The Cooper Companies, Inc. and

CooperVision International Holding Company LP,

as a Borrower

and

KeyBank National Association, as the Administrative Agent,

and the Lenders party thereto

Address:	222 South Riverside Plaza GRBVR0B Chicago, IL 60606 Attention: Mitchell Grusen	Fifth Third Bank
		By:	/s/ Sanjeev Narayan
Name: Sanjeev Narayan
Title: Vice President

Signature Page to the

Credit Agreement

dated as of January 12, 2011

among

The Cooper Companies, Inc. and

CooperVision International Holding Company LP,

as a Borrower

and

KeyBank National Association, as the Administrative Agent,

and the Lenders party thereto

Address:	677 Washington Blvd. Stamford, CT 06901 Attention: Mark Crameri	UBS Loan Finance LLC
		By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

		By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

Signature Page to the

Credit Agreement

dated as of January 12, 2011

among

The Cooper Companies, Inc. and

CooperVision International Holding Company LP,

as a Borrower

and

KeyBank National Association, as the Administrative Agent,

and the Lenders party thereto

Address:	200 West Street New York, NY 10282 Attention: Lauren Day	GOLDMAN SACHS BANK USA
		By:	/s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

Signature Page to the

Credit Agreement

dated as of January 12, 2011

among

The Cooper Companies, Inc. and

CooperVision International Holding Company LP,

as a Borrower

and

KeyBank National Association, as the Administrative Agent,

and the Lenders party thereto

Address:	333 South Grand Avenue, Suite #600 Los angeles, CA 90071 U.S.A. Attention: Thomas Lui	CHANG HWA COMMERCIAL BANK, LTD. LOS ANGELES BRANCH
		By:	/s/ Beverley Chen
Name: BEVERLY CHEN
Title: VP & GENERAL MANAGER

EXHIBIT A-1

REVOLVING FACILITY NOTE

$	, 20
Cleveland, Ohio

FOR VALUE RECEIVED, the undersigned [THE COOPER COMPANIES, INC., a Delaware corporation] [COOPERVISION INTERNATIONAL HOLDING COMPANY, LP, an entity organized under the laws of England and registered in Barbados as an External Company under the laws of Barbados] (the “Borrower”) hereby promises to pay to the order of [                    ] (the “Revolving Lender”) the principal sum of                      ($        ) or, if less, the then unpaid principal amount of all Revolving Loans (such term and each other capitalized term used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) made by the Revolving Lender to the Borrower pursuant to the Credit Agreement, in Dollars or in the applicable Designated Foreign Currency and in immediately available funds, at the Payment Office on the Revolving Facility Termination Date.

The Borrower also promises to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each Revolving Loan made by the Revolving Lender from the date of such Revolving Loan until paid at the rates and at the times provided in Section 2.09 of the Credit Agreement.

This Revolving Facility Note is one of the Notes referred to in the Credit Agreement, dated as of January 12, 2011 (as the same may be amended, restated, replaced, refinanced or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, the Borrower, [The Cooper Companies, Inc.] [CooperVision International Holding Company, LP], the lenders from time to time party thereto (including the Revolving Lender), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), J.P. MORGAN SECURITIES LLC (“JPMS”), CITICORP NORTH AMERICA, INC. (“Citi”), BANK OF AMERICA, N.A. (“BofA”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, (“WFNA”, and together with KeyBank, JPMS, Citi and BofA, collectively, in such capacity, the “Co-Lead Arrangers” and, individually, each a “Co-Lead Arranger”), each as a lead arranger; KeyBank, JPMS and Citi, each as a co-bookrunner (in such capacity, a “Co-Bookrunner”); JPMS and Citi, each as a co-syndication agent (in such capacity, a “Syndication Agent”); BofA and WFNA, each as a co-documentation agent (in such capacity, a “Co-Documentation Agent”); and KeyBank, as administrative agent (in such capacity, the “Administrative Agent), the Swing Line Lender and an LC Issuer, and is entitled to the benefits thereof and of the other Loan Documents. As and to the extent provided in the Credit Agreement, this Revolving Facility Note is subject to mandatory repayment prior to the Revolving Facility Termination Date, in whole or in part.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Revolving Facility Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Revolving Facility Note, except as expressly set forth in the Credit Agreement. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

THIS REVOLVING FACILITY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT

REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS REVOLVING FACILITY NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[THE COOPER COMPANIES, INC.] [COOPERVISION INTERNATIONAL HOLDING COMPANY, LP]

By:
Name:
Title:

EXHIBIT A-2

SWING LINE NOTE

$30,000,000	January 12, 2011
Cleveland, Ohio

FOR VALUE RECEIVED, the undersigned [THE COOPER COMPANIES, INC., a Delaware corporation] [COOPERVISION INTERNATIONAL HOLDING COMPANY, LP, an entity organized under the laws of England and registered in Barbados as an External Company under the laws of Barbados] (the “Borrower”) hereby promises to pay to the order of KEYBANK NATIONAL ASSOCIATION (the “Swing Line Lender”) the principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000) or, if less, the then unpaid principal amount of all Swing Loans (such term and each other capitalized term used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) made by the Swing Line Lender to the Borrower pursuant to the Credit Agreement, in Dollars and in immediately available funds, at the Payment Office, on the Swing Loan Maturity Date applicable to each such Swing Loan.

The Borrower promises also to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each Swing Loan made by the Swing Line Lender from the date of such Swing Loan until paid at the rates and at the times provided in Section 2.09 of the Credit Agreement.

This Swing Line Note is one of the Notes referred to in the Credit Agreement, dated as of January 12, 2011 (as the same may be amended, restated, replaced, refinanced or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, the Borrower, [The Cooper Companies, Inc.] [CooperVision International Holding Company LP], the lenders from time to time party thereto (including the Swing Line Lender), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), J.P. MORGAN SECURITIES LLC (“JPMS”), CITICORP NORTH AMERICA, INC. (“Citi”), BANK OF AMERICA, N.A. (“BofA”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, (“WFNA”, and together with KeyBank, JPMS, Citi and BofA, collectively, in such capacity, the “Co-Lead Arrangers” and, individually, each a “Co-Lead Arranger”), each as a lead arranger; KeyBank, JPMS and Citi, each as a co-bookrunner (in such capacity, a “Co-Bookrunner”); JPMS and Citi, each as a co-syndication agent (in such capacity, a “Syndication Agent”); BofA and WFNA, each as a co-documentation agent (in such capacity, a “Co-Documentation Agent”); and KeyBank, as administrative agent (in such capacity, the “Administrative Agent), the Swing Line Lender and an LC Issuer, and is entitled to the benefits thereof and of the other Loan Documents. As and to the extent provided in the Credit Agreement, this Swing Line Note is subject to mandatory repayment prior to the Revolving Facility Termination Date, in whole or in part.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Swing Line Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Swing Line Note, except as expressly set forth in the Credit Agreement. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

THIS SWING LINE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO

PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SWING LINE NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[THE COOPER COMPANIES, INC.] [COOPERVISION INTERNATIONAL HOLDING COMPANY, LP]

By:
Name:
Title:

EXHIBIT A-3

TERM NOTE

$	, 20
Cleveland, Ohio

FOR VALUE RECEIVED, the undersigned THE COOPER COMPANIES, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of [                    ] (the “Term Lender”) the principal sum of                      ($        ) or, if less, the then unpaid principal amount of all Term Loans (such term and each other capitalized term used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) made by the Term Lender to the Borrower pursuant to the Credit Agreement, in Dollars and in immediately available funds, at the Payment Office on the Term Loan Maturity Date.

The Borrower also promises to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of the Term Loan made by the Term Lender from the date of such Term Loan until paid at the rates and at the times provided in Section 2.09 of the Credit Agreement.

This Term Note is one of the Notes referred to in the Credit Agreement, dated as of January 12, 2011 (as the same may be amended, restated, replaced, refinanced or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, the Borrower, COOPERVISION INTERNATIONAL HOLDING COMPANY, LP, an entity organized under the laws of England and registered in Barbados as an External Company under the laws of Barbados (the “Foreign Borrower”), the lenders from time to time party thereto (including the Term Lender), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), J.P. MORGAN SECURITIES LLC (“JPMS”), CITICORP NORTH AMERICA, INC. (“Citi”), BANK OF AMERICA, N.A. (“BofA”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, (“WFNA”, and together with KeyBank, JPMS, Citi and BofA, collectively, in such capacity, the “Co-Lead Arrangers” and, individually, each a “Co-Lead Arranger”), each as a lead arranger; KeyBank, JPMS and Citi, each as a co-bookrunner (in such capacity, a “Co-Bookrunner”); JPMS and Citi, each as a co-syndication agent (in such capacity, a “Syndication Agent”); BofA and WFNA, each as a co-documentation agent (in such capacity, a “Co-Documentation Agent”); and KeyBank, as administrative agent (in such capacity, the “Administrative Agent), the Swing Line Lender and an LC Issuer, and is entitled to the benefits thereof and of the other Loan Documents. As and to the extent provided in the Credit Agreement, the principal amount of this Term Note shall be repaid in accordance with Section 2.13(b) of the Credit Agreement and this Term Note is subject to mandatory repayment prior to the Term Loan Maturity Date, in whole or in part.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Term Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Term Note, except as expressly set forth in the Credit Agreement. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

THIS TERM NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO

PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS TERM NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

THE COOPER COMPANIES, INC.

By:
Name:
Title:

EXHIBIT B-1

NOTICE OF BORROWING

            , 20

KEYBANK NATIONAL ASSOCIATION,

  as Administrative Agent

127 Public Square

Cleveland, Ohio 44114

Attention: Agent Services

Re:	Notice of Borrowing

Ladies and Gentlemen:

The undersigned, [THE COOPER COMPANIES, INC., a Delaware corporation] [COOPERVISION INTERNATIONAL HOLDING COMPANY, LP, an entity organized under the laws of England and registered in Barbados as an External Company under the laws of Barbados] (the “Borrower”), refers to the Credit Agreement, dated as of January 12, 2011 (as the same may be amended, restated, replaced, refinanced or otherwise modified from time to time, the “Credit Agreement,” terms not defined herein being used herein as therein defined), among, inter alia, the Borrower, [The Cooper Companies, Inc.] [CooperVision International Holding Company, LP], the lenders from time to time party thereto (the “Lender”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), J.P. MORGAN SECURITIES LLC (“JPMS”), CITICORP NORTH AMERICA, INC. (“Citi”), BANK OF AMERICA, N.A. (“BofA”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, (“WFNA”, and together with KeyBank, JPMS, Citi and BofA, collectively, in such capacity, the “Co-Lead Arrangers” and, individually, each a “Co-Lead Arranger”), each as a lead arranger; KeyBank, JPMS and Citi, each as a co-bookrunner (in such capacity, a “Co-Bookrunner”); JPMS and Citi, each as a co-syndication agent (in such capacity, a “Syndication Agent”); BofA and WFNA, each as a co-documentation agent (in such capacity, a “Co-Documentation Agent”); and KeyBank, as administrative agent (in such capacity, the “Administrative Agent), the Swing Line Lender and an LC Issuer, and hereby gives you notice, irrevocably, pursuant to Section 2.06(b) of the Credit Agreement, that the undersigned hereby requests one or more Borrowings under the Credit Agreement, and in that connection therewith sets forth on Annex 1 hereto the information relating to each such Borrowing (collectively the “Proposed Borrowing”) as required by Section 2.06(b) of the Credit Agreement.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Loan Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and

(B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing.

[Signature page follows]

Very truly yours,

[THE COOPER COMPANIES, INC.] [COOPERVISION INTERNATIONAL HOLDING COMPANY, LP]

By:
Name:
Title:

Annex 1

to

Notice of Borrowing

1.	The Business Day of the Proposed Borrowing is [ ].

2.	The class of Loan[s] comprising the Proposed Borrowing [is a][are] [Term Loan[s]] [Revolving Loan[s]] [Swing Loan[s]].

3.	The Type of Loan[s] comprising the Proposed Borrowing [is a][are] [Base Rate Loan[s]] [Eurodollar Loan[s]] [Foreign Currency Loan[s]].

4.	The Aggregate amount of [the] [each] Loan is [as follows]:

(a)	[Term Loans]

[Base Rate Loan: $        .]

[Eurodollar Loan: $        , with an initial Interest Period of [    ] month[s].]

(b)	[Revolving Loans]

[Base Rate Loan: $        .]

[Eurodollar Loan: $        , with an initial Interest Period of [    ] month[s].]

[Foreign Currency Loan: $        , with an initial Interest Period of [    ] month[s].]

(c)	[Swing Loan: $ .]

5.	[The Designated Foreign Currency for the Foreign Currency Loan[s] is .]

6.	[The Swing Loan Maturity Date for the Swing Loan[s] is .]

EXHIBIT B-2

NOTICE OF CONTINUATION OR CONVERSION

            , 20

KEYBANK NATIONAL ASSOCIATION,

  as Administrative Agent

127 Public Square

Cleveland, Ohio 44114

Attention: Agent Services

Re:	Notice of Continuation or Conversion

Ladies and Gentlemen:

The undersigned, [THE COOPER COMPANIES, INC., a Delaware corporation] [COOPERVISION INTERNATIONAL HOLDING COMPANY, LP, an entity organized under the laws of England and registered in Barbados as an External Company under the laws of Barbados] (the “Company”), refers to the Credit Agreement, dated as of January 12, 2011 (as the same may be amended, restated, replaced, refinanced or otherwise modified from time to time, the “Credit Agreement,” terms not defined herein being used herein as therein defined), among, inter alia, the Borrowers, the lenders from time to time party thereto (the “Lender”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), J.P. MORGAN SECURITIES LLC (“JPMS”), CITICORP NORTH AMERICA, INC. (“Citi”), BANK OF AMERICA, N.A. (“BofA”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, (“WFNA”, and together with KeyBank, JPMS, Citi and BofA, collectively, in such capacity, the “Co-Lead Arrangers” and, individually, each a “Co-Lead Arranger”), each as a lead arranger; KeyBank, JPMS and Citi, each as a co-bookrunner (in such capacity, a “Co-Bookrunner”); JPMS and Citi, each as a co-syndication agent (in such capacity, a “Syndication Agent”); BofA and WFNA, each as a co-documentation agent (in such capacity, a “Co-Documentation Agent”); and KeyBank, as administrative agent (in such capacity, the “Administrative Agent), the Swing Line Lender and an LC Issuer, and hereby gives you notice, irrevocably, pursuant to Section 2.10(b) of the Credit Agreement, that the undersigned hereby requests one or more Continuations or Conversions of Loans, consisting of one Type of Loan, pursuant to Section 2.10(b) of the Credit Agreement, and in that connection therewith has set forth on Annex 1 hereto the information required pursuant to such Section 2.10(b) of the Credit Agreement relating to each such Continuation or Conversion.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Continuation or Conversion:

(A) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Loan Documents are and will be true and correct in all material respects, before and after giving effect to the Continuation or Conversion, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and

(B) no Default or Event of Default has occurred and is continuing, or would result from such Continuation or Conversion.

[Signature page follows]

Very truly yours,

[THE COOPER COMPANIES, INC.] [COOPERVISION INTERNATIONAL HOLDING COMPANY, LP]

By:
Name:
Title:

Annex 1

to

Notice of Continuation or Conversion

1.	The Type[s] of [Term Loan[s]] [Revolving Loan[s]] to be [Continued] [Converted] [is a] [are] [Base Rate Loan[s]] [Eurodollar Loan[s]] [Foreign Currency Loan[s]].

2.	The date on which the [respective] [Term Loan[s]] [Revolving Loan[s]] to be [Continued] [Converted] was made is [set forth below opposite such Loan]:

(a)	[Base Rate Loan: .]

(b)	[Eurodollar Loan: .]

(c)	[Foreign Currency Loan: .]

3.	The date on which the [respective] [Term Loan[s]] [Revolving Loan[s]] is to be [Continued] [Converted] is [set forth below opposite such Loan]:

(a)	[Base Rate Loan: .]

(b)	[Eurodollar Loan: .]

(c)	[Foreign Currency Loan: .]

4.	The Aggregate amount of [the] [each] [Term Loan[s]] [Revolving Loan[s]] is [as follows]:

(a)	[Base Rate Loan: $ .]

(b)	[Eurodollar Loan: $ .]

(c)	[Foreign Currency Loan: $ .]

5.	[[The [new] Interest Period for the [respective] [Term Loan[s]] [Revolving Loan[s]] is [set forth opposite such Loan]:

(a)	[Eurodollar Loan: .]

(b)	[Foreign Currency Loan: .]

[6.	The Type of Loan into which the [respective] [Term Loan[s]] [Revolving Loan[s]] [is] [are] to be Converted is [set forth below opposite such Loan]:]

(a)	[Base Rate Loan: .]

(b)	[Eurodollar Loan: .]

(c)	[Foreign Currency Loan: .]

EXHIBIT B-3

LC REQUEST

            , 20

KEYBANK NATIONAL ASSOCIATION,

  as Administrative Agent

127 Public Square

Cleveland, Ohio 44114

Attention: Agent Services

Ladies and Gentlemen:

The undersigned, [THE COOPER COMPANIES, INC., a Delaware corporation] [COOPERVISION INTERNATIONAL HOLDING COMPANY, LP, an entity organized under the laws of England and registered in Barbados as an External Company under the laws of Barbados] (the “Company”), refers to the Credit Agreement, dated as of January 12, 2011 (as the same may be amended, restated, replaced, refinanced or otherwise modified from time to time, the “Credit Agreement,” terms not defined herein being used herein as therein defined), among, inter alia, the Borrowers, the lenders from time to time party thereto (the “Lender”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), J.P. MORGAN SECURITIES LLC (“JPMS”), CITICORP NORTH AMERICA, INC. (“Citi”), BANK OF AMERICA, N.A. (“BofA”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, (“WFNA”, and together with KeyBank, JPMS, Citi and BofA, collectively, in such capacity, the “Co-Lead Arrangers” and, individually, each a “Co-Lead Arranger”), each as a lead arranger; KeyBank, JPMS and Citi, each as a co-bookrunner (in such capacity, a “Co-Bookrunner”); JPMS and Citi, each as a co-syndication agent (in such capacity, a “Syndication Agent”); BofA and WFNA, each as a co-documentation agent (in such capacity, a “Co-Documentation Agent”); and KeyBank, as administrative agent (in such capacity, the “Administrative Agent), the Swing Line Lender and an LC Issuer.

Pursuant to Section 2.05(b) of the Credit Agreement, the undersigned hereby requests that [            ], as LC Issuer, issue a Letter of Credit on [            , 20    ] (the “Date of Issuance”) in the aggregate face amount of [$        ], for the account of                     , (the “LC Obligor”).

The beneficiary of the requested Letter of Credit will be             , and such Letter of Credit will be in support of              and will have a stated termination date of                     .

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Date of Issuance:

(A) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Loan Documents are and will be true and correct in all material respects, before and after giving effect to the issuance of the Letter of Credit, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and

(B) no Default or Event of Default has occurred and is continuing, or would result after giving effect to the issuance of the Letter of Credit requested hereby.

[Signature page follows]

Copies of all documentation with respect to the supported transaction are attached hereto.

Very truly yours,

[THE COOPER COMPANIES, INC.] [COOPERVISION INTERNATIONAL HOLDING COMPANY, LP]

By:
Name:
Title:

EXHIBIT C

SUBSIDIARY GUARANTY

EXHIBIT D

COMPLIANCE CERTIFICATE

            , 20

KEYBANK NATIONAL ASSOCIATION,

  as Administrative Agent

127 Public Square

Cleveland, Ohio 44114

Attention: Agent Services

Each Lender party to the

  Credit Agreement referred to below

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of January 12, 2011(as the same may be amended, restated, replaced, refinanced or otherwise modified from time to time, the “Credit Agreement,” terms not defined herein being used herein as therein defined), among, inter alia, THE COOPER COMPANIES, INC., a Delaware corporation (the “Company”) and COOPERVISION INTERNATIONAL HOLDING COMPANY, LP an entity organized under the laws of England and registered in Barbados as an External Company under the laws of Barbados (the “Foreign Borrower”, and together with the Company, individually each a “Borrower” and collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lender”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), J.P. MORGAN SECURITIES LLC (“JPMS”), CITICORP NORTH AMERICA, INC. (“Citi”), BANK OF AMERICA, N.A. (“BofA”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, (“WFNA”, and together with KeyBank, JPMS, Citi and BofA, collectively, in such capacity, the “Co-Lead Arrangers” and, individually, each a “Co-Lead Arranger”), each as a lead arranger; KeyBank, JPMS and Citi, each as a co-bookrunner (in such capacity, a “Co-Bookrunner”); JPMS and Citi, each as a co-syndication agent (in such capacity, a “Syndication Agent”); BofA and WFNA, each as a co-documentation agent (in such capacity, a “Co-Documentation Agent”); and KeyBank, as administrative agent (in such capacity, the “Administrative Agent), the Swing Line Lender and an LC Issuer. Pursuant to Section 6.01(c) of the Credit Agreement, the undersigned hereby certifies, in the capacity set forth below and not in any individual capacity, to the Administrative Agent and the Lenders as follows:

(a) I am the duly elected [Chief Financial Officer] of the Company.

(b) I am familiar with the terms of the Credit Agreement and the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.

(c) The review described in paragraph (b) above did not disclose, and I have no knowledge of, the existence of a Default or Event of Default at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate[, except as set forth below].

(d) The representations and warranties of the Credit Parties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and at the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made.

(e) Set forth on Attachment I hereto are calculations of the financial covenants set forth in Section 7.07 of the Credit Agreement, which calculations show compliance with the terms thereof for the fiscal quarter of the Company ended [                    ].

[Signature page follows]

Very truly yours,

THE COOPER COMPANIES, INC.

By:
Name:
Title:

EXHIBIT E

CLOSING CERTIFICATE

THE COOPER COMPANIES, INC., a Delaware corporation (the “Company”), hereby certifies that the officer executing this Closing Certificate is an Authorized Officer (as defined in the Credit Agreement referred to below) of the Company and that such officer is duly authorized to execute this Closing Certificate in such capacity and not in any individual capacity, which is hereby delivered on behalf of the Company pursuant to Section 4.01(xi) of the Credit Agreement, dated as of January 12, 2011 (as the same may be amended, restated, replaced, refinanced or otherwise modified from time to time, the “Credit Agreement,” terms not defined herein being used herein as therein defined), among, inter alia, the Company, COOPERVISION INTERNATIONAL HOLDING COMPANY, an entity organized under the laws of England and registered in Barbados as an External Company under the laws of Barbados (the “Foreign Borrower”, and together with the Company, individually each a “Borrower” and collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lender”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), J.P. MORGAN SECURITIES LLC (“JPMS”), CITICORP NORTH AMERICA, INC. (“Citi”), BANK OF AMERICA, N.A. (“BofA”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, (“WFNA”, and together with KeyBank, JPMS, Citi and BofA, collectively, in such capacity, the “Co-Lead Arrangers” and, individually, each a “Co-Lead Arranger”), each as a lead arranger; KeyBank, JPMS and Citi, each as a co-bookrunner (in such capacity, a “Co-Bookrunner”); JPMS and Citi, each as a co-syndication agent (in such capacity, a “Syndication Agent”); BofA and WFNA, each as a co-documentation agent (in such capacity, a “Co-Documentation Agent”); and KeyBank, as administrative agent (in such capacity, the “Administrative Agent), the Swing Line Lender and an LC Issuer.

The undersigned, in his capacity as an Authorized Officer of the Company and not in any individual capacity, further certifies that at and as of the Closing Date and both before and after giving effect to the initial Borrowings under the Credit Agreement:

1. No Default or Event of Default has occurred and is continuing.

2. All representations and warranties of the Credit Parties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made.

3. Each of the conditions precedent to the effectiveness of the Credit Agreement set forth in Section 4.01(xiii) and (xiv) of the Credit Agreement have been satisfied by such Credit Party or waived by Administrative Agent.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Closing Certificate to be executed by its [Insert title of Authorized Officer] thereunto duly authorized, on and as of this          day of             , 20    .

THE COOPER COMPANIES, INC.

By:
Name:
Title:

EXHIBIT F

SOLVENCY CERTIFICATE

THE COOPER COMPANIES, INC., a Delaware corporation (the “Company”), hereby certifies that the officer executing this Solvency Certificate is the Chief Financial Officer of the Company and that such officer is duly authorized to execute this Solvency Certificate in such capacity and not in any individual capacity, which is hereby delivered on behalf of the Company pursuant to Section 4.01(xii) of the Credit Agreement, dated as of January 12, 2011 (as the same may be amended, restated, replaced, refinanced or otherwise modified from time to time, the “Credit Agreement,” terms defined or referenced therein and not otherwise defined or referenced herein being used herein as therein defined or referenced), among, inter alia, the Company, COOPERVISION INTERNATIONAL HOLDING COMPANY, LP, an entity organized under the laws of England and registered in Barbados as an External Company under the laws of Barbados (the “Foreign Borrower”, and together with the Company, individually each a “Borrower” and collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lender”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), J.P. MORGAN SECURITIES LLC (“JPMS”), CITICORP NORTH AMERICA, INC. (“Citi”), BANK OF AMERICA, N.A. (“BofA”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, (“WFNA”, and together with KeyBank, JPMS, Citi and BofA, collectively, in such capacity, the “Co-Lead Arrangers” and, individually, each a “Co-Lead Arranger”), each as a lead arranger; KeyBank, JPMS and Citi, each as a co-bookrunner (in such capacity, a “Co-Bookrunner”); JPMS and Citi, each as a co-syndication agent (in such capacity, a “Syndication Agent”); BofA and WFNA, each as a co-documentation agent (in such capacity, a “Co-Documentation Agent”); and KeyBank, as administrative agent (in such capacity, the “Administrative Agent), the Swing Line Lender and an LC Issuer.

The Company further certifies that such officer is generally familiar with the properties, businesses and assets of the Borrowers and has reviewed the Loan Documents and the contents of this Solvency Certificate and, in connection herewith, has reviewed such other documentation and information and has made such investigations and inquiries as the Company and such officer deem necessary and prudent therefor. The Company further certifies that the financial information and assumptions that underlie and form the basis for the representations made in this Solvency Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

The Company understands that the Lenders are relying on this Solvency Certificate in connection with the Loan Documents.

The Company hereby further certifies that on the date hereof:

1. The Borrowers have received consideration that is the reasonable equivalent value of the obligations and liabilities that the Borrowers have incurred to the Administrative Agent, each LC Issuer and the Lenders under the Loan Documents.

2. Immediately before and immediately after giving effect to the Borrowings under the Credit Agreement, the Borrowers have capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts (as defined in Section 5.08 of the Credit Agreement) as they mature and the Borrowers own property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay the Borrowers’ debts.

3. The Borrowers are not entering into the Loan Documents with the intent to hinder, delay or defraud its creditors.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Solvency Certificate to be executed by its Chief Financial Officer, who is signing in such capacity only and in no way in his/her personal capacity, thereunto duly authorized, on and as of January 12, 2011.

THE COOPER COMPANIES, INC.

By:
Name:
Title:

EXHIBIT G

ASSIGNMENT AGREEMENT

Date:             , 20

This Assignment and Assumption (this “Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement (as defined below), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any Letters of Credit, guarantees, and Swing Loans and any Participations in any of the foregoing included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Document and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrowers:	(i) The Cooper Companies, Inc., a Delaware corporation and (ii) CooperVision International Holding Company, LP, an entity formed under laws of England and registered in Barbados as an External Company under the laws of Barbados.

4.	Administrative Agent:	KeyBank National Association, as the administrative agent under the Credit Agreement.

[1]	Select as applicable.

5.	Credit Agreement:	The Credit Agreement, dated as of January 12, 2011 (as the same may be amended, restated, replaced, refinanced or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, the Borrowers, the lenders from time to time party thereto, KeyBank National Association (“KeyBank”), J.P. Morgan Securities LLC (“JPMS”), Citicorp North America, Inc. (“Citi”), Bank of America, N.A. (“BofA”), and Wells Fargo Bank, National Association, (“WFNA”, and together with KeyBank, JPMS, Citi and BofA, collectively, in such capacity, the “Co-Lead Arrangers” and, individually, each a “Co-Lead Arranger”), each as a lead arranger; KeyBank, JPMS and Citi, each as a co-bookrunner (in such capacity, a “Co-Bookrunner”); JPMS and Citi, each as a co-syndication agent (in such capacity, a “Syndication Agent”); BofA and WFNA, each as a co-documentation agent (in such capacity, a “Co-Documentation Agent”); and KeyBank, as administrative agent (in such capacity, the “Administrative Agent), the Swing Line Lender and an LC Issuer.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders *	Amount of Commitment/ Loans Assigned*	Percentage Assigned of Commitment/Loans[2]	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[7.	Trade Date:	][3]

Effective Date:              , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Signature page follows]

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Accepted:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[THE COOPER COMPANIES, INC., as a Borrower][4]

By:
Name:
Title:

[COOPERVISION INTERNATIONAL HOLDING COMPANY, LP as a Borrower][5]

By:
Name:
Title:

[4]	If required.
[5]	If required.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AGREEMENT

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is not a United States Person (as defined in Section 7701(a)(30) of the Code), attached to this Assignment Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement. This Assignment Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to principles of conflicts of laws (other than section 5-1401 of the New York General Obligations Law).

Schedule 1

Lenders and Commitments

Lender	Revolving Commitment	Revolving Facility Percentage	Term Commitment	Term Facility Percentage
KeyBank National Association	$52,500,000	7.00%	$17,500,000	7.00%
JPMorgan Chase Bank, National Association	$52,500,000	7.00%	$17,500,000	7.00%
Citicorp North America, Inc.	$52,500,000	7.00%	$17,500,000	7.00%
Bank of America, N.A.	$48,750,000	6.50%	$16,250,000	6.50%
Wells Fargo Bank, N.A.	$48,750,000	6.50%	$16,250,000	6.50%
DnB NOR Bank ASA, New York Branch	$45,000,000	6.00%	$15,000,000	6.00%
HSBC BANK USA	$30,000,000	4.00%	$10,000,000	4.00%
HSBC Bank PLC	$15,000,000	2.00%	$5,000,000	2.00%
Mizuho Corporate Bank, Ltd.	$45,000,000	6.00%	$15,000,000	6.00%
PNC Bank, National Association	$45,000,000	6.00%	$15,000,000	6.00%
Union Bank, N.A.	$45,000,000	6.00%	$15,000,000	6.00%
Compass Bank	$45,000,000	6.00%	$15,000,000	6.00%
Sumitomo Mitsui Banking Corporation	$45,000,000	6.00%	$15,000,000	6.00%
SunTrust Bank	$45,000,000	6.00%	$15,000,000	6.00%
U.S. Bank, National Association	$45,000,000	6.00%	$15,000,000	6.00%
Bank of the West	$26,250,000	3.50%	$8,750,000	3.50%
Comerica Bank	$18,750,000	2.50%	$6,250,000	2.50%
Fifth Third Bank	$18,750,000	2.50%	$6,250,000	2.50%
UBS Loan Finance LLC	$15,000,000	2.00%	$5,000,000	2.00%
Goldman Sachs Bank USA	$7,500,000	1.00%	$2,500,000	1.00%
Chang Hwa Commercial Bank, Ltd., Los Angeles Branch	$3,750,000	0.50%	$1,250,000	0.50%

Total:	$750,000,000.00	100%	$250,000,000.00	100%

Schedule 2

Subsidiary Guarantors as of the Closing Date

CooperSurgical, Inc.

CooperVision, Inc.

TCC Acquisition Corp.

Schedule 3

Existing Letters of Credit

Letter of Credit #	Issue Date	Expiry Date	Principal Amount	Beneficiary
S311966000 - Annual Liege Standby Letter Of Credit	1/31/2007	3/31/2015	€85,000.00 / $111,826.00 Balance as of 11/29/10	KBC Bank NV

Schedule 5.01

Corporate Information

See attached chart.

Schedule 5.05

Litigation

None.

.

Schedule 7.03

Liens Existing as of the Closing Date

None.

Schedule 7.04

Indebtedness

None.

Schedule 7.05

Investments

Section A

None.

Section B

1. CooperSurgical, Inc. owns a 52% interest in HBH Medizintechnik GmbH.

2. Prism Enterprises, Inc. owns a 50% interest in Prism IP Holdings LLC.